As filed with the Securities and Exchange Commission on September___, 2000
                                                      Registration No. 333-11892
================================================================================
                               AMENDMENT NO. 1 TO

                                    FORM F-4

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ASIA PROPERTIES INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

                                 Not applicable
                 (Translation of registrant's name into English)

                             British Virgin Islands
         (State or other jurisdiction of incorporation or organization)

                                   6512; 6513
            (Primary Standard Industrial Classification Code Number)


                                   98-0228537
                     (I.R.S. Employer Identification Number)


          86/14 Sukhumvit 31, Bangkok 10110, Thailand, (66-2) 260-3197
    (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)

  Daniel S. McKinney, 114 Magnolia Street, Suite 400-115, Bellingham, Washington
                                      98225
                                 (360) 392-2841
  (Name, address, including Zip Code, and telephone number, including area code, of
                               agent for service)
                               ___________________

                                   Copies to:
                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado  80202
                                 (303) 299-7307

     Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]  ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]  ________________


                         CALCULATION OF REGISTRATION FEE

================================================================================

                                        Proposed       Proposed
   Title of each                         Maximum        Maximum       Amount of
class of securities    Amount to be   offering price   aggregate    registration
 to be registered     registered (1)   per share(2)  offering price    fee(3)
-------------------  ---------------  -------------  --------------  -----------

Capital shares, $0.01  5,931,434          $5.00       $29,657,170   $7,829.49(4)
par value                shares

================================================================================

(1) This registration statement covers an additional indeterminate number of capital shares which may be issued in accordance with Rule 416.

(2) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457
        (f)(1). There is no current trading market for the capital shares of the registrant, which was formed solely to reincorporate Asia Properties, Inc., a Nevada corporation, as a British Virgin Islands company. The sale price for Asia Properties common stock of $5.00 per share as reported in the pink sheets on April 5, 2000 was used for the estimate. Bid and asked prices for Asia Properties common stock are not readily available.

(3)     Calculated  under  Section  6(b)  of  the  Securities  Act as .000264 of
        $29,657,170.

(4) $7,816.29 previously paid with original filing. $13.20 paid with the filing of this amendment.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               [SUBJECT TO COMPLETION, DATED SEPTEMBER ____, 2000]
                        ASIA PROPERTIES INVESTMENTS, INC.

                                   PROSPECTUS

     This prospectus is for the issuance of Asia Properties Investments, Inc. capital shares to the shareholders of Asia Properties, Inc. The purpose of this issuance is to reincorporate Asia Properties as a British Virgin Islands company through the merger of Asia Properties into Asia Properties Investments. Asia Properties Investments is a British Virgin Islands company formed by Asia Properties for the reincorporation of Asia Properties and does not have any significant assets or operations. Asia Properties is a development stage company formed as a Nevada corporation to invest in real estate in Southeast Asia.

     In the reincorporation, shares of Asia Properties common stock will automatically convert into Asia Properties Investments capital shares on a one share-for-one share basis, and Asia Properties Investments will issue to the shareholders of Asia Properties a total of 5,931,434 capital shares. Asia Properties common stock is quoted in the pink sheets under the symbol "ASPZ." Asia Properties Investments expects that after the reincorporation its shares will be quoted in the pink sheets under the symbol "______."

     The reincorporation of Asia Properties as a British Virgin Islands company is a condition to the completion of an agreement for Asia Properties Investments to acquire Northbridge Communities Limited. Northbridge Communities is an operating company which owns interests in real estate developments in Thailand and Cambodia. After the reincorporation, Asia Properties Investments expects to complete the acquisition of Northbridge Communities by issuing 4,600,000 restricted capital shares to the shareholders of Northbridge Communities. This prospectus does not cover the capital shares to be issued to acquire Northbridge Communities.



                                      Daniel  S.  McKinney
                                      President
                                      Asia  Properties  Investments,  Inc.

     YOU  SHOULD  CAREFULLY  CONSIDER  THE  RISK  FACTORS  BEGINNING ON PAGE 12.

     NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR
COMPLETE.   ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

                 This prospectus is dated September ____, 2000.

                                TABLE OF CONTENTS

Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Cautionary  Information  about  Forward-Looking  Statements . . . . . . . . . 20
The  Reincorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     Background  and  Reasons  for  the  Reincorporation . . . . . . . . . . .22
     The  Reincorporation  Merger  Agreement . . . . . . . . . . . . . . . . .23
     Shareholder  Approval  of  the  Reincorporation . . . . . . . . . . . . .24
     Timing  of  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     Rights  of  Dissenting  Shareholders . . . . . . . . . . . . . . . . . . 24
     Exchange  of  Share  Certificates . . . . . . . . . . . . . . . . . . . .26
     Expected  Trading  Market  for  Shares  After  the Reincorporation . . . 27
     Interests  of  Insiders  in  the  Reincorporation . . . . . . . . . . . .27
     Comparison of British Virgin Islands and Nevada Corporate Laws and
          Asia Properties Investments and Asia Properties Shareholder Rights .27
     Tax  Consequences  of  the  Reincorporation . . . . . . . . . . . . . . .36
     Accounting  Treatment  of  the  Reincorporation . . . . . . . . . . . . .38
     U.S.  Federal  Securities  Laws  Consequences . . . . . . . . . . . . . .38
Asia  Properties  Investments . . . . . . . . . . . . . . . . . . . . . . . . 38
     Business  of  Asia  Properties  Investments . . . . . . . . . . . . . . .38
     The  Pending  Acquisition  of  Northbridge  Communities . . . . . . . . .39
     Legal  Proceedings  of  Asia  Properties  Investments . . . . . . . . . .42
     Description  of  Asia  Properties  Investments  Capital  Shares . . . . .42
     Asia  Properties  Investments Management's Discussion and Analysis
          of  Financial  Condition  and  Results  of  Operations . . . . . . .43
     Quantitative  and  Qualitative  Disclosures  About  Market  Risk . . . . 43
     Management  of  Asia  Properties  Investments . . . . . . . . . . . . . .44
     Compensation of Asia Properties Investments Officers and Directors . . . 46
Asia  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     Business  of  Asia  Properties . . . . . . . . . . . . . . . . . . . . . 47
     Properties  of  Asia  Properties . . . . . . . . . . . . . . . . . . . . 49
     Legal  Proceedings  of  Asia  Properties . . . . . . . . . . . . . . . . 49
     Market Price and Dividends on Asia Properties Common Stock . . . . . . . 49

     Selected  Financial  Data  of  Asia  Properties . . . . . . . . . . . . .52
     Asia  Properties  Management's  Discussion  and  Analysis
          of  Financial  Condition  and  Results  of  Operations . . . . . . .53
     Quantitative  and  Qualitative  Disclosures  About  Market Risk . . . . .61
     Management  of  Asia  Properties . . . . . . . . . . . . . . . . . . . . 61
     Compensation  of  Asia  Properties  Officers  and  Directors . . . . . . 61
     Interest  of  Management  in  Asia  Properties  Transactions . . . . . . 61
     Stock  Ownership by Asia Properties Management and Principal
          Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Northbridge  Communities . . . . . . . . . . . . . . . . . . . . . . . . . . .71
     Business  of  Northbridge  Communities . . . . . . . . . . . . . . . . . 71
     Properties  of  Northbridge  Communities . . . . . . . . . . . . . . . . 72
     Legal  Proceedings  of  Northbridge  Communities . . . . . . . . . . . . 81
     Northbridge  Communities Management's Discussion and Analysis
          of  Financial  Condition  and  Results  of  Operations . . . . . . .82
Where  You  Can  Find  More  Information . . . . . . . . . . . . . . . . . . .91
Reports  to  Security  Holders . . . . . . . . . . . . . . . . . . . . . . . .92
Legal  Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
SEC  Position  on  Indemnification  for  Securities  Act Liabilities . . . . .93
Enforcement  of  Civil  Liabilities  Against  Foreign  Persons . . . . . . . .94
Index  to  Financial  Statements . . . . . . . . . . . . . . . . . . . . . . F-1

Annexes
Annex A - Sections 92A.300 to 92A.500 of the Nevada General Corporation Law .A-1
Annex  B  -  Demand  Notice  to  Assert  Dissenters'  Rights . . . . . . . . B-1

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. You should carefully read this entire document to fully understand:

     - the reincorporation of Asia Properties from a Nevada corporation to a British Virgin Islands company through the merger of Asia Properties into Asia Properties Investments and the issuance of Asia Properties Investments capital shares to the Asia Properties shareholders, and

     -    the  expected  business  of  Asia  Properties  Investments  after  the
          reincorporation   through  the  planned   acquisition  of  Northbridge
          Communities.

     In  addition,  see  "Where  You  Can  Find  More  Information"  on page 91.

Asia  Properties  Investments,  Inc.
86/14  Sukhumvit  31
Bangkok  10110,  Thailand
Telephone:  (66-2)  260-3197

     Asia Properties Investments is a British Virgin Islands company formed solely to accomplish the reincorporation of Asia Properties as a British Virgin Islands company. Asia Properties Investments does not have any significant assets or operations.

     Asia Properties Investments and Asia Properties have entered into an agreement to acquire Northbridge Communities which is conditioned upon completion of the reincorporation. Asia Properties Investments plans to continue the planned business strategy of Asia Properties, including the planned acquisition of Northbridge Communities, after the reincorporation. After the acquisition of Northbridge Communities, Asia Properties Investments plans to continue the current Northbridge Communities business operations.

Asia  Properties,  Inc.
86/14  Sukhumvit  31
Bangkok  10110,  Thailand
Telephone:  (66-2)  260-3197

     Asia Properties is a development stage company that was formed primarily to acquire commercial and residential real estate in Southeast Asia. Asia Properties plans to:

     -    acquire,   manage  and   develop   income-producing   commercial   and
          residential real estate as suitable opportunities arise,

     - provide consulting services for international schools in Southeast Asia, and

     -    acquire real estate for long-term capital gain.

      Asia  Properties  plans  to  eventually  generate  revenues  from:

     -    rental income from properties it acquires,

     -    management and consulting income, and

     - anticipated appreciation of real estate values in Southeast Asia commercial and residential real estate markets.

     Asia Properties has not yet acquired any properties or earned any revenues from its planned operations and as of March 31, 2000 it had an accumulated deficit from operations of $(904,532). Asia Properties expects that once properties are acquired it will incur real estate acquisition and carrying costs, as well as related management and development costs. Except for the planned Northbridge Communities acquisition, Asia Properties does not currently have a planned time frame for:

     -    acquiring properties,

     -    receiving revenues,

     -    liquidating assets, or

     -    incurring costs.


     Asia Properties expects that after the reincorporation and Northbridge Communities acquisition Asia Properties Investments will continue the Northbridge Communities business and generate revenues through the current
Northbridge  Communities  revenue  sources.

     If the Northbridge Communities acquisition is not completed, Asia Properties expects that Asia Properties Investments will attempt to acquire income-producing real property in Southeast Asia. Asia Properties Investments cannot assure you that it will be able to obtain the necessary financing to do so or will be able to acquire properties with sufficient revenue streams or at prices that will allow Asia Properties Investments to become profitable.

Northbridge  Communities  Limited
8th  Floor,  TISCO  Tower
48  North  Sathorn  Road
Bangkok  10500  Thailand
(66-2)  266-6677

     Northbridge Communities was established in 1994 to develop school-based residential communities in Asian cities where there was demand for international-standard housing and schools for resident foreign nationals in private business, diplomatic posts and development agencies. Northbridge Communities currently owns interests in residential communities and English language international schools in Thailand and Cambodia. As of March 31, 2000, Northbridge Communities had total assets, consisting primarily of real estate and improvements, of $19,553,981.

THE  REINCORPORATION  (SEE  PAGE  22)

     Asia Properties plans to reincorporate from a Nevada corporation to a British Virgin Islands company through a merger into Asia Properties Investments. When the reincorporation is completed:

     - each outstanding share of Asia Properties common stock will automatically convert into one Asia Properties Investments capital share and the Asia Properties shareholders will become the shareholders of Asia Properties Investments,

     - Asia Properties Investments will issue to the shareholders of Asia Properties a total of 5,931,434 capital shares,

     -    the  name  of  the   surviving   company  will  be  "Asia   Properties
          Investments, Inc.,"

     - the Asia Properties Investments memorandum of association and articles of association in effect immediately before the reincorporation will be the charter and bylaws of the surviving company, and

     - the directors and officers of Asia Properties immediately before the reincorporation will continue as the Asia Properties Investments directors and officers, subject to the Northbridge Communities acquisition agreement which provides that two new directors designated by Northbridge Communities are to be appointed to the Asia Properties Investments board of directors upon completion of the Northbridge Communities acquisition.

     Dissenting  Shareholder  Rights  (see  page  24)

     Under Nevada law, you have dissenting shareholder rights in connection with the reincorporation. Asia Properties shareholders who dissent to the reincorporation have a right to obtain in cash the fair value of their shares of Asia Properties common stock in lieu of Asia Properties Investments capital shares in the reincorporation.

     To exercise dissenting shareholder rights you must by ____________, 2000 submit the following items to the Asia Properties stock transfer agent:

          -    a  properly   completed   and  signed  demand  notice  to  assert
               dissenter's rights in the form attached to this prospectus as Annex B, and

          -    your fully endorsed Asia Properties stock certificates.

     The address of the Asia Properties stock transfer agent to which these items must be sent is:

          Computershare  Investor  Services,  Inc.
          12039  West  Alameda  Parkway,  Suite  Z-2
          Lakewood,  Colorado  80228

          with  a  copy  to:

          Roger  V.  Davidson,  Esq.
          Ballard  Spahr  Andrews  &  Ingersoll,  LLP
          1225  17th  Street,  Suite  2300
          Denver,  Colorado  80202

If you do not follow these instructions you will not be entitled to payment for your shares under Nevada law. You can find a more detailed discussion of the dissenting shareholder rights and your obligations if you do not exercise those rights beginning on page 24.

     The material procedures a shareholder must follow to exercise dissenting shareholder rights are described above. However, this summary is not a complete statement of the procedures that must be followed by dissenting shareholders who seek payment of the fair value of their shares of Asia Properties common stock. Nevada law establishes the procedures to be followed and failure to do so may result in loss of the dissenters' rights. Therefore, if you desire to exercise dissenters' rights, you should carefully read and comply with the provisions of the Nevada dissenters' rights statute, the full text of which is attached to this prospectus as Annex A, and consult your legal advisor.

     Reasons  for  the  Reincorporation

     Asia Properties believes that the reincorporation into the British Virgin Islands should allow it to benefit from reduced corporate income taxes. The British Virgin Islands generally does not tax income from operations outside the British Virgin Islands and Asia Properties expects that the business of Northbridge Communities, which is in Southeast Asia, will be the Asia Properties Investments business after the acquisition. In addition, Asia Properties believes the reincorporation should allow it to raise additional capital from foreign investors because British Virgin Islands law provides more favorable tax treatment of dividends to foreign investors. Finally, Asia Properties believes the reincorporation will allow the Northbridge Communities acquisition to be accomplished without any shareholder recognition of gain for U.S. federal income tax purposes from the exchange of shares. The Asia Properties board of directors considered that a British Virgin Islands company may be viewed as less regulated than a Nevada corporation, but determined that these benefits outweighed any potential detriment.

     Material  Income  Tax  Consequences  of  the  Reincorporation (see page 36)

     The U.S. shareholders of Asia Properties will not be required to pay income tax on any gain on their shares in the reincorporation. Asia Properties will be required to recognize gain for U.S. federal income tax purposes to the extent the fair market value of any of its assets exceeds its adjusted basis. Since substantially all of the assets of Asia Properties consist of cash, Asia Properties expects that little if any gain should be recognized.

     The shareholders of Asia Properties Investments who are not residents of the British Virgin Islands are exempt from British Virgin Islands income and withholding tax on dividends paid by Asia Properties Investments. Holders of Asia Properties Investments capital shares will not be liable for British Virgin Islands income tax on gains from the sale of Asia Properties Investments capital shares.

     Shareholder  Approval  of  the  Reincorporation

     Your vote or consent is not required to approve the reincorporation. The executive officers and directors of Asia Properties and their affiliates beneficially own a total of 64.3% of the outstanding shares of Asia Properties common stock and have approved the reincorporation by written shareholder consent. They did not consent under a voting agreement but were informally asked for their consent as shareholders. Under Nevada corporate law Asia Properties is not required to hold a formal shareholder meeting to vote on the reincorporation or send you any notice of vote or consent except as related to notice of dissenter's rights.

     Regulatory  Requirements  for  the  Reincorporation

     The reincorporation is not subject to any regulatory requirements other than U.S. federal securities laws. Asia Properties Investments has filed with the SEC a registration statement which includes this prospectus to comply with those requirements.

     Comparison  of  Nevada  and  British  Virgin  Islands  Law  (see  page  27)

     There are differences between the rights of shareholders under Nevada law and British Virgin Islands law. For example, under Nevada law any person who has been a shareholder of record for at least six months is entitled to review Asia Properties' shareholder list. Under British Virgin Islands law, Asia Properties Investments may refuse a shareholder's request to view its shareholder list if the board of directors determines it is in Asia Properties Investments' best interest to refuse such a request. The shareholder must then apply for a court order to allow inspection. Under British Virgin Islands law the directors of Asia Properties Investments will also be able to amend the memorandum and articles of association without the shareholder approval Nevada law requires. In addition, there are differences between Asia Properties' certificate of incorporation and by-laws and Asia Properties' memorandum of association.

     Accounting  Treatment  of  the  Reincorporation

     The reincorporation will be accounted for at historical cost in a manner similar to a pooling of interests.

     Expected  Trading  Market  for  Shares  After  the  Reincorporation

     Asia Properties common stock currently trades in the over the counter market and is quoted in the pink sheets under the symbol "ASPZ". On ________________, 2000, the latest practicable full trading day before the printing of this prospectus, the high bid price of Asia Properties common stock was $_______, and the low bid price was $________.

     There will not be any public trading market for Asia Properties Investments capital shares before the reincorporation is completed. Asia Properties Investments expects that after the reincorporation Asia Properties Investments capital shares will trade in the over the counter market and be quoted in the pink sheets under the symbol "_______."

ACQUISITION  OF  NORTHBRIDGE  COMMUNITIES

     On February 4, 2000, Asia Properties Investments and Asia Properties entered into an agreement with Northbridge Communities for the acquisition by Asia Properties Investments of all of the outstanding shares of Northbridge Communities stock in exchange for the issuance by Asia Properties Investments of 4,600,000 Asia Properties Investments capital shares to the shareholders of Northbridge Communities. The Northbridge Communities acquisition is valued at $20,240,000 based on a value assigned under the acquisition agreement for the Asia Properties Investments capital shares to be issued in the acquisition of $4.40 per share. The acquisition of Northbridge Communities is conditioned upon the completion of the reincorporation of Asia Properties as a British Virgin Islands company.

     Ownership of Asia Properties Investments After the Northbridge Communities Acquisition

     Immediately before the Northbridge Communities acquisition, Asia Properties shareholders will hold all of the 5,931,434 Asia Properties Investments capital shares outstanding after the reincorporation is completed. After the issuance of 4,600,000 Asia Properties Investments capital shares to complete the Northbridge Communities acquisition, Northbridge Communities shareholders will own 43.7% of the 10,531,434 Asia Properties Investments capital shares outstanding.

     The Northbridge Communities acquisition agreement currently provides that if Asia Properties does not by September 11, 2000 raise $15 million at a price of at least $4.40 per share, Daniel S. McKinney and Nicholas St. Johnston, executive officers and directors of Asia Properties and Asia Properties Investments, and their affiliates who together are the majority shareholders of Asia Properties will have to transfer to the Northbridge Communities shareholders their interests in 1,750,000 Asia Properties Investments capital shares that would otherwise be issued to them in the reincorporation. If 1,750,000 Asia Properties Investments capital shares are transferred to the Northbridge Communities shareholders under this provision, the Northbridge Communities shareholders will own 60.3% of the 10,531,434 Asia Properties Investments capital shares outstanding.

     The acquisition agreement also provides that if Asia Properties does not raise the $15 million by February 4, 2001, the majority shareholders of Asia Properties discussed above will have to transfer to the Northbridge Communities shareholders their interests in an additional 1,750,000 Asia Properties Investments capital shares. If Asia Properties raises new capital during the period from September 12, 2000 until February 4, 2001, there will be a reduction of the number of shares to be transferred by the majority shareholders of Asia Properties which is to be proportionate based on the $15 million financing target. If the maximum number of 1,750,000 Asia Properties Investments capital shares are transferred to the Northbridge Communities shareholders under this provision, the Northbridge Communities shareholders will own 76.9% of the 10,531,434 Asia Properties Investments capital shares outstanding.

     Although Asia Properties did not raise $15 million in new capital by September 11, 2000, on August 16, 2000 Asia Properties and The Lester Group executed a nonbinding term sheet for a proposed $15 million capital financing through the private placement of 3,000,000 shares of Asia Properties common stock with The Lester Group at a price of $5.00 per share. On September 5, 2000, Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension. Further, Asia Properties and Asia Properties Investments cannot assure you that the proposed financing with The Lester Group will be completed in any amount.

     Asia Properties Investments Board of Directors After the Northbridge Communities Acquisition

     Under the Northbridge Communities acquisition agreement, the Asia Properties Investments board of directors immediately after the Northbridge Communities acquisition is to consist of Daniel S. McKinney and Nicholas St. Johnston, both of whom are current directors of Asia Properties, Vorasit Pokachaiyapat and Dr. Robert Brewitt, both of whom are current directors of Northbridge Communities, and two outside directors, one of which Mr. McKinney and Mr. St. Johnston are to designate and the other of which Mr. Pokachaiyapat and Mr. Brewitt are to designate. Mr. McKinney and Mr. St. Johnston have designated David W. Diehl to serve as an outside director and Mr. Brewitt and Mr. Pokachaiyapat have designated David Roberts to serve as an outside director. Mr. Diehl and Mr. Roberts are both currently on the Asia Properties Investments board of directors.

     The Northbridge Communities acquisition agreement also currently provides that if Asia Properties does not by September 11, 2000 meet the $15 million financing requirement discussed above, Mr. McKinney must resign from the board of directors without replacement. As discussed above, on September 5, 2000 Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension.

     The acquisition agreement further currently provides that if Asia Properties Investments capital shares are not by November 3, 2000 listed for trading on the American Stock Exchange or any other market approved by the Asia Properties Investments board of directors after the Northbridge Communities acquisition, Mr. McKinney must resign from the board of directors without replacement. On September 5, 2000 Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the November 3, 2000 deadline to February 3, 2001. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension.

     Regulatory  Requirements

     The acquisition of Northbridge Communities must comply with Thai legal requirements concerning the formalities of transfer of a Thai entity. Asia Properties Investments does not expect any difficulties in complying with these requirements. Since Northbridge Communities is a private limited company registered under Thai laws and the acquisition of Northbridge Communities does not directly result in any change in the direct equity ownership structures of its Cambodian subsidiaries and affiliates, Asia Properties Investments does not believe that Cambodian law is applicable to the Northbridge Communities acquisition. The issuance of Asia Properties Investment capital shares to the Northbridge Communities shareholders in exchange for the outstanding shares of Northbridge Communities will not be deemed a public offering of securities under Thai securities laws since the shares are not offered to more than 35 persons.

     Accounting  Treatment  of  the  Northbridge  Communities  Acquisition

     The Northbridge Communities acquisition will be accounted for using the purchase method of accounting for business combinations.

SELECTED  UNAUDITED  PRO  FORMA  COMBINED  FINANCIAL  DATA

     The following selected unaudited pro forma combined financial data for Asia Properties has been derived from the unaudited pro forma combined financial statements included in this prospectus which give effect to the Northbridge Communities acquisition. This information is based on the historical financial statements of Asia Properties and Northbridge Communities and gives effect to the acquisition using the purchase method of accounting for business combinations. See "Index to Financial Statements" on page F-1. Separate pro forma combined financial data for Asia Properties which give effect to the reincorporation and the Northbridge Communities acquisition are not presented because that data would be identical to the pro forma combined financial data for Asia Properties which give effect to the Northbridge Communities acquisition since Asia Properties Investments does not have any significant assets, liabilities or operations.

     This information is for illustrative purposes only. The companies may have performed differently had the acquisition been completed at the assumed dates. Therefore, you should not rely on this information as being indicative of the historical results that would have been achieved had the acquisition been completed as of the assumed dates for the future results that Asia Properties Investments will experience after the reincorporation and the Northbridge Communities acquisition.


                             Three Months
                                Ended            Year Ended
                            March 31, 2000    December 31, 1999
                           ----------------  -------------------
Income                     $       290,870   $          881,597
Operating loss             $      (248,045)  $       (2,711,103)
Net loss                   $      (389,118)  $       (3,615,107)
Loss per share             $         (0.04)  $            (0.34)
Cash dividends per share   $             -   $                -



                            March 31, 2000
                           ----------------
Cash and cash equivalents  $       146,090
Working capital deficit    $    (3,800,477)
Total assets               $    22,112,447
Long-term liabilities      $     3,916,576
Stockholders' equity       $    14,141,369

COMPARATIVE  PER  SHARE  DATA

     The following table presents comparative per share data for Asia Properties and Northbridge Communities on an historical basis, and on a pro forma combined basis to reflect the acquisition of Northbridge Communities under the purchase method of accounting for business combinations.

                                                Three Months
                                                   Ended            Year Ended
                                               March 31, 2000    December 31, 1999
                                              ----------------  -------------------
Net loss per share
     Asia Properties historical
          Basic                                        ($0.01)              ($0.11)
          Diluted                                      ($0.01)              ($0.11)
     Northbridge Communities historical
          Basic                                        ($0.08)              ($0.73)
          Diluted                                      ($0.08)              ($0.73)

     Asia Properties/Northbridge Communities
     pro forma combined
           Basic                                       ($0.04)              ($0.34)
           Diluted                                     ($0.04)              ($0.34)

Cash dividends per share
     Asia Properties historical               $             -   $                -
     Northbridge Communities historical       $             -   $                -
     Asia Properties/Northbridge Communities
           pro forma combined                 $             -   $                -



                                               March 31, 2000
                                              ----------------
Book value per share
     Asia Properties historical                       ($0.005)
     Northbridge Communities historical       $          1.19
     Asia Properties/Northbridge Communities
           pro forma combined                 $         1.344

                                  RISK FACTORS

     In addition to the other information contained in this document, the following matters should be considered carefully.

THERE IS SUBSTANTIAL DOUBT ABOUT ASIA PROPERTIES' ABILITY TO CONTINUE AS A GOING CONCERN.

     Asia Properties Investments intends to continue Asia Properties' business after the reincorporation is completed. However, Asia Properties is a development stage company that has suffered recurring losses from operations. As of December 31, 1999, Asia Properties had an accumulated deficit of $848,587. As of March 31, 2000, the accumulated deficit was $904,532. The independent audit report for the Asia Properties audited financial statements included in their prospectus contains a separate paragraph about Asia Properties' ability to continue as a going concern. Asia Properties does not currently have enough cash to continue operations. Its cash needs are being satisfied through loans from its current management and shareholders. Asia Properties ability to continue as a going concern is dependent upon obtaining additional capital from new investors or continuing to receive capital from its existing shareholders. We cannot assure you that Asia Properties will be able to obtain such capital.

THE REINCORPORATION INTO A BRITISH VIRGIN ISLANDS COMPANY MAY MATERIALLY AFFECT SHAREHOLDERS' RIGHTS.

     Asia Properties Investments was formed solely to accomplish the reincorporation of Asia Properties into a British Virgin Islands Company. British Virgin Islands law may be materially different than Nevada law, under which Asia Properties is currently incorporated. The majority shareholders of Asia Properties currently own 64.3% of the outstanding shares of Asia Properties and will own that same percentage of outstanding Asia Properties Investments capital shares immediately after the reincorporation. We cannot assure you that the differences between British Virgin Islands law and Nevada law will not materially affect the interests of the minority shareholders of Asia Properties Investments.

ASIA PROPERTIES INVESTMENTS MUST OBTAIN ADDITIONAL FINANCING OR CURTAIL OUR OPERATIONAL PLANS.

     Asia Properties Investments anticipates that it will acquire real estate interests in Southeast Asia for income-producing purposes and for long-term capital gain. Asia Properties Investments does not currently own any real estate properties. We anticipate that the acquisition of real estate properties will require a substantial amount of new capital. We currently do not have any current binding commitments for, or readily available sources of, additional financing. If we do not obtain additional financing we will be forced to curtail our future operational and expansion plans. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

THE ASIA PROPERTIES INVESTMENTS DIRECTORS AND EXECUTIVE OFFICERS WILL POSSESS SIGNIFICANT CONTROL OVER ASIA PROPERTIES INVESTMENTS DUE TO THEIR OWNERSHIP OF ASIA PROPERTIES INVESTMENTS CAPITAL SHARES.

     The Asia Properties Investments' directors and executive officers will beneficially own approximately 36.2% of the Asia Properties Investments outstanding capital shares immediately after the reincorporation and assuming the issuance of 4.6 million capital shares to acquire Northbridge Communities. Those officers and directors will, as a result of their share ownership, be in a position to significantly control Asia Properties Investments' corporate actions.

NICHOLAS ST. JOHNSTON AND DANIEL MCKINNEY HAVE AN INTEREST IN THE ACQUISITION OF NORTHBRIDGE COMMUNITIES.

     The acquisition agreement with Northbridge Communities provides that Nicholas St. Johnston and Daniel McKinney will remain members of the board of directors of Asia Properties Investments after the acquisition. As members of the board of directors both before and after the Northbridge Communities acquisition, Mr. St. Johnston and Mr. McKinney may be deemed to have a conflict of interest with respect to the Northbridge Communities acquisition. Further, as both members of the board of directors and significant shareholders in Asia Properties Investments, Mr. St. Johnston and Mr. McKinney may have the ability to control Asia Properties Investments after the Northbridge Communities acquisition and therefore to materially affect the interests of minority shareholders.

ASIA PROPERTIES INVESTMENTS' OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY THE STATUS OF THE SOUTHEAST ASIAN ECONOMY.

     Although Southeast Asia's economy has been characterized in the past decade by high growth rates, in 1996 and particularly in 1997, economic growth slowed significantly in relation to historical levels. In late 1997 and throughout 1998, Southeast Asia experienced significant economic weakness, resulting primarily from declines in the property and finance industries, a sharp reduction in financial liquidity and a general deterioration in investor confidence. Inflation in countries of Southeast Asia has increased and interest rates have remained high in the region. We cannot assure you that this significant economic weakness will not continue or materially worsen. Moreover, all of these factors are beyond Asia Properties' control.

     Declines in the property and finance industries may significant depress real estate prices, including those prices at which we intend to sell or lease properties we develop, which may prevent us from generating sufficient revenues to become profitable. Rising interest rates may prevent consumers from financing the purchase of properties we develop, and a deterioration in investor confidence may decrease demand overall for the properties we plan to develop. We cannot assure you that if these economic characteristics continue we will be able to generate sufficient revenues to become profitable or to continue our plan of operations.

OUR RESULTS OF OPERATIONS AFTER THE ACQUISITION OF NORTHBRIDGE COMMUNITIES WILL BE AFFECTED BY RISKS ASSOCIATED WITH THE EXCHANGE RATE FLUCTUATIONS OF THE THAILAND BAHT AND OTHER SOUTHEAST ASIAN CURRENCIES.

     Northbridge Communities and Asia Properties prepare their financial statements using U.S. dollars as the reporting currency, and Asia Properties Investments expects to do the same after the reincorporation and the acquisition of Northbridge Communities. However, their transactions are generally conducted in Thailand Baht, except for Northbridge Communities' Cambodian operations which must be transacted in U.S. dollars. The translation of transactions in Baht into U.S. dollars for financial statement purposes is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates and for revenue and expense accounts using an average exchange rate during each reporting period, and is thus affected by currency exchange rate fluctuations. The gains or losses resulting from translation are included in stockholders' equity separately as cumulative translation adjustments. Total Northbridge Communities gains and losses from foreign currency transactions included in its results of operations for the years ended December 31, 1997, 1998 and 1999 were approximately ($521,000), $989,000, and $627,000. Total
Northbridge Communities gains and losses from foreign currency transactions included in its results of operations for the three months ended March 31, 1998, 1999 and 2000 were approximately $36,000, $15,000, and ($19,000). Due to the limited nature of its transactions to date, Asia Properties has not experienced material gains or losses from exchange rate fluctuations.

     We cannot assure you that the value of the Thailand Baht or the currencies of other Southeast Asian countries in which we plan to operate will not decline, increase or continue to fluctuate widely against the U.S. dollar in the future. Adverse economic conditions in Thailand and other parts of Southeast Asia related to the devaluation of the Thai Baht in 1998 may have an adverse effect on us. As discussed above, fluctuations of the value of the Thailand Baht or the currencies of other Southeast Asian countries in which we plan to operate relative to the U.S. dollar may cause us to recognize material foreign exchange losses which could adversely affect our results of operations and financial condition. We have not yet identified specific financial instruments in which to invest to hedge our currency positions against any adverse consequences of exchange rate fluctuations, but we plan to investigate the possibility of implementing a hedging program including currency options and futures. However, we cannot assure you that we will be able to successfully hedge our exchange rate exposure or that we will be able to hedge the exposure at a satisfactory cost. Our results of operations, will therefore be affected by risks associated with the exchange rate fluctuations of the Thailand Baht.

TRADING  OF  ASIA  PROPERTIES  INVESTMENTS  CAPITAL  SHARES  MAY  BE  INACTIVE.

     Although Asia Properties Investments capital shares will be publicly held after the reincorporation, there may not be an active trading market for our capital shares based on the historical trading volumes for Asia Properties common stock. To the extent that there is trading in our capital shares, our capital shares will trade in the over-the-counter market and will be quoted in the pink sheets. Our capital shares will not be quoted on Nasdaq or any exchange immediately after the reincorporation. You should assume that even with the pink sheet quotations of our capital shares, there will be an extremely limited trading market and very little liquidity for our capital shares. We cannot assure you that if an active trading market for our capital shares develops it can be maintained. Although we intend to apply to have our capital shares listed on the American Stock Exchange, we cannot assure you that such listing will be approved.

THE INITIAL TRADING MARKET FOR ASIA PROPERTIES INVESTMENTS CAPITAL SHARES WILL BE LIMITED DUE TO THE APPLICABLE SEC "PENNY STOCK" REGULATIONS.

     The SEC's penny stock regulations will apply to our capital shares. Penny stocks generally are equity securities with a price of less than $5.00 which are not quoted on a national exchange, such as the American Stock Exchange, or the Nasdaq system, or which do not qualify for other exemptions from the definition. Our capital shares currently do not qualify for those exemptions since they will be quoted in the pink sheets. The penny stock rules require a broker/dealer to deliver before a transaction in a penny stock a standardized risk disclosure document prescribed by the SEC and provide the potential purchaser of a penny stock the following information:

     -    information about penny stocks,

     -    the nature and level of risk in the penny stock market,

     -    the bid and offer quotations for the stock, and

     -    other burdensome and detailed information.

     Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our capital shares. The penny stock regulations could reduce the liquidity of our capital shares and make it more difficult for investors to sell our capital shares.

INVESTORS  IN  OUR  CAPITAL  SHARES  WILL  PROBABLY  NOT DERIVE ANY PROFITS FROM
DIVIDENDS  ON  OUR  CAPITAL  SHARES.

     Investors in our capital shares will probably not derive any profits from their investment for the foreseeable future other than through potential price appreciation of the capital shares. We have not previously paid any cash or other dividends on our capital shares and do not anticipate payment of any dividends for the foreseeable future. We anticipate that any earnings would be retained by us to finance our operations and future growth and expansion.

YOU MAY NOT BE ABLE TO ENFORCE A U.S. JUDGMENT AGAINST ASIA PROPERTIES INVESTMENTS IN THE BRITISH VIRGIN ISLANDS.

     Asia Properties Investments is a British Virgin Islands company and some of Asia Properties Investments officers and directors are residents of various jurisdictions outside the U.S. All or a substantial portion of the assets of those officers and directors and substantially all of Asia Properties Investments' assets after the proposed acquisition of Northbridge Communities will be located in jurisdictions outside the U.S. Asia Properties Investments has appointed Daniel S. McKinney, an executive officer and director of Asia Properties Investments, at 114 Magnolia Street, Suite 400-115, Bellingham, WA 98225 as agent for service of process with respect to actions based on offers and sales of Asia Properties Investments capital shares made through this prospectus.

     Nevertheless, it could be difficult for you to effect service of process within the U.S. on our directors and officers who reside outside the U.S. or to recover against us or such directors and officers on judgments of U.S. courts predicated upon civil liabilities under U.S. federal securities laws.

THE SUCCESS OF ASIA PROPERTIES INVESTMENTS AFTER THE REINCORPORATION IS DEPENDENT ON ITS KEY PERSONNEL.

     Asia Properties Investments will be dependent on the continued employment of Nicholas St. Johnston, its chief executive officer, and Daniel S. McKinney, its president. If either Mr. St. Johnston or Mr. McKinney is unable or unwilling to continue in his present position, the financial condition and results of operations of Asia Properties Investments could be materially adversely affected.

THE  ACQUISITION  OF  NORTHBRIDGE  COMMUNITIES  MAY  NOT  BE  COMPLETED.

     Neither Asia Properties nor Asia Properties Investments has ever generated revenues from operations, nor does Asia Properties or Asia Properties Investments own any real estate interests in Southeast Asia. Our current business plan is to acquire Northbridge Communities, which currently owns real estate interests in Thailand and Cambodia. If the Northbridge Communities acquisition is not completed, we will have to reevaluate our current business plan to identify other suitable acquisition candidates or to acquire other real estate interests.

IF THE NORTHBRIDGE COMMUNITIES ACQUISITION IS NOT COMPLETED, WE WILL NOT BE SUCCESSFUL IF WE ARE UNABLE TO PURCHASE REAL ESTATE INTERESTS AT REASONABLE PRICES.

     If we are unable to complete the Northbridge Community acquisition, our business will fail, unless we can acquire real estate interests at reasonable prices in Southeast Asia. Our success is dependent on our ability to acquire real estate interests at reasonable prices supported by third party independent appraisals. We have experienced appraisers within our management team but in Southeast Asia, and specifically in Thailand, there are limited opportunities to acquire real estate interests at reasonable prices. We cannot assure you that any properties will be available at reasonable prices.

NORTHBRIDGE COMMUNITIES HAS EXPERIENCED SUBSTANTIAL OPERATING LOSSES AND OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY THOSE LOSSES IF THE PLANNED ACQUISITION OF NORTHBRIDGE COMMUNITIES IS COMPLETED.

     For the fiscal year ended December 31, 1999, Northbridge Communities had losses from operations of $2,010,500. Northbridge Communities' continued operations are dependent upon the willingness of current shareholders to contribute additional capital, the availability of new investors, and the speed of the economic recovery and political stability in Southeast Asia. We cannot assure you that additional capital will be available to Northbridge Communities or that there will be a continued economic recovery or political stability in Southeast Asia.

NORTHBRIDGE  COMMUNITIES  EXPERIENCES  FLUCTUATIONS  IN  ITS  OPERATING RESULTS.

     Northbridge Communities generally experiences fluctuations in its operating results because of the nature of its business. The international schools in which Northbridge Communities owns interests receive approximately 90% of their recovery during August, January and May, the first months of their school terms. Moreover, rental payments are generally received on either a monthly or quarterly basis depending upon the nature of the lease arrangement. As result, Northbridge Communities results of operations may vary widely throughout the course of any given year.

INCREASES IN CONSTRUCTION AND LABOR COSTS MAY MATERIALLY ADVERSELY AFFECT OUR DEVELOPMENT PLANS.

     After the completion of the Northbridge Communities acquisition, we plan to finish the development of residential real estate projects in Cambodia and Thailand. Our plans to complete these developments may be materially adversely affected by shortages in construction materials or qualified laborers. These shortages may lead to increased costs of development and an inability to complete construction in a timely manner. We cannot assure you that construction materials and labor will be available at costs which would allow us to complete Northbridge Communities' projects.

AFTER THE NORTHBRIDGE COMMUNITY ACQUISITION, WE MAY FACE SUBSTANTIAL COMPETITION IN THE MARKETS IN WHICH WE INTEND TO OPERATE.

     There are numerous real estate investment, development and management companies in Thailand, Cambodia and throughout Southeast Asia with which we anticipate we will compete after we acquire Northbridge Communities. For example, the International School Eastern Seaboard we will acquire near Bangkok, Thailand competes with three other international schools. These schools offer British curricula, in contrast to the International Baccalaureate curriculum International School Eastern Seaboard offers. In Cambodia, there are approximately 12 integrated golf course housing developments with which Northbridge Communities' property competes. Based on current demand, there is an oversupply of housing and condominium units in the area in Cambodia in which Northbridge Communities owns its interests. Our competitors may be more established companies with completed projects and may have substantially greater resources, including financial resources, than Asia Properties Investments.

OUR OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY THE POLITICAL SITUATION IN THAILAND AND SOUTHEAST ASIA IF THE PLANNED ACQUISITION OF NORTHBRIDGE COMMUNITIES IS COMPLETED.

     The political situation in Thailand has been unstable from time to time in recent years and future political and economic instability in Thailand could have an adverse effect on our business and results of operations. Approximately 90% of Northbridge Communities' revenues from operations are derived from operations in Thailand. A political, economic and legal environment that differs significantly from that which prevails in the U.S will govern those real estate interests in Thailand. Thailand has experienced several changes of government and changes in its political system since World War II. We cannot assure you that Thailand's current government or political system will continue unchanged for the foreseeable future. We also cannot assure you that any future change in the government will be the result of democratic processes.

WE WILL BE SUBJECT TO THE POLITICAL RISKS OF CAMBODIA IF THE PLANNED ACQUISITION OF NORTHBRIDGE COMMUNITIES IS COMPLETED.

     A rapid pace of political and social change characterizes the Cambodian market. Recent political reforms have inevitably resulted in new economic and social tensions. The possibility of continuing instability and even a reaction against market reforms cannot be discounted. There is a particular risk that guarantees of investor protection may not always be honored, and that policies encouraging foreign investment may be abandoned or reversed. At worst, this could lead to re-nationalization of privatized industries and expropriation of private property without compensation. While the foreign investment laws of Cambodia state that the Cambodian government cannot undertake a nationalization policy, which adversely affects private property of investors, there is no such provision for business property. In addition, a new Cambodian government may overturn these laws.

ASIA PROPERTIES INVESTMENTS WILL BE AFFECTED BY THE NATURE OF THE CAMBODIAN ECONOMIC INFRASTRUCTURE IF THE PLANNED ACQUISITION OF NORTHBRIDGE COMMUNITIES IS COMPLETED.

     If the planned acquisition of Northbridge Communities is completed, our investment performance in Cambodia can be affected by the nature of the underlying economic infrastructure of Cambodia. That infrastructure is significantly less developed than in mature economies. The poor telecommunications and transport systems and inefficient banking sectors in Cambodia may hinder business development.

A LACK OF FOREIGN INVESTMENT WILL NEGATIVELY AFFECT NORTHBRIDGE COMMUNITIES' REAL ESTATE INTERESTS.

     If the planned acquisition of Northbridge Communities is completed, Asia Properties Investments' business will consist primarily of income-producing school and residential properties designed for foreign nationals residing in Southeast Asia. The operation of English language schools resulted in income of $453,218, and the leasing of property to large multi-national corporations, such as General Motors (Thailand), Ltd. generated $4,287,379 for the year ended December 31, 1999. If foreign investment in Southeast Asia substantially decreases or if large, multi-national corporations relocate or close their operations in Southeast Asia, there may be fewer foreign nationals who use English language schools and who may lease international standard housing, thereby materially adversely affecting Northbridge Communities' business.

THE OWNERSHIP RIGHTS OF REAL AND PERSONAL PROPERTY OWNED BY NORTHBRIDGE IN CAMBODIA ARE UNCERTAIN.

     Northbridge Community owns interests in land in Cambodia. Under the land laws of Cambodia, land must be majority Cambodian owned. The use of land by foreign investors is permitted and investors may be granted leases for a period of up to seventy years, renewable on request. Effectively, this means that the lease may be granted for one hundred forty years. Where a lease is granted, it appears that foreign investors may be entitled to own real or personal property situated on the land. However, the scope of this right is unclear as the right is stated to be limited to the rights as may be permitted by law. Cambodian land law is not clear on this issue and, even if it does currently permit ownership by a foreign entity, the regulations regarding land may change.

             CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that concern Asia Properties Investments intent to acquire the business of Northbridge Communities. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that any of those companies expects, believes or anticipates will or may occur in the future, including the following matters are forward looking statements:

     - Asia Properties Investments' ability to complete the acquisition of Northbridge Communities,

     - Asia Properties Investments' expectations about the time-frame and cost of development of Northbridge Communities' international schools and golf course-based residential communities,

     - the costs of real property, labor and materials necessary to develop Northbridge Communities' business,

     - Asia Properties Investments' ability to capture market share in the international school and golf course-based residential community markets,

     - the size of the international school and golf course-based community markets in which Asia Properties Investments intends to compete, and

     - Asia Properties Investments' ability to continue to develop Northbridge Communities' interests in real property at prices and in time-frames such that Asia Properties Investments can generate income and ultimately profit from such operations.

     These statements are based on assumptions and analyses made in light of management experience and perception of the following:

     -    historical trends,

     -    current conditions,

     -    expected future developments, and

     -    other factors believed to be appropriate in the circumstances.

     Those statements are affected by a number of risks and uncertainties including the following:

     - the uncertain acceptance in Thailand, Cambodia and other Southeast Asian countries of Northbridge Communities' golf community projects,

     -    general economic and business conditions in Southeast Asia,

     - fluctuations in currency exchange rates between the Thailand Baht and the U.S. Dollar,

     -    the   availability   of  properties  for  development  by  Northbridge
          Communities,

     - the ability of Northbridge Communities to acquire properties or to complete development of existing projects on a commercially reasonable basis,

     -    the availability of project financing on favorable conditions,

     - Northbridge Communities' relative lack of experience in doing business in Southeast Asian countries,

     - restrictions on land ownership in Cambodia and the potential for material changes in laws or regulations which are beyond management control,

     - the loss of services of those key employees, including Nicholas St. Johnston and Vorasit Pokachiyapat, who have experience developing real estate in Southeast Asia,

     -    the   potential   for  overseas  tax  exposure   because   Northbridge
          Communities is subject to various taxes from more than one tax authority in Southeast Asia, and

     -    existing management's control over Northbridge Communities.

     We caution you that any forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Significant factors that could prevent us from achieving our stated goals include the factors contained in "Risk Factors." The risk factors contained in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.


                               THE REINCORPORATION

GENERAL

     The Asia Properties board of directors and holders of over a majority of the outstanding shares of Asia Properties common stock and the Asia Properties Investments board of directors have approved the reincorporation of Asia Properties from a Nevada corporation to a British Virgin Islands company through the merger of Asia Properties into Asia Properties Investments. After the reincorporation is completed, Asia Properties Investments expects to complete the pending acquisition of Northbridge Communities and to carry on Northbridge Communities' business of ownership, management and development of English language international schools and international standard housing projects for resident foreign nationals in Thailand, Cambodia, and potentially other parts of Southeast Asia.

BACKGROUND  AND  REASONS  FOR  THE  REINCORPORATION

     Asia Properties Investments plans to engage in real estate investment activities in Southeast Asia. Asia Properties has, and Asia Properties Investments will continue to have, executive offices in Bangkok, Thailand. The Asia Properties board of directors believes that the reincorporation of Asia Properties in the British Virgin Islands should allow it to benefit from more favorable business, regulatory, tax and financing environments and to benefit from an enhanced ability to compete. Therefore, the Asia Properties board of directors believes the reincorporation should have a favorable impact on the conduct of Asia Properties Investments' future business operations. In particular, the Asia Properties board of directors approved the reincorporation for the following reasons:

     - Its tax advisors are of the opinion that the acquisition of Northbridge Communities would be taxable to Asia Properties shareholders so long as Asia Properties is incorporated in Nevada. The board of directors believes, based upon advice from its British Virgin Islands counsel, that the Northbridge Communities acquisition will not be taxable to Asia Properties Investments shareholders after the reincorporation.

     - It believes that reincorporation in the British Virgin Islands will over a period of time reduce corporate income taxes because, unlike the U.S. tax system which imposes corporate income tax on the worldwide income of U.S. corporations, the British Virgin Islands generally impose no corporate income taxes on foreign income. Income taxes will therefore be reduced to the extent operations are conducted after the reincorporation outside of the U.S. and outside of other countries with significant corporate taxes.

     - It believes that the change of domicile may, in some circumstances, have a favorable effect on the ability to raise additional capital in the future from non-U.S. investors. The distributions with respect to stock in a U.S. corporation to non-resident aliens are generally subject to withholding taxes under the U.S. Internal Revenue Code. Generally, British Virgin Islands law does not currently provide for withholding taxes on distributions to non-resident aliens in respect of stock of a British Virgin Islands company.

     The board of directors of Asia Properties considered that the reincorporation to a British Virgin Islands company may be detrimental because potential customers, business partners or investors may view British Virgin Islands companies as being regulated less than U.S.-based companies. The board of directors nevertheless believes that the advantages to the reincorporation described above and the reporting obligations of Asia Properties Investments under the U.S. securities laws outweigh any potential detriment from the reincorporation.

THE  REINCORPORATION  MERGER  AGREEMENT

     Under  the  reincorporation  merger  agreement:

     - Asia Properties will merge with and into Asia Properties Investments, and Asia Properties Investments will be the surviving company.

     -    Each   outstanding   share  of  Asia  Properties   common  stock  will
          automatically be converted into one Asia Properties Investments capital share.

     - The Asia Properties Investments memorandum of association and articles of association in effect immediately before the reincorporation will be the charter and bylaws of the surviving company.

     - the directors and officers of Asia Properties immediately before the reincorporation will continue as the Asia Properties Investments directors and officers.

SHAREHOLDER  APPROVAL  OF  THE  REINCORPORATION

     Over a majority of the shareholders of Asia Properties have approved the reincorporation by written consent. Asia Properties is using this document as a notice to the shareholders of their right to dissent to the reincorporation and receive the fair value of their shares in cash.

TIMING  OF  THE  CLOSING

     On ___________, 2000, the corporate existence of Asia Properties will cease upon the filing of articles of merger with the Nevada Secretary of State and the Registrar of Companies in the British Virgin Islands.

RIGHTS  OF  DISSENTING  SHAREHOLDERS

     If you dissent to the reincorporation you are entitled to be paid in cash the fair value of your shares in accordance with Section 92A.300 through 92A.500 of the Nevada General Corporation Law. A brief summary of the provisions of Sections 92A.300 through 92A.500 is set forth below and the complete text of the sections is set forth in Annex A.

     Since the reincorporation was approved by a majority of the stockholders of Asia Properties, each owner of shares of Asia Properties common stock who asserts dissenters' rights and who strictly follows the procedures set forth in Sections 92A.300 through 92A.500 of the Nevada General Corporation Law will be entitled to have his, her or its shares of Asia Properties common stock purchased by Asia Properties for cash at their fair value.

     To dissent you must by ____________, 2000 give notice of your dissent to our stock transfer agent at the following address:

          Computershare  Investor  Services,  Inc.
          P.O.  Box  1596
          Lakewood,  Colorado  80201

          with  a  copy  to:
          Roger  V.  Davidson,  Esq.
          Ballard  Spahr  Andrews  &  Ingersoll,  LLP
          1225  17th  Street,  Suite  2300
          Denver,  Colorado  80202

on or before 5:00 p.m., Denver time on ____________, 2000, by use of the notice attached to this prospectus as Annex B, and you must deposit your certificates fully endorsed, with Computershare Investor Services, Inc. at the above address.

You must also certify whether you acquired beneficial ownership of the shares before __________ ___, 2000. If you do not follow these instructions you will not be entitled to payment for your shares under the Nevada General Corporation Law.

     Within 30 days after receipt of a demand for payment, Asia Properties will pay each dissenter who complies with these requirements the amount estimated to be the fair value of their shares, plus accrued interest computed from the effective date of the reincorporation until the date of payment. Payment must be accompanied by:

          - the balance sheet of Asia Properties as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any,

          - a statement of Asia Properties' estimate of the fair value of the shares,

          -    an explanation of how the interest was calculated,

          -    a statement of the  dissenter's  rights to demand  payment  under
               Section 92A.480 of the Nevada General Corporation Law, and

          - a copy of Sections 92A.300 through 92A.500 of the Nevada General Corporation Law.

     Under Section 92A.470 of the Nevada General Corporation Law, Asia Properties may withhold payment unless you were the beneficial owner of the shares before ____________ ____, 2000. If Asia Properties withholds payment under Section 92A.470, it will estimate the fair value of the shares, plus accrued interest, and will offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his, her or its demand. The offer will contain a statement of the estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights under Section 92A.480. As a dissenter, you may notify Asia Properties in writing of your estimate of the fair value of the shares and the amount of interest due and demand payment of this estimate, less any payment previously made by us under
Section 92A.460, or you may reject the offer made under 92A.470 and demand payment of the fair value of your shares and interest due. You will waive your right to demand payment unless you make your demand in writing within thirty days after Asia Properties has made or offered payment for your shares.

     If any demand for payment remains unsettled, Asia Properties will commence a proceeding within sixty days of the dissenter's demand with the district court in the County of Clark, State of Nevada, which is the location of Asia Properties' registered office, petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, must be made parties to the court action and must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If Asia Properties does not petition the court within this sixty-day period, it must pay all unsettled demands. Each dissenter who is a party to the proceeding is entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount Asia Properties paid, or for the fair value, plus accrued interest, of his after-acquired shares for which Asia Properties elected to withhold payment under Section 92A.470. The court will assess costs against Asia Properties except to the extent that it assesses costs against dissenters, as it finds equitable.

     The material procedures a dissenting shareholder must follow are described above. However, this summary is not a comprehensive statement of the procedures that must be followed by a dissenting stockholder who seeks payment of the fair value of his, her or its shares of Asia Properties common stock. The Nevada General Corporation Law establishes the procedures to be followed and failure to do so may result in your loss of all dissenters' rights. Therefore, if you desire to exercise dissenters' rights, you should carefully consider and comply with the provisions of the dissenters' rights statute, the full text of which is set forth in Annex A to this prospectus, and consult your legal advisor.

EXCHANGE  OF  SHARE  CERTIFICATES

     At the closing of the reincorporation, the stockholders of Asia Properties immediately before the effective time will automatically become the owners of Asia Properties Investments capital shares and cease to be owners of Asia Properties common stock. Stock certificates representing Asia Properties common stock will upon completion of the reincorporation automatically represent Asia Properties Investments capital shares. Holders of Asia Properties common stock will not be required to exchange their stock certificates as a result of the reincorporation. If a shareholder desires to sell some or all of his, her or its capital shares, delivery of the stock certificate or certificates which previously represented shares of Asia Properties common stock will be sufficient.

     Certificates bearing the name of Asia Properties Investments will be issued in the normal course upon surrender of outstanding Asia Properties common stock certificates for transfer or exchange. If any shareholder surrenders a certificate representing shares of Asia Properties common stock for exchange or transfer and the new certificate is to be issued in a name other than that appearing on the surrendered certificate, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

EXPECTED  TRADING  MARKET  FOR  SHARES  AFTER  THE  REINCORPORATION

     Asia Properties Investments expects that its capital shares will trade in the over-the-counter market and be quoted in the pink sheets under the symbol "________."

INTERESTS  OF  INSIDERS  IN  THE  REINCORPORATION

     The executive officers and directors of Asia Properties, Daniel S. McKinney, Nicholas St. Johnston, David W. Diehl and David Roberts, and the affiliates of those persons currently hold 64.3% of the outstanding shares of Asia Properties common stock and should hold an equal percentage of Asia Properties Investments capital shares immediately after the reincorporation , but before Asia Properties Investments' acquisition of Northbridge Communities. All executive officers and directors of Asia Properties will continue to be Asia Properties Investments executive officers and directors in the same capacities after the reincorporation.

COMPARISON  OF  BRITISH  VIRGIN  ISLANDS  AND  NEVADA  CORPORATE  LAWS  AND ASIA
PROPERTIES  INVESTMENTS  AND  ASIA  PROPERTIES  SHAREHOLDER  RIGHTS

     Asia Properties Investments is a British Virgin Islands company and the rights of its shareholders are governed by British Virgin Islands corporate law and the Asia Properties Investments memorandum and articles of association. Asia Properties is a Nevada corporation and the rights of its shareholders are governed by Nevada corporate law and the Asia Properties articles of incorporation and bylaws. Under the reincorporation merger agreement, Asia Properties shareholders will become Asia Properties Investments shareholders and as such their rights will be governed by British Virgin Islands corporate law and the Asia Properties Investments memorandum and articles of association.

     The following chart is a summary of the general corporate governance provisions and material differences between British Virgin Islands and Nevada corporate laws and Asia Properties Investments and Asia Properties shareholder rights. However, the summary in the chart is not intended to be complete and is qualified by reference to:

     -    British Virgin Islands corporate law,

     -    Nevada corporate law,

     -    the  Asia   Properties   Investments   memorandum   and   articles  of
          association, and

     -    the Asia Properties articles of incorporation and bylaws.

Under both British Virgin Islands and Nevada corporate law, a company's governing documents, such as the Asia Properties Investments memorandum and articles of association and the Asia Properties articles of incorporation and bylaws, may often lawfully impose stricter standards and procedures than provided by the governing corporate law. The Asia Properties Investments memorandum and articles of association and the Asia Properties articles of incorporation and bylaws have been filed with the SEC as exhibits to the registration statement which includes this prospectus. See "Where You Can Find More Information" on page 91.

       BRITISH VIRGIN ISLANDS LAW -                                         NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

General Corporate Governance

The rights of Asia Properties Investments                The rights of Asia Properties shareholders are
shareholders are governed by British Virgin Islands      governed by Nevada corporate law and the
corporate law and the Asia Properties Investments        Asia Properties articles of incorporation and
memorandum and articles of association.                  bylaws.  Upon completion of the
                                                         reincorporation, the Asia Properties
                                                         shareholders will become Asia Properties
                                                         Investments shareholders and their rights will
                                                         be governed by British Virgin Islands
                                                         corporate law and the Asia Properties
                                                         Investments memorandum and articles of
                                                         association.

Authorized Capital Stock

The Asia Properties Investments memorandum of            The Asia Properties articles of incorporation
association authorizes Asia Properties Investments       authorize Asia Properties to issue up to
to issue up to 500,000,000 capital shares.               50,000,000 shares of common stock.

Board of Directors Structure

A British Virgin Islands company is managed by a         A Nevada corporation is managed by a board
board of directors which can include both natural        of directors consisting of natural persons.
persons and companies.  The Asia Properties              The Asia Properties bylaws do not fix the
Investments articles of association provide that its     number of Asia Properties directors.
board will consist of at least one but not more than
ten directors elected by the shareholders.


                                       28

       BRITISH VIRGIN ISLANDS LAW -                                         NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

Vote Required for Board of Directors Approval

Under British Virgin Islands law, unless the             Under Nevada law, unless otherwise provided
memorandum or articles of association provide            by the articles of incorporation or bylaws any
otherwise approval of a resolution by the board of       action approved by a majority of the votes at a
directors at a meeting requires the affirmative vote     meeting of the board of directors shall be a
of a simple majority of those directors present and      valid act of the board of directors.  The Asia
who vote and do not abstain at a meeting at which a      Properties articles of incorporation and
quorum exists.  Under the Asia Properties articles       bylaws do not contain any contrary
of association, the presence in person or by             provisions.
alternate of at least one half of the total number of
directors constitutes a quorum for a board of            Under Nevada law, resolutions of directors
directors meeting.                                       approved by written consent without a
                                                         meeting require the unanimous consent of all
Under British Virgin Islands law, resolutions of         directors.
directors consented to in writing without a meeting
require the written consent of at least an absolute
majority of all directors.  The Asia Properties
Investments articles of association provide that
when resolutions of directors are consented to in
writing, the affirmative votes of all directors are
necessary.

Quorum to Hold a Shareholder Meeting

Under British Virgin Islands law, a company's            The Asia Properties bylaws provide that the
memorandum and articles of association generally         presence at a meeting in person or by proxy of
establish what constitutes a quorum for a meeting        the holders of a majority of the shares entitled
of shareholders.                                         to vote at the meeting is a quorum.

The Asia Properties Investments articles of association provide that a quorum exists at a shareholder meeting if at least fifty percent of the votes of the shares or class of shares entitled to vote are present in person or by proxy at the meeting.


                                       29

       BRITISH VIRGIN ISLANDS LAW -                                         NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

Vote Required for Shareholder Approval

Under British Virgin Islands law, unless the             Nevada law and the Asia Properties articles of
memorandum or articles of association provide            incorporation and bylaws require an
otherwise a simple majority of affirmative votes of      affirmative vote of the majority of shares
shareholders, or of each class of shareholders as the    entitled to vote on a matter and represented
case may be, represented at a proper shareholder         either in person or by proxy at a meeting of
meeting and who actually vote is required for            shareholders at which a quorum is present.
shareholder approval of a matter.
                                                         Under Nevada law, unless otherwise provided
Under British Virgin Islands law, unless the             by the articles of incorporation or bylaws any
memorandum or articles of association provide            shareholder action may be taken without a
otherwise resolutions of shareholders consented to       meeting if written consent to the action is
in writing require an absolute majority of               signed by shareholders holding at least a
affirmative votes of all shareholders entitled to        majority of the voting.  Neither the Asia
vote.  Further, unless the memorandum or articles        Properties articles of incorporation nor bylaws
of association provide otherwise, all shares vote as     contain any contrary provisions.
one class and each whole share has one vote.  The
Asia Properties Investments memorandum and
articles of association do not contain any contrary
provisions.

Class Voting

Unless stated otherwise in a company's                   Under Nevada law, class voting is not
memorandum and articles of association, British          required except with respect to an amendment
Virgin Islands law provides that all shares vote as      to the articles of incorporation which would
one class and each whole share has one vote.  The        alter or change any preferences or any relative
Asia Properties Investments memorandum and               or other right given to any class or series of
articles of association do not provide otherwise.        outstanding shares.  Such amendment must be
                                                         approved by a vote, in addition to the
                                                         affirmative vote otherwise required, of the
                                                         holders of shares representing a majority of
                                                         the voting power of each class or series
                                                         affected by the amendment regardless of
                                                         limitations or restrictions on the voting power
                                                         thereof.


                                       30

       BRITISH VIRGIN ISLANDS LAW -                                        NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

Amendments to Governing Documents

Under British Virgin Islands law, the directors of a     Under Nevada law, the board of directors
company may be empowered by that company's               must adopt a resolution setting forth the
memorandum or articles of association to amend           amendment proposed and declaring its
such without stockholder approval.  However, the         advisability.  The board of directors must call
Asia Properties Investments memorandum and               a meeting of the holders of the outstanding
articles of association provide that any such            shares entitled to vote.  The amendment must
amendments must be made by resolution of the             be approved by a majority of such
directors and only with the written consent of a         shareholders voting in person or by proxy, or
majority of all Asia Properties Investments              by a greater proportion of the voting power as
shareholders.                                            may be required in the case of a vote by
                                                         classes or series.

Shareholder's Right to Inspect Corporate Books and Records

Under British Virgin Islands law, a shareholder          Under Nevada law, any person who has been
may, in person or by attorney and in furtherance of      a stockholder of record of any corporation not
a purpose reasonably related to the shareholder's        listed and traded on any recognized stock
interest as a shareholder, request permission in         exchange and who owns not less than fifteen
writing to inspect during normal business hours the      percent of all of the issued and outstanding
share register of the company or the books, records,     shares of the stock of such corporation or has
minutes and consents kept by the company and to          been authorized in writing by the holders of at
make copies or extracts therefrom.                       least fifteen percent of all its issued and
                                                         outstanding shares, upon at least five days
                                                         written demand, is entitled to inspect in
                                                         person or by agent or attorney, during normal
                                                         business hours, the books of account and all
                                                         financial records of the corporation, to make
                                                         extracts therefrom, and to conduct an audit of
                                                         such records to the extent such inspection is
                                                         related to his interest in the corporation as a
                                                         stockholder.

                                                         Any person who has been a stockholder of
                                                         record of the corporation for at least six
                                                         months immediately preceding the demand,
                                                         or any person holding, or authorized in
                                                         writing by the holders of, at least five percent
                                                         of all of its outstanding shares, upon at least


                                       31

       BRITISH VIRGIN ISLANDS LAW -                                        NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

                                                         five days written demand is entitled to inspect
                                                         in person or by agent or attorney, during usual
                                                         business hours, the stock ledger of the
                                                         corporation and make copies therefrom.

Limitation of Director Liability

Under British Virgin Islands law, no provisions in
the memorandum or articles of association of the         Under Nevada law, a corporation's articles of
British Virgin Islands company or in any agreement       incorporation may include a provision that no
between the British Virgin Islands company and a         director or officer of the corporation will be
director will relieve a director from any personal       liable to a corporation or its shareholders for
liability in connection with his management of the       damages for breach of fiduciary duty.  As a
business and affairs of the British Virgin Islands       director or officer except for:
company.
                                                            -   acts or omissions which involve
                                                                intentional misconduct, fraud or a
                                                                knowing violation of law, or

                                                            -   authorizing unlawful dividend
                                                                payments.

                                                         The Asia Properties articles of incorporation
                                                         do not contain a provision which eliminates
                                                         the liability of a director or officer to Asia
                                                         Properties or its shareholders for breach of
                                                         fiduciary duty.


                                       32

       BRITISH VIRGIN ISLANDS LAW -                                        NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

Indemnification of Officers and Directors

Unless its memorandum or articles of association         Under Nevada law, a corporation may
provide otherwise, a British Virgin Islands              indemnify officers, directors, employees and
company may indemnify a person against all               agents against expenses, including attorney's
expenses, including legal fees, and against all          fees, judgments, fines and amounts paid in
judgments, fines and amounts paid in settlement          settlement actually and reasonably incurred in
and reasonably incurred in connection with legal,        connection with an action, suit or proceeding
administrative or investigative proceedings, where       if he acted in good faith and in a manner
such person                                              which he reasonably believed to be in or not
                                                         opposed to the best interest of the corporation,
   -   is or was a party or is threatened to be made     and with respect to criminal action or
       a party to any threatened, pending or             proceeding had no reasonable cause to believe
       completed proceedings, whether civil,             his conduct was unlawful.
       criminal, administrative or investigative, by
       reason of the fact that the person is or was a    A corporation shall indemnify expenses
       director, an officer or liquidator of the         actually incurred when the individual being
       British Virgin Islands company, or                indemnified has successfully defended any
                                                         action, claim, issue or matter therein, on the
   -   is or was, at the request of the British Virgin   merits or otherwise.
       Islands company serving as a director,
       officer or liquidator of, or in any other         Expenses incurred by an officer or director in
       capacity is or was acting for, another            defending an action may be paid in advance
       company or partnership, joint venture, trust      under Nevada law if such director or officer
       or other enterprise, all provided that such       undertakes to repay such amounts if it is
       person acted honestly and in good faith with      ultimately determined that he or she is not
       a view to the best interests of the British       entitled to indemnification.
       Virgin Islands company and, in the case of
       criminal proceedings, the person had no
       reasonable cause to believe that his conduct
       was unlawful.


                                       33

       BRITISH VIRGIN ISLANDS LAW -                                        NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

Removal of Directors

The Asia Properties Investments articles of              Directors of the corporation may be removed
association provide that a director may be removed       without cause by a vote of stockholders
from office with or without cause by a resolution of     representing not less than two-thirds of the
the shareholders.                                        voting power of the issued and outstanding
                                                         stock entitled to vote at a special meeting,
                                                         unless the articles of incorporation provide for
                                                         the election of directors by cumulative voting,
                                                         then directors may be removed by a vote of
                                                         stockholders owning sufficient shares to have
                                                         prevented his election to office in the first
                                                         instance.  If a director was elected by a voting
                                                         group of shareholders, only the shareholders
                                                         of that group may participate in the vote to
                                                         remove that director.
Dissolution

British Virgin Islands law requires either a             Under Nevada law the directors must
resolution of shareholders or a resolution by the        recommend the dissolution of the corporation
board of directors for voluntary dissolution.            to the stockholders.  The corporation shall
However, the Asia Properties Investments                 notify each stockholder entitled to vote on the
memorandum and articles of association require a         dissolution and the stockholders entitled to
resolution of the shareholders.                          vote must approve the dissolution.

Redemption of Minority Shares

Under British Virgin Islands law, subject to any         There are no specific provisions for the
limitations in the memorandum or articles of             redemption of minority shares under Nevada
association, upon a merger or consolidation              law.
shareholders of a British Virgin Islands company
holding ninety percent of the votes of the
outstanding shares entitled to vote and the votes of
the outstanding shares of each class and series
entitled to vote as a class or series may on a merger
or consolidation give written instructions to the
British Virgin Islands company directing the British
Virgin Islands company to redeem the shares held
by the remaining shareholders.  The British Virgin
Islands company must then initiate the compulsory
redemption procedure set forth in the British Virgin
Islands Ordinance.  Any dissenting shareholders are


                                       34

       BRITISH VIRGIN ISLANDS LAW -                                        NEVADA LAW -
ASIA PROPERTIES INVESTMENTS SHAREHOLDER RIGHTS                  ASIA PROPERTIES SHAREHOLDER RIGHTS

entitled to payment for the fair value of their shares.
The Asia Properties Investments memorandum and articles of association do not limit application of this provision of the British Virgin Islands
Ordinance.

Shareholder Derivative Lawsuits

Under  British Virgin Islands Law, a minority            Under Nevada law, a shareholder may bring a
shareholder may bring a derivative action in his own     derivative lawsuit for a claim on behalf of the
name to remedy a wrong done to the company, where        corporation where the corporation has been
the company refuses to bring the action because the      damaged and refuses to itself pursue a remedy
wrongdoers or controllers of the company prevent         for that damage.
the action from being brought by the company itself.

Class Action Lawsuits

Under British Virgin Island Law, one or more             Under Nevada and U.S. federal laws, one or
shareholders may bring a representative or               more shareholders as representatives of a
class action against the company on behalf of            class of all similarly situated shareholders
themselves and other  shareholders whose personal        may bring a class action lawsuit against a
rights as members are being infringed.  All of the       corporation for a claim that the shareholders
shareholders in a representative action must have a      in the class have been damaged by wrongful
common  interest, common  grievance and the relief       acts of the corporation.  This type of lawsuit
sought is in its nature beneficial to all of the         eliminates the need join every affected
shareholders whom the plaintiffs represent. This         shareholder in the litigation.
type of  action eliminates the need for every
shareholder to join every affected shareholder in
the litigation.

TAX  CONSEQUENCES  OF  THE  REINCORPORATION

     The following is a summary of anticipated material U.S. federal income tax consequences of the reincorporation of Asia Properties from Nevada to the British Virgin Islands and the related issuance of Asia Properties Investments capital shares. The summary does not address all possible tax consequences relating to the issuance of Asia Properties Investments capital shares and does not purport to deal with the tax consequences applicable to all categories of shareholders, some of which, such as dealers in securities, insurance companies and tax-exempt entities may be affected by special rules. In particular, the discussion does not address the tax consequences under state, local and other national, non-U.S. tax laws. Therefore, you should consult your own tax advisor regarding the particular tax consequences to you of the reincorporation and the issuance of Asia Properties Investments capital shares. The following discussion is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which may change, and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to the tax consequences of the reincorporation under U.S. federal income tax law and the opinion of O'Neal Webster O'Neal Myers Fletcher & Gordon, with respect to the tax consequences of the reincorporation under British Virgin Islands tax law.

     Tax  Consequences  to  Asia  Properties

     Under  current  U.S.  federal  income  tax law, the reincorporation of Asia
Properties to the British Virgin Islands constitutes a taxable disposition of each of Asia Properties' assets under Internal Revenue Code Section 367(a) and the regulations thereunder with respect to which gain but not loss will be recognized. Therefore, Asia Properties will be required to recognize taxable gain to the extent the fair market value of any of its assets exceeds its adjusted basis, without offset for the recognition of loss with respect to any other asset. Since substantially all of the assets of Asia Properties consist of cash, it is anticipated generally that little, if any, gain should be recognized.

     Tax  Consequences  to  the  U.S.  Holders  of  Asia Properties Common Stock

     The reincorporation is not a taxable event to the U.S. shareholders of Asia Properties and those shareholders will not be required to pay income tax on any gain with respect to their shares of Asia Properties as a consequence of the reincorporation.

     U.S.  Federal  Income  Taxation

     A U.S. shareholder receiving a distribution with respect to Asia Properties Investments capital shares will be required to include that distribution in gross income as a taxable dividend, to the extent of Asia Properties Investments' current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of Asia

Properties Investments' earnings and profits will first be treated for U.S. federal income tax purposes as a nontaxable return of capital to the extent of the U.S. shareholders' adjusted tax basis in Asia Properties Investments capital shares, and then as gain from the sale or exchange of a capital asset, provided that the capital shares constitute a capital asset in the hands of the U.S. shareholder.

     Gain or loss on the sale or exchange of Asia Properties Investments capital shares will be treated as capital gain or loss if the U.S. shareholder holds Asia Properties Investments capital shares as a capital asset. That capital gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the capital shares for more than one year at the time of the sale or exchange.

     "Backup withholding" at the rate of 31 percent may apply to a holder of Asia Properties Investments capital shares with respect to dividends paid on the capital shares if the dividends are paid inside the U.S. or by a U.S. payor or U.S. middleman outside the U.S. In addition, backup withholding may apply to the proceeds of the sale, exchange or redemption of the capital shares, if the proceeds in the U.S. or if the proceeds are paid outside the U.S. by a U.S. payor or a U.S. middleman.

     Backup withholding may be avoided by the holder of Asia Properties Investments capital shares if the holder:

          -    is a corporation or comes within other exempt categories, or

          - provides a correct taxpayer identification number, certifies that backup withholding does not apply to the holder and otherwise complies with the backup withholding rules.

     In addition, holders of Asia Properties Investments capital shares who are not U.S. persons are generally exempt from backup withholding, although the holders may be required to comply with certification and identification procedures to prove their exemption.

     British  Virgin  Islands  Taxation

     Under the International Business Companies Act of the British Virgin Islands, a holder of Asia Properties Investments capital shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the capital shares and all holders of capital shares are not liable for British Virgin Islands income tax on gains realized during that year on a sale or disposal of those shares. The British Virgin Islands does not impose a withholding tax on dividends paid by companies incorporated under the International Business Companies Act. There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the International Business Companies Act. In addition, transfer taxes, stamp duties or similar charges do not apply to Asia Properties Investments capital shares. There is no income tax treaty or convention currently in effect between the U.S. and the British Virgin Islands.

ACCOUNTING  TREATMENT  OF  REINCORPORATION

     The merger of Asia Properties into Asia Properties Investments in connection with the reincorporation will be accounted for at historical cost in a manner similar to a pooling of interests.

U.S.  FEDERAL  SECURITIES  LAWS  CONSEQUENCES

     This prospectus does not cover any resales of Asia Properties Investments capital shares to be received by Asia Properties stockholders in the reincorporation. No person is authorized to use this prospectus in connection with any such resale.

     All shares received by you in the reincorporation will be freely transferable, unless you are deemed to be an "affiliate" of Asia Properties under U.S. federal securities laws at the time the reincorporation is completed. If you are deemed to be an "affiliate" of Asia Properties, the capital shares received by you in the reincorporation may be resold by you only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933.

     Persons who may be deemed to be affiliates of Asia Properties for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Asia Properties and may include officers, directors and principal stockholders of Asia Properties.

                           ASIA PROPERTIES INVESTMENTS

BUSINESS  OF  ASIA  PROPERTIES  INVESTMENTS

     Asia Properties Investments is a newly formed British Virgin Islands company formed solely to accomplish the reincorporation of Asia Properties. Asia Properties Investments currently has no significant assets or operations.
Asia Properties Investments plans to continue the business of Asia Properties after the reincorporation and to complete the pending acquisition of Northbridge Communities, through which Asia Properties Investments is to acquire real estate properties in both Thailand and Cambodia.

     Asia Properties Investments is not directly or indirectly owned or controlled by any foreign government. Asia Properties Investments currently is a wholly-owned subsidiary of Asia Properties.

     Employees

     Asia Properties Investments does not currently have any employees. After the reincorporation the two full time employees and three consultants of Asia Properties will become employees and consultants of Asia Properties Investments.

THE  PENDING  ACQUISITION  OF  NORTHBRIDGE  COMMUNITIES

     On February 4, 2000, Asia Properties Investments and Asia Properties entered into an acquisition agreement with Northbridge Communities for the acquisition by Asia Properties Investments all of the outstanding shares of Northbridge Communities stock in exchange for the issuance by Asia Properties Investments of 4,600,000 Asia Properties Investments capital shares to the shareholders of Northbridge Communities. The acquisition cannot be completed until after Asia Properties is reincorporated as a British Virgin Islands company by its merger into Asia Properties Investments. The original agreement provided that the closing of the purchase and sale of those capital shares must occur before August 2, 2000. On July 25, 2000, Northbridge Communities and Asia Properties agreed to extend the date for closing of the acquisition to October 15, 2000.

     Asia Properties Investments estimates that the value of the Northbridge Communities capital shares to be acquired is approximately U.S. $20 million. Under the acquisition agreement, Asia Properties Investments plans to issue to the shareholders of Northbridge Communities 4,600,000 Asia Properties Investments capital shares valued at U.S. $4.40 per share. Under the terms of a subsequent arrangement among the Northbridge Communities shareholders, Asian Frontier Holdings, an affiliate of Northbridge Communities, will receive 1,200,000 Asia Properties Investments capital shares in exchange for forgiveness of a portion of a loan payable by Northbridge Communities. The shareholders of Northbridge Communities, including Asian Frontier Holdings, will receive the remaining 3,400,000 Asia Properties Investments capital shares in proportion to their Northbridge Communities ownership interests. Asia Properties Investments has also been informed that Asian Frontier Holdings has entered into an agreement with another Northbridge Communities shareholder, N.B.C. Holdings, under which Asian Frontier Holdings will receive all of the 1,734,000 capital shares of Asia Properties Investments to which N.B.C. Holdings is entitled under the Share Purchase and Sale Agreement in exchange for Asian Frontier Holdings forgiveness of a loan payable from N.B.C. Holdings.

     The  acquisition  agreement  includes  the  following  principal  terms:

     - Asia Properties Investments must restructure its board of directors upon the closing of the transaction so that its directors will be Daniel S. McKinney, Nicholas St. Johnston, David Diehl, David Roberts and two appointees of Northbridge Communities.

     - Asia Properties Investments must use its best efforts to raise U.S. $15 million in cash by September 11, 2000.

     - The rights to 3,500,000 of Asia Properties Investments capital shares to be held by the following persons after the reincorporation in the amounts indicated below have been transferred into an escrow account by way of delivery of certificates for the corresponding shares of Asia Properties common stock:

          -    Daniel S. McKinney - 800,000 shares,

          -    Nicholas St. Johnston - 900,000 shares,

          -    Crestview Associates Limited - 700,000 shares,

          -    Lim Gaik Im - 600,000 shares, and

          -    Milliard Limited - 500,000 shares.

     - In the event that Asia Properties Investments is able to raise U.S. $15 million in cash by September 11, 2000, the 3,500,000 capital shares in the escrow account will be surrendered back to Mr. McKinney, Mr. St. Johnston, Ms. Gaik Im, Crestview Associates Limited and Milliard Limited.

     - In the event Asia Properties Investments is unable to raise U.S. $15 million by September 11, 2000, 1,750,000 capital shares in the escrow account will be transferred to the former shareholders of Northbridge Communities and Mr. McKinney will be required to resign from the board of directors.

     - during a period from September 12, 2000 until February 4, 2001 the shareholders who delivered the 3,500,000 shares into the escrow account will be entitled to clawback their proportionate interest of 1,750,000 of those shares if Asia Properties Investments raises additional capital. Those shares not clawed back will be transferred to the former shareholders of Northbridge Communities. The number of shares that may be clawed back will be equal to the product of:

          -    the amount of capital raised divided by U.S. $15 million

          -    multiplied by 1,750,000.

     - If Asia Properties Investments fails to list its capital shares on the American Stock Exchange before November 3, 2000, Mr. McKinney will be required to resign from its board of directors.

     Although Asia Properties did not raise $15 million in new capital by September 11, 2000, on August 16, 2000, Asia Properties and The Lester Group executed a letter of intent which proposes the terms under which The Lester Group will purchase in a private placement 3,000,000 shares of common stock of Asia Properties at $5.00 per share for an aggregate amount of U.S. $15,000,000. Under the contemplated transaction, Asia Properties would place 3,000,000 shares of common stock into escrow to be issued to The Lester Group as funds are received at $5.00 per share. The term sheet further contemplates that The Lester Group would be entitled to appoint one member to Asia Properties' board of directors upon payment of no less than $3,000,000. If by January 1, 2001, The Lester Group has not paid U.S. $15,000,000, its nominee to the board of directors will resign and the remaining shares not purchased will be returned to Asia Properties. Asia Properties believes that if a binding agreement is executed, this arrangement will satisfy the $15,000,000 funding requirement set forth in the Northbridge Communities acquisition agreement and on September 5, 2000, Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension. Further, Asia Properties and Asia Properties Investments cannot assure you that the proposed financing with The Lester Group will be completed in any amount.

     Currently, Asia Properties and The Lester Group are continuing to negotiate the terms of the proposed transaction. No definitive contract has been executed. Asia Properties cannot assure you that the funding arrangement contemplated by the term sheet with The Lester Group will result in execution of a definitive agreement and that the contemplated agreement with The Lester Group will satisfy the requirements of the Northbridge Communities acquisition agreement.

     After the reincorporation of Asia Properties into Asia Properties Investments and the acquisition of Northbridge Communities, Asia Properties Investments' operations will consist of the operations of Northbridge Communities. Northbridge Communities principally owns interests in gated community developments near Bangkok, Thailand and Phnom Penh, Cambodia. Because Northbridge Communities' operations will constitute all of Asia Properties Investments' operations after the acquisition, a description of those operations is included below. See "Northbridge Communities" beginning on page 71. The historical financial statements of Northbridge Communities and pro forma financial information combining the historical results of Asia Properties and Northbridge Communities are included elsewhere in this prospectus.

LEGAL PROCEEDINGS OF ASIA PROPERTIES INVESTMENTS

     Asia Properties Investments is not currently a party to any legal proceeding.

DESCRIPTION  OF  ASIA  PROPERTIES  INVESTMENTS  CAPITAL  SHARES

     Asia Properties Investments' authorized capital stock consists of 500,000,000 capital shares, of which 5,931,434 shares will be outstanding immediately after the reincorporation and before the issuance of 4,600,000 capital shares to acquire Northbridge Communities. Holders of Asia Properties Investments capital shares are entitled to one vote for each whole share on all matters to be voted on by Asia Properties Investments shareholders, including the election of directors. Holders of capital shares do not have cumulative voting rights in the election of directors. All capital shares are equal to each other with respect to liquidation and dividend rights. Holders of capital shares are entitled to receive dividends if and when declared by the board of directors out of funds legally available under British Virgin Islands law. In the event of the liquidation of Asia Properties Investments, all assets available for distribution to the holders of capital shares are distributable among them according to their respective holdings. Holders of capital shares have no preemptive rights to purchase any additional, unissued capital shares.

     Asia Properties Investments may, with the written consent of a majority of shareholders, amend the memorandum and articles of association by a resolution of directors.

     Dividend  Policy

     Asia Properties Investments does not anticipate payment of any dividends on its capital shares for the foreseeable future. Asia Properties Investments anticipates that any earnings after the reincorporation would be retained to finance operations and future growth and expansion.

     Transfer  Agent  and  Registrar

     The transfer agent and registrar for Asia Properties Investments capital shares will be Computershare Investor Services, formerly known as American
Securities  Transfer  &  Trust,  Inc.  in  Lakewood,  Colorado.

ASIA PROPERTIES INVESTMENTS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Asia Properties Investments is a British Virgin Islands company formed solely to accomplish the reincorporation of Asia Properties as a British Virgin Islands company. As of August 31, 2000, Asia Properties Investments did not have any significant assets or results of operations.

     After the reincorporation of Asia Properties into Asia Properties Investments, Asia Properties Investments plans to continue the business strategy of Asia Properties, including the planned acquisition of Northbridge Communities. Once Asia Properties Investments completes the acquisition of Northbridge Communities, Asia Properties Investments plans to continue the business of Northbridge Communities.

     For a discussion and analysis of Asia Properties' financial condition and results of operations, please see "Asia Properties -- Asia Properties Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 53. For a description of Northbridge Communities' business, please see "Northbridge Communities" beginning on page 71.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     Since its inception in December 1999 Asia Properties Investments has not purchased or sold any market risk sensitive instruments or entered into any transaction relating to those instruments. Asia Properties Investments will be affected by the market risk associated with the fluctuating exchange rate of the currencies of the Southeast Asian countries in which it plans to operate relative to the U.S. dollar after the acquisition of properties in those countries through the planned acquisition of Northbridge Communities because the Asia Properties Investments financial statements will be prepared using U.S. dollars as the reporting currency. Asia Properties Investments may from time to time hedge its currency positions to attempt to avert any adverse
consequences  of  exchange  rate  fluctuations.   However,  Asia  Properties
Investments cannot assure you that it will be able to successfully hedge its exchange rate exposure or that it will be able to hedge that exposure at satisfactory cost.

MANAGEMENT  OF  ASIA  PROPERTIES  INVESTMENTS

Current  Executive  Officers  and  Directors  of  Asia  Properties  Investments

     The following table sets forth the name, age and position of each of the executive officers and directors of Asia Properties Investments as of the date of this prospectus and the month and year in which the directors were first elected to the board. The same individuals also serve in identical positions as the executive officers and directors of Asia Properties.

Name                    Age      Title                          Director Since
----                    ---      -----                          --------------

Daniel  S.  McKinney     39      President, Secretary           December  1999
                                 and  a  Director

Nicholas St. Johnston    38      Chief  Executive  Officer,     December  1999
                                 Chief  Financial  Officer
                                 and  a  Director

David  W.  Diehl         73      Director                       February  2000

David  Roberts           52      Director                       February  2000
________

     DANIEL S. MCKINNEY has been President and a director of Asia Properties since its inception in April 1998. Mr. McKinney was the Chief Executive Officer of Asia Properties from April 1998 until November 1999. Since 1982, Mr. McKinney has been the sole proprietor of McKinney International, a company located in Hong Kong and engaged in the business of manufacturing jewelry. Since 1989, Mr. McKinney has been a director of Coldway Ltd., an investment banking firm. Since 1994, Mr. McKinney has been a director of Cement Services, Ltd., a construction company. Since October 1999, Mr. McKinney has served as a director of Sunflower (USA), Ltd., a publicly traded company. Mr. McKinney has many years of experience in consulting governments and new businesses and most recently has focused on the areas of investment banking and business development. Mr. McKinney majored in Chemistry and Biology at Houston Baptist University from 1979 to 1981, and graduated from Hong Kong International School in 1979.

     NICHOLAS ST. JOHNSTON has been the Chief Executive Officer of Asia Properties since November 1999, its Chief Financial Officer since July 1999, and a director of Asia Properties since April 1998. Mr. St. Johnston was the Executive Director of Asia Properties from August 1998 until November 1999. Since July 1998, Mr. St. Johnston has been the Managing Director of BDNSJ Limited, a company engaged in the business of leasing office and residential real estate in Thailand. From March 1995 until July 1997, Mr. St. Johnston was the Senior Vice President of Wave Development, Ltd., a real estate development company based in Thailand. In his position with Wave Development, Ltd., Mr. St. Johnston was responsible for the analysis and preparation of research reports about investment opportunities for acquisitions in Thailand. Mr. St. Johnston is a Chartered Surveyor and has over 15 years of experience in the real estate industry, including 13 years in Asia. Mr. St. Johnston founded the Thai branch of the Royal Institution of Chartered Surveyors in 1990 and remains an active member of that committee. That committee currently is acting as advisors to the Thai SEC on aspects of real estate property valuation in Thailand. Mr. St Johnston received a Bachelor of Science degree with honors in Urban Estate Surveying from Trent University in Nottingham, United Kingdom in 1983

     DAVID W. DIEHL has been a director of Asia Properties since February 2000. Since 1988, Mr. Diehl has been the Chairman of Diehl & St. Johnston Ltd., which is an investment bank specializing in cross border acquisitions. Mr. Diehl received an MA and LLB in 1950 from Trinity College, Dublin.

     DAVID ROBERTS has been a director of Asia Properties since February 2000. Beginning in 1990, Mr. Roberts was a director of the Hoare Govett Asia Group of Companies, which are now known as ABN AMRO Asia. He is currently a member of the board of directors of ABN AMRO Asia Hong Kong Ltd. and ABN AMRO Asia Securities, PLC. In addition, Mr. Roberts is a council member of the Hong Kong Stock Exchange, serves on the Exchange's Listing Committee and represents the Exchange as a director of the Hong Kong Securities Clearing Company. Mr. Roberts is also a member of the board of directors of Northbridge Communities Limited.

Changes to the Asia Properties Investments Board of Directors Under the Northbridge Communities Acquisition Agreement

     Under the Northbridge Communities acquisition agreement, the Asia Properties Investments board of directors after the acquisition is completed is to consist of Mr. McKinney, Mr. St. Johnston and Vorasit Pokachaiyapat and Robert W. Brewitt, who are members of Northbridge Communities management, and two outside directors, who currently are Mr. Roberts and Mr. Diehl.

     A description of the recent business experience of Mr. Brewitt and Mr. Pokachaiyapat is set forth below:

     ROBERT  W.  BREWITT, age 51, joined Northbridge Communities in 1995 and was
named  Managing  Director  in  1998.   He  was  instrumental  in  creating  the
Northbridge School system and founding the schools and communities in Thailand and Cambodia. Dr. Brewitt earned his Doctorate Degree at Washington State
University. Before joining Northbridge, he was Superintendent of the International School Bangkok where he provided the input necessary for completing the design specifications for International School Bangkok's new campus and faculty housing complex. He has more than twenty-four years experience in international education as a School Director in Thailand and Austria and as a teacher, counselor and principal at schools in Norway, The Netherlands and Belgium.

     VORASIT POKACHAIYAPAT, age 36, is a director of Northbridge Communities and is a co-founder and Executive Director of Finansa Ltd. He worked in Thailand for Thai Investment and Securities now TISCO Finance, and in 1990 was promoted to head the Securities Research Department. In August 1990, he left TISCO to join the Capital Markets Group of Chase Manhattan (Thailand) Ltd., where he worked until co-founding Finansa Ltd. Mr. Pokachaiypat is a director of Nation Multimedia Group pcl, SE-ED pcl. Mr. Pokachaiypat received a B.S. in Industrial Management and Economics from Carnegie-Mellon University and an M.S. from Bentley College in Computer Sciences. He is a citizen of Thailand.

     The Northbridge Communities acquisition agreement also currently provides that if Asia Properties does not by September 11, 2000 raise $15 million at a price of at least $4.40 per share, Mr. McKinney must resign from the board of directors without replacement. Although Asia Properties did not meet this $15 million financing requirement by September 11, 2000, on September 5, 2000 Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension.

     The acquisition agreement further currently provides that if Asia Properties Investments capital shares are not by November 3, 2000 listed for trading on the American Stock Exchange or any other market approved by the Asia Properties Investments board of directors after the Northbridge Communities acquisition, Mr. McKinney must resign from the board of directors without replacement. On September 5, 2000 Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the November 3, 2000 deadline to February 3, 2001. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension.

COMPENSATION  OF  ASIA  PROPERTIES  INVESTMENTS  OFFICERS  AND  DIRECTORS

     Asia Properties Investments has not directly paid any monetary compensation to any of its directors or officers. However, Asia Properties did pay consulting fees to consulting companies owned by some of its officers and directors and issued Asia Properties common stock to some of its officers and directors during 1999. See "Asia Properties -- Interest of Management In Asia Properties Transactions" on page 61.

     Asia Properties agreed to pay David W. Diehl U.S. $15,000 per year beginning November 15, 2000 and all of his out-of-pocket expenses to attend four board of director meetings scheduled during 2000. Asia Properties also agreed to pay David Roberts U.S.$ 15,000 per year beginning in February 2000 and all of his out-of-pocket expenses to attend board of director meetings during 2000.

                                 ASIA PROPERTIES

BUSINESS  OF  ASIA  PROPERTIES

     Asia Properties was formed in 1998 to acquire residential and commercial real estate in Southeast Asia. Asia Properties is a development stage company that does not own any property and has not generated any revenues from operations. Asia Properties currently plans to:

     -    acquire,   manage,  and  develop  income-producing  real  property  in
          Southeast Asia,

     - to provide consulting and management for international schools in Southeast Asia, and

     -    to acquire real property in Southeast Asia for long-term capital gain.

     Asia Properties' current plan of operations includes identifying suitable companies who own income-producing property for purposes of acquisition.

     Asia Properties' principal executive office is located at 86/14 Sukhumvit 31, Bangkok 10110, Thailand. The telephone number at that address is (66-2) 260-3197.

     Bangkok  Real  Estate  Fund

     On July 16, 1998 the Thai SEC approved an application to register the Bangkok Real Estate Fund, a closed-end Thai property fund under the Securities and Exchange Act of Thailand. On July 17, 1998, Asia Properties acquired the right to establish Bangkok Real Estate Fund from persons affiliated with Asia Properties. See "The Reincorporation -- Interest of Insiders in the Reincorporation" on page 27. Asia Properties however failed to fund Bangkok Real Estate Fund with approximately U.S. $_______million before July 16, 1999 as required by the Thai SEC. Asia Properties therefore was required to obtain approval to register a new property fund. On July 15, 1999, the Thai SEC approved Asia Properties' application to register a second closed-end Thai property fund-the Bangkok RE Fund. The Thai SEC has permitted the establishment of property funds like the Bangkok RE Fund for the purpose of resolving financial institutional problems through the recapitalizing of the real estate industry in Thailand with funds from abroad.

     In order to complete the registration of the Bangkok RE Fund, Asia Properties must have satisfied conditions mandated by the Thai SEC. For example, Asia Properties and a minimum of nine other persons classified as qualified institutional investors under the Securities and Exchange Act of Thailand must have purchased before July 15, 2000 a minimum of fifty million units of Bangkok RE Fund at a price of ten Thai Baht per unit for a total of five hundred million Thai Baht, or approximately U.S. $________million as of July 15, 2000. The Securities and Exchange Act of Thailand defines a qualified institutional investor to include investors who do not have a domicile in Thailand and who deposit investment money from foreign countries with a custodian and a manager of a Thai property fund. Each of the qualified institutional investors are required to appoint in writing a custodian or a manager to manage their investments in Bangkok RE Fund. Each investor in Bangkok RE Fund must have invested a minimum of one million Thai Baht, or approximately U.S. $_________.

     As of July 15, 2000, Asia Properties did not obtain the funding necessary to register the Bangkok RE Fund. As a result, the period for Asia Properties to register the Bangkok RE Fund with the Thai SEC expired. Asia Properties decision not to register the Bangkok RE Fund was the result of several factors. The regulations governing Thai closed-end property funds prohibit encumbering real estate the property fund owns. These regulations would have effectively prohibited Bangkok RE Fund from obtaining purchase money financing for the acquisition of properties. Asia Properties initially believed it would be able to raise the 500 million Thai Baht from qualified institutional investors on the basis that Asia Properties would be able to raise additional debt financing on the corporate level. Asia Properties held informal discussions with several possible funding sources, both in connection with the 500 million Thai Baht required to register Bangkok RE Fund and debt financing for purposes of acquiring properties. During those discussions, Asia Properties reviewed the potential for the Bangkok RE Fund and determined that there were insufficient growth opportunities. Based on the risk and the prospects for growth in the Bangkok RE Fund, Asia Properties was unable to obtain the equity or debt financing it believed necessary to operate Bangkok RE Fund.

     Asia Properties believes that the principal benefit to owning real estate through a Thai property fund -- a corporate income tax exemption -- is currently offset by additional expenses necessary to operate such a fund, such as asset management fees and trustee fees. Accordingly, Asia Properties has decided not to acquire Thailand real estate through a registered Thai property fund. Asia Properties management believes that should the benefits of owning a Thai property fund increase, there may be opportunities to acquire other property funds through approximately February 2001.

     As a result of Asia Properties' decision not to register the Bangkok RE Fund, Asia Properties business, and the business of Asia Properties Investments after the reincorporation, will consist solely of the operations of Northbridge Communities after that acquisition is completed.

     Employees

     Asia Properties has two full time employees and three consultants who will become the employees and consultants of Asia Properties Investments after the reincorporation.

PROPERTIES  OF  ASIA  PROPERTIES

     The principal executive office of Asia Properties is located in a 250 square foot office space at 86/14 Sukhumvit 31, Bangkok, Thailand. BDNSJ Limited permits Asia Properties to occupy that space on a rent-free basis. BDNSJ Limited is owned by Nicholas St. Johnston, an executive officer and director of Asia Properties. Asia Properties also has a representative office located at 114 West Magnolia, Suite 400-115, Bellingham, WA 98225, which is a 5,000 square foot facility. That space is occupied under a one-year lease from an unaffiliated party for $200 per month. That lease terminates February 1, 2001.

LEGAL PROCEEDINGS OF ASIA PROPERTIES

     Asia  Properties  is  not  currently  a  party  to  any  legal  proceeding.

MARKET  PRICE  AND  DIVIDENDS  ON  ASIA  PROPERTIES  COMMON  STOCK

     Market  Information

     Asia Properties common stock began trading in the U.S. over the counter market on January 25, 1999 and since that time has been the subject of limited and sporadic quotations in the pink sheets under the symbol "ASPZ". Asia Properties Investments expects that after the reincorporation its capital shares will be quoted in the pink sheets under the symbol "________." Asia Properties Investments capital shares and Asia Properties common stock are not traded in any non-U.S. trading market. Asia Properties Investments intends to apply to have its capital shares listed on the American Stock Exchange. However, Asia Properties Investments cannot assure you that an American Stock Exchange listing will be approved.

     The following table shows the high and low per share price quotations of Asia Properties common stock as reported in the pink sheets for the periods presented. These quotations reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.


                                                                  HIGH      LOW
                                                                  ----      ---

Year  Ended  December  31,  1999:

     First Quarter (since January 25, 1999) . . . . . . . . . .  $5.25     $1.50

     Second  Quarter . . . . . . . . . . . . . . . . . . . . .   $7.50     $4.00

     Third  Quarter . . . . . . . . . . . . . . . . . . . . . .  $6.50     $3.25

     Fourth  Quarter . . . . . . . . . . . . . . . . . . . . .   $5.50     $2.00

Year  Ending December 31, 2000:

     First  Quarter . . . . . . . . . . . . . . . . . . . . . .  $5.50     $2.00

     Second  Quarter . . . . . . . . . . . . . . . . . . . . .   $5.50     $3.00

    Third Quarter (through ___________, 2000) . . . . . . . . .  $____     $____

     The last sales price of Asia Properties common stock was $_________ per share on ___________, 2000, the last date before the date of this prospectus for which there was a trade, as quoted in the pink sheets.

     Holders

     As of July 16, 2000 there were 50 holders of record of Asia Properties common stock. Persons residing in the U.S. were holders of record of 1,397,984 shares, or 23.6% of the 5,931,434 outstanding shares of Asia Properties common stock as of that date. Asia Properties believes, based on information provided by its stock transfer agent, that as of that date. Those persons will own an equal number of Asia Properties Investments capital shares immediately after the reincorporation.

     Dividends  -  Exchange  Controls  and  Other  Limitations

     There are no exchange control restrictions in Thailand and Cambodia, the countries in which Asia Properties Investments currently plans to operate after the reincorporation and the acquisition of Northbridge Communities, on the remittance of dividends by subsidiaries to the parent company. In addition, there are no material British Virgin Islands laws that impose foreign exchange controls on Asia Properties Investments or that affect the payment of dividends, interest or other payments to nonresident holders of Asia Properties Investments capital shares. British Virgin Islands law and the Asia Properties Investments memorandum and articles of association impose no limitations on the right of nonresident or foreign owners to hold or vote our capital shares.

     While Asia Properties Investments currently has no intention of paying dividends for the next six years or longer, should Asia Properties Investments decide in the future to do so, its ability to pay dividends depends on the receipt of dividends or other payments from its subsidiaries and its other holdings and investments. In addition, operating subsidiaries may be affected by restrictions on their ability to make distributions to the parent company, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other currency and other regulatory restrictions.

SELECTED  FINANCIAL  DATA  OF  ASIA  PROPERTIES

     The selected historical financial and pro forma data presented below of Asia Properties was derived from the historical and pro forma financial statements and related notes included in this prospectus. See "Index to Financial Statements" at page F-1. The pro forma financial data gives effect to the proposed acquisition of Northbridge Communities. You should read the selected financial data together with those historical and pro forma financial statements. Asia Properties used U.S. generally accepted accounting principles to prepare its financial statements.

     The unaudited pro forma financial information for the periods indicated below were prepared by combining the historical results of Asia Properties and Northbridge Communities using the purchase method of accounting for business combinations. This is described in notes accompanying the pro forma financial statements and related notes included in this prospectus. See Index to Financial Statements at page F-1. The pro forma financial information is presented to give you a better picture of what Asia Properties' business might have looked like if Asia Properties had owned Northbridge Communities during the periods indicated. Those companies may have performed differently if their operations had been combined. You should not rely on the unaudited pro forma information as being indicative of the historical results that Asia Properties would have had or the future results that Asia Properties Investments will experience after the reincorporation and acquisition of Northbridge Communities. The historical financial statements of Northbridge Communities and related notes are also included in this prospectus. See Index to Financial Statements at page F-1.

                                                                                THREE
                                                                                MONTHS
                                 FOR THE                        PERIOD FROM     ENDED        YEAR ENDED
                               PERIOD FROM                     APRIL 6, 1998    MARCH 31,    DECEMBER 31,
                                JANUARY 1 TO   YEAR ENDED         THROUGH        2000           1999
                                 MARCH 31,     DECEMBER 31,     DECEMBER 31,    PRO FORMA     PRO FORMA
STATEMENT OF OPERATIONS DATA      2000            1999             1998        (UNAUDITED)   (UNAUDITED)
----------------------------  -------------  ---------------  --------------  -------------  ------------
Income                        $          -   $            -   $           -   $    290,870   $   881,597
Operating loss                $    (55,945)  $     (660,550)  $    (187,722)  $   (248,045)  $(2,711,103)
Net loss                      $    (55,945)  $     (660,954)       (187,633)  $   (389,118)  $(3,615,107)
Loss per share                $      (0.01)  $        (0.11)  $       (0.06)  $      (0.04)  $     (0.34)
Weighted average shares
  outstanding                    5,921,434        5,886,017       2,925,300     10,521,434    10,521,434



                                                                          MARCH 31,     DECEMBER
                                                                            2000        31, 1999
                                 MARCH 31,  DECEMBER 31,  DECEMBER 31,    PRO FORMA     PRO FORMA
BALANCE SHEET DATA                 2000         1999         1998        (UNAUDITED)   (UNAUDITED)
------------------------------  -----------  ----------  -------------  -------------  -----------
Cash and cash equivalents       $   40,448   $  33,979   $     423,912  $    146,090   $   134,945
Working capital (deficit)       $  (72,494)  $ (29,601)  $     410,308  $ (3,800,477)  $(3,814,305)
Total assets                    $   93,278   $  98,649   $     473,349  $ 22,112,447   $22,248,920
Long-term liabilities           $        -   $       -   $           -  $  3,916,576   $         -
Stockholders' equity (deficit)  $  (28,386)  $  27,560   $     453,967  $ 14,141,369   $14,531,361

     Asia Properties Investments financial information is not presented because Asia Properties Investments will not have significant assets or capitalization and will not have engaged in any business or activities before the reincorporation.

     Pro forma financial statements reflecting the reincorporation of Asia Properties as a British Virgin Islands company through the merger into Asia Properties Investments are not presented because Asia Properties Investments is currently a corporate shell formed solely to accomplish the reincorporation and has no significant assets or operations.

ASIA PROPERTIES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of Asia Properties should be read together with the Asia Properties financial statements included in this prospectus. See "Index to Financial Statements" at page F-1. Those financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Overview

     Asia Properties is a development stage company which was formed in 1998 with plans to invest in real estate in Southeast Asia. Asia Properties has devoted most of its efforts to date toward organization and fund raising for planned Southeast Asian real estate investments, and no revenues have yet been generated from any operations. Asia Properties has experienced recurring losses from operations since its inception and as of December 31, 1999, Asia Properties had a working capital deficit of $(29,601) and an accumulated deficit from operations of $(848,587). As of March 31, 2000, the working capital deficit was $(72,494) and the accumulated deficit from operations was $(904,532). As noted in the independent audit report for the audited Asia Properties financial statements included in this prospectus, these factors raise substantial doubt about the ability of Asia Properties to continue as a going concern. The Asia Properties financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The ability of Asia Properties to continue as a going concern depends on obtaining adequate levels of additional financing from new investors or existing shareholders. Asia Properties is endeavoring to obtain new sources of financing. However, Asia Properties is currently dependent on loans from management to pay current general and administration expenses necessary for Asia Properties to continue.

     In February 2000, Asia Properties entered into an agreement for the acquisition of Northbridge Communities by Asia Properties Investments through the issuance of 4.6 million shares of Asia Properties Investments common stock. Northbridge Communities owns interests in exclusive real estate developments in Thailand and Cambodia. The completion of the acquisition agreement is subject to completion of the reincorporation of Asia Properties as a British Virgin Islands company through its merger into Asia Properties Investments. See "Asia Properties Investments - The Pending Acquisition of Northbridge Communities" on page 39.

     Asia Properties currently plans to reincorporate as a British Virgin Islands company through a merger into Asia Properties Investments, and then complete the acquisition of Northbridge Communities. If the acquisition of Northbridge Communities is completed, the combined financial condition and results of operations will be materially different from Asia Properties' current financial condition and results of operations, and will be subject to the same business trends and uncertainties that apply to Northbridge Communities. You should read the discussion in the Northbridge Communities section below for an analysis of their financial condition and results of operations and the business
trends  and  uncertainties  applicable  to  Northbridge  Communities.   See
"Northbridge Communities - Northbridge Communities Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 82.

Results  of  Operations

     Comparison of Year Ended December 31, 1999 with Period from April 6, 1998 (date of inception) through December 31, 1998.

     General  and  Administration  Expenses

     General and administration expenses increased by $478,828 to $666,550 for the year ended December 31, 1999 from $187,722 for the period from April 6, 1998 to December 31, 1998. This represents an increase of approximately 255 percent. This increase was primarily attributable to the following factors:

          - increased expenses incurred in connection with efforts devoted toward establishing Asia Properties' planned real estate business in Southeast Asia, including increased expenses for:

               - legal, accounting and consulting fees in the total increased amount of approximately $178,400

               - due diligence property evaluations for possible Southeast Asian real estate acquisitions in the total increased amount of approximately $111,020 and

               - organizational, marketing and related travel expenses in the total increased amount of approximately $101,250


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
               - increased rent expense in the amount of approximately $16,000 for office space which was first leased beginning in early 1999 and

               - the longer operating period of the full 12 months ended December 31, 1999 versus the period of 8 months from April 6, 1998 to December 31, 1998, which resulted in increased operating expenses of approximately $72,000.

     Total cash used in operations of $621,055 during 1999 and $173,875 for the period from April 6, 1998 to December 31, 1998 was primarily for the payment of general and administration expenses. The sources of cash for the payment of these amounts were from the following private placements of Asia Properties common stock:

               - In June 1998, Asia Properties issued 3,200,000 shares of common stock to Daniel S. McKinney, Nicholas St. Johnston and Simon Landy, the three founders of Asia Properties, in exchange for cash of $3,200

               - In June 1998, Asia Properties issued 20,000 shares of common stock each to Jay Lanning and Gary Killoran, then officers of Asia Properties, in exchange for cash of $200

               - In June 1998, Asia Properties issued 700,000 shares of common stock to Crestview Associates Limited, an affiliate of Daniel S. McKinney, in exchange for cash of $7,000

               - In July 1998, Asia Properties issued 3,000,000 shares of common stock to Daniel S. McKinney, Nicholas St. Johnston and Simon Landy in exchange for cash totaling $30,000 and assignment of the rights to establishing the Bangkok Real Estate Fund, which have terminated

               - During September through November 1998, Asia Properties issued 330,600 shares of common stock through a private offering under Regulation D of the Securities Act of 1933 to various investors, in exchange for cash of $661,200

               - In March 1999, Asia Properties issued 30,000 shares of common stock to a consultant in exchange for cash of $96,000

               - In May 1999, Asia Properties issued 500 shares of common stock to and employee in exchange for cash of $1,600

               - In June 1999, Asia Properties issued 6,500 shares of common stock to a consultant in exchange for cash of $22,100 and

               - In July 1999, Asia Properties issued a total of 33,834 shares of common stock to two employees in exchange for cash in the total amount of $114,847.

     Asia Properties also used $60,000 from the cash raised as discussed above in the repurchase of 1,400,000 shares of common stock from Simon Landy in November 1998.

     Net  loss

     Net loss increased by $473,321 from $187,633 for the period April 6, 1998 (date of inception) to December 31, 1998 to $660,954 for the year ended December 31, 1999. This increase was primarily attributable to the increase in general and administration expenses discussed above.

     Comparison  of  Quarters  Ended  March  31,  2000  and  1999

     General  and  Administration  Expenses

     General and administration expenses decreased by $165,033 to $55,945 for the quarter ended March 31, 2000 from $220,978 for the comparable period in 1999. This represents a decrease of approximately 75 percent. The decrease is mainly due to the following factors:


                    - initial organizational set-up expenses incurred in the quarter ended March 31, 1999 but not in the quarter ended March 31, 2000

                    - decreased legal, accounting and consulting fees in the total decreased amount of approximately $80,000

                    - decreased due diligence property evaluation fees for possible Southeast Asian real estate acquisitions in the total decreased amount of approximately $30,000 and

                    - decreased general organizational and marketing expenses in the total decreased amount of approximately $30,000.

     Total cash provided by operations for the quarter ended March 31, 2000 was $6,469. This amount was primarily attributable to the increase in accounts payable and decrease in other deferred assets during that period which exceeded the amount of net loss incurred. Total cash used in operations for the quarter ended March 31, 1999 was $218,088. This amount was primarily for the payment of general and administration expenses. The sources of cash for the payment of this amount were from the private placements of Asia Properties common stock discussed above.

     Net  loss

     Net loss decreased by $162,116 to $55,945 for the quarter ended March 31, 2000 from $218,061 for the comparable period in 1999. This decrease was primarily attributable to the decrease in general and administration expenses discussed above.

Liquidity  and  Capital  Resources

     Liquidity  and  future  capital  requirements

     As discussed above, Asia Properties is a development stage company which has not generated any revenues from operations and has experienced recurring losses from operations since its inception. As noted in the independent audit report for the audited Asia Properties financial statements included in this prospectus, these factors raise substantial doubt about the ability of Asia Properties to continue as a going concern. The ability of Asia Properties to continue as a going concern depends on obtaining adequate levels of additional financing from new investors or existing shareholders.

     As of March 31, 2000, Asia Properties had a working capital deficit of $(72,494). Asia Properties is currently dependent on loans from management to pay current general and administration expenses. In July 2000, Asia Properties received 8% loans from Daniel S. McKinney and Nicholas St. Johnston, executive officers and directors of Asia Properties, and their affiliated entities in the total amount of approximately $230,000. These loans are payable on demand, and if Asia Properties is unable to repay the loans in cash, Asia Properties must issue shares of common stock in repayment of the loans at a conversion of $4.41 per share. Asia Properties believes that this financing will on a short-term basis be sufficient to allow the completion of the reincorporation and the planned acquisition of Northbridge Communities. Asia Properties does not currently have any commitments for material capital expenditures.

     The capital requirements to conduct Asia Properties' planned business after the reincorporation and the acquisition of Northbridge Communities are expected to be significant. See "Northbridge Communities - Northbridge Communities Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 82. As of March 31, 2000, Northbridge Communities had a working capital deficit of $(3,725,551) and a long-term debt obligation to an affiliate of Northbridge Communities in the amount of $9,196,576. As indicated in the Asia Properties pro forma financial statements included in this prospectus which give effect to the prospective acquisition of Northbridge Communities, Asia Properties expects to have a working capital deficit of approximately $(4,200,000) and a long-term debt obligation to the Northbridge Communities affiliate of approximately $3,900,000 if the acquisition is completed. The pro forma long-term debt obligation reflects the agreement of the affiliate to convert $5,280,000 of its loan to Northbridge Communities into 1,200,000 Asia Properties Investments capital shares upon completion of the Northbridge Communities acquisition.


     The Northbridge Communities acquisition agreement contemplates that Asia Properties is to raise $15 million in capital by September 11, 2000 through the sale of stock for at least $4.40 per share for the purposes of:

          -    financing new investments by Northbridge Communities,

          -    repaying or reducing Northbridge Communities borrowings, and

          -    financing  new  projects  in  Asia   separate  from   Northbridge
               Communities' current projects.

          Asia Properties is currently endeavoring to obtain the capital financing contemplated by the acquisition agreement and in view of the significant Northbridge Communities capital requirements discussed above. However, Asia Properties cannot assure you that it will be able to obtain this or any other financing necessary in connection with the acquisition of Northbridge Communities in sufficient amounts or on favorable terms. If the financing contemplated by the acquisition agreement is not obtained by September 11, 2000, the Northbridge Communities acquisition may still be completed but under the current provisions of the acquisition agreement current majority shareholders of Asia Properties will have to deliver a total of 1,750,000 shares of Asia Properties common stock owned by them to the current shareholders of Northbridge Communities. The acquisition agreement also currently provides that if Asia Properties does not raise the $15 million by February 4, 2001, the majority shareholders of Asia Properties will have to transfer to the Northbridge Communities shareholders the equivalent of an additional 1,750,000 shares of Asia Properties common stock. If Asia Properties raises new capital during the period from September 12, 2000 until February 4, 2001, there will be a reduction of the number of shares to be transferred by the majority shareholders of Asia Properties which is to be proportionate based on the $15 million financing target.

     Although Asia Properties did not raise $15 million in new capital by September 11, 2000, in August 2000 Asia Properties and The Lester Group executed a nonbinding term sheet for a proposed $15 million equity financing arrangement for Asia Properties and Asia Properties Investments through the private placement of 3,000,000 shares of Asia Properties or Asia Properties Investments stock with the Lester Group for $5.00 per share. The term sheet contemplates that the funding will be in multiple installments concluding no later than January 1, 2001. Asia Properties believes that if a binding agreement is executed, this arrangement will satisfy the $15 million funding requirement in the Northbridge Communities acquisition agreement and on September 5, 2000, Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension. Further, Asia Properties and Asia Properties Investments cannot assure you that the proposed financing with The Lester Group will be completed in any amount.

     Cash  flows

     During the period from April 6, 1998 (date of inception) to December 31, 1998, Asia Properties raised net cash through financing activities of $641,600 from private placements of its common stock. A total of $234,547 was similarly raised during the year ended December 31, 1999, $96,000 of which was raised during the quarter ended March 31, 1999. There were no cash flows from financing activities during the quarter ended March 31, 2000. As of December 31, 1999, Asia Properties had $33,979 of cash and cash equivalents. As of March 31, 2000, Asia Properties had cash and cash equivalents of $40,448.

     Net cash used in operating activities during the year ended December 31, 1999 was $621,055, of which $221,418 was used during the quarter ended March 31, 1999. Net cash used in operating activities for the period from April 6, 1998 to December 31, 1998 was $173,875. Net cash used in operating activities primarily consisted of the payment of general and administration expenses. A total of $6,469 in cash was provided by operating activities during the quarter ended March 31, 2000, primarily as a result of the increase in accounts payable and decrease in other deferred assets during that period which exceeded the amount of net loss incurred.

     Net cash used in investing activities was $3,425 for the year ended December 31, 1999 and $43,813 for the period from April 6, 1998 through December 31, 1998. These amounts consisted of purchases of property and equipment and a $27,000 investment in BREF during 1998. Asia Properties' rights with respect to BREF expired in July 2000 and the investment currently has no value and will be written off in the quarter ending September 30, 1999. There were no cash flows from investing activities during the quarters ended March 31, 2000 and 1999.

     Foreign  currency

     Asia Properties prepares its financial statements using U.S. dollars as the reporting currency. However, its transactions are conducted in Thailand currency - Baht, which is the functional currency. Transactions in Baht are translated into U.S. dollars as the financial reporting currency. Foreign currency transactions are translated at the applicable rates of exchange prevailing at the dates of the transactions. Assets and liabilities are denominated at applicable rates prevailing at the balance sheet date.

     Currently, the exchange rate of Baht to U.S. dollars is stable and Asia Properties does not expect any major fluctuation in the currency rate which would affect the comprehensive income result of exchange gains and losses.


     Inflation

     Asia Properties intends to acquire and develop real estate projects in Southeast Asia. Real estate values are inflation sensitive and fluctuate from time to time, depending on factors such as the general economic conditions in Southeast Asia. Asia Properties believes that the real estate values in Southeast Asia are currently low. Any future inflation in real estate values will affect Asia Properties' planned real estate development operations.

     Year  2000

     Asia Properties has implemented a Year 2000 program aimed at ensuring that its computer systems and software will function properly in the Year 2000 and beyond. Since all of Asia Properties' computers and software programs were purchased in 1998 and 1999, Asia Properties considers its own computers and software programs to be Year 2000 compliant. Due to the nature and stage of Asia Properties' planned business, it does not have any other machinery or equipment which may be affected by any Year 2000 technology problems. Asia Properties believes that Year 2000 technology issues will not have a significant impact on Asia Properties. Since Asia Properties plans to continue upgrading its computer systems and software when necessary, it has not allocated a material amount of resources to address Year 2000 compliance. However, Asia Properties plans to continue assessing and testing newly purchased computer hardware and software to ensure that those items are Year 2000 compliant.

     New  Accounting  Standard

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and will be effective for all fiscal quarters for all fiscal years which began after June 15, 2000. This standard established accounting and reporting standards for derivative financial instruments and for hedging activities. Asia Properties does not currently engage in any activities that would be covered by this standard.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     Since its inception in April 1998 Asia Properties has not purchased or sold any market risk sensitive instruments or entered into any transaction relating to those instruments.

MANAGEMENT  OF  ASIA  PROPERTIES

     The executive officers and directors of Asia Properties Investments also serve in identical positions as the executive officers and directors of Asia Properties. "Asia Properties Investments - Management of Asia Properties Investments" on page 44 for a table, which sets forth the name, age and position of each of the executive officers and directors of Asia Properties Investments, as a well as a description of their business experience.

COMPENSATION  OF  ASIA  PROPERTIES  OFFICERS  AND  DIRECTORS

     Asia Properties did not directly pay any monetary compensation to any of its directors and officers during 1999. However, Asia Properties did pay consulting fees to consulting companies owned by some of its officers and directors and issued Asia Properties common stock to some of its officers and directors during 1999. See "Interest of Management In Asia Properties Transactions."

     Asia Properties agreed to pay David W. Diehl U.S. $15,000 per year beginning November 15, 2000 and all of his out-of-pocket expenses to attend four board of director meetings scheduled during 2000. Asia Properties also agreed to pay David Roberts U.S.$ 15,000 per year beginning in February 2000 and all of his out-of-pocket expenses to attend board of director meetings during 2000.

INTEREST  OF  MANAGEMENT  IN  ASIA  PROPERTIES  TRANSACTIONS

     Asia Properties has engaged in transactions with its current and former officers and directors in which they were interested during the period from April 6, 1998 through the date of this prospectus. Other than with respect to the reincorporation agreement and the Northbridge Communities acquisition agreement, Asia Properties Investments has not engaged in any transactions in which any of its officers or directors had an interest.

     On July 17, 1998, Asia Properties issued 3,000,000 shares of its common stock to each of Daniel S. McKinney, Simon J. Landy and Nicholas St. Johnston in exchange for the right to establish the Bangkok Real Estate Fund and for a $3,000 note payable by Messrs. McKinney, Landy and St. Johnston. The U.S.
$3,000  note  was  subsequently  paid.  Mr.  Landy  is a former director of Asia
Properties,  Inc.  who  resigned  from  that  position  on  January  1,  1999.

     Before that transaction Messrs. McKinney, Landy and St. Johnston collectively owned the right to establish the Bangkok Real Estate Fund. Prior to the establishment of the Bangkok Real Estate Fund and Asia Properties, Messrs. McKinney and St. Johnston paid all expenses and fees related to the formation of both entities. These expenses included airfare, hotels, long distance telephone charges, and consulting and legal fees. The total amount of these costs was U.S. $30,000. Asia Properties engaged Coldway Ltd, and Milliard Ltd, under consulting contracts for work carried out by Messrs. McKinney and St. Johnston.

     Mr. McKinney performs all functions of the office of president of Asia Properties, including a heavy travel schedule around Asia and North America, promoting Asia Properties business, and discussing and negotiating arrangements for additional financing for Asia Properties. Mr. St. Johnston, as chief executive officer of Asia Properties, performs similar functions, including traveling in Asia and north America, inspecting potential properties, including those properties in which Northbridge Communities owns an interest, identifying and analyzing potential acquisitions and other activities in an effort to raise additional capital for Asia Properties. Messrs. McKinney and St. Johnston received 1,000,000 shares each of Asia Properties for assigning the right to establish the Bangkok Real Estate Fund. Messrs. McKinney and St. Johnston spent substantial time with consultants, lawyers, businessmen, and the Thai SEC in connection with the formation of the Bangkok Real Estate Fund.

     Transactions  with  Current  Directors  and  Officers

     Daniel  S.  McKinney

     On June 12, 1998, Asia Properties issued 600,000 shares of common stock Lim Gaik-Im, Mr. McKinney's spouse, and 700,000 shares of common stock to Crestview Associates, Ltd. for Mr. McKinney's efforts in organizing Asia Properties, expenses paid on behalf of Asia Properties and cash in total amount of $10,200. Crestview Associates is controlled by Mr. McKinney.

     On July 17, 1998, Asia Properties issued 1,000,000 shares of common stock to Mr. McKinney in exchange for his interests in the rights to establish the Bangkok Real Estate Fund and for a $1,000 note payable by Mr. McKinney. The $1,000 note was subsequently paid.

     On August 25, 1998, Asia Properties entered into a one-year consulting contract with Coldway Limited under which Coldway was paid $5,000 per month commencing September 1, 1998 for providing management consulting services to Asia Properties. Mr. McKinney is a director of Coldway. Asia Properties paid Coldway U.S. $20,000 under that contract during 1998 and U.S. $40,000 during 1999.

     In July 2000, Asia Properties entered into a loan agreement with Mr. McKinney under which Asia Properties borrowed $10,000 from Mr. McKinney for working capital purposes. Interest on the loan is payable at the rate of 8% per annum. The loan is repayable upon written demand by Mr. McKinney. If Asia Properties is unable to repay the loan in cash, Asia Properties must issue shares of common stock to Mr. McKinney to repay all outstanding amounts under the loan. The number of shares to which Mr. McKinney is entitled under the loan agreement is equal to the outstanding balance under the loan agreement divided by $4.41 per share. The $4.41 per share valuation is equivalent to the exchange rate set forth in the Northbridge Communities acquisition agreement.

     In July 2000, Asia Properties entered into a loan agreement with Coldway under which Asia Properties borrowed $97,000 from Coldway for working capital purposes. Interest on the loan is payable at the rate of 8% per annum. The loan is repayable upon written demand by Coldway. If Asia Properties is unable to repay the loan in cash, Asia Properties must issue shares of common stock to Coldway to repay all outstanding amounts under the loan. The number of shares to which Coldway is entitled under the loan agreement is equal to the outstanding balance under the loan agreement divided by $4.41 per share. The $4.41 per share valuation is equivalent to the exchange rate reflected in the Northbridge Communities acquisition agreement.

     Nicholas  St.  Johnston

     On June 12, 1998, Asia Properties issued 500,000 shares of common stock to Milliard Limited, an entity controlled by Mr. St. Johnston, for consulting services provided by Mr. St. Johnston to Asia Properties and for expenses paid by Mr. St. Johnston on behalf of Asia Properties.

     On July 17, 1998, Asia Properties issued 1,000,000 shares of its common stock to Mr. St. Johnston in exchange for his interests in the rights to establish the Bangkok Real Estate Fund and for a $1,000 note payable by Mr. St. Johnston. The $1,000 note was subsequently paid.

     Asia Properties entered into a one year consulting contract with Milliard Limited on August 25, 1998, under which Milliard Limited was paid $5,000 per month commencing on September 1, 1998 for providing management consulting services to Asia Properties. Mr. St. Johnston owns all of the outstanding interests of Milliard Limited. Asia Properties paid Milliard Limited U.S. $20,000 under that contract during 1998 and U.S. $40,000 in 1999.

     In July 2000, Asia Properties entered into a loan agreement with Nicholas St. Johnston under which Asia Properties borrowed $25,766.90 from Mr. St. Johnston for working capital purposes. Interest on the loan is payable at the rate of 8% per annum. The loan is repayable upon written demand by Mr. St. Johnston. If Asia Properties is unable to repay the loan in cash, Asia Properties must issue shares of common stock to Mr. St. Johnston to repay all outstanding amounts under the loan. The number of shares to which Mr. St. Johnston is entitled under the loan agreement is equal to the outstanding balance under the loan agreement divided by $4.41 per share. The $4.41 per share valuation is equivalent to the exchange rate reflected in the Northbridge Communities acquisition agreement.

     In July 2000, Asia Properties entered into a loan agreement with Milliard under which Asia Properties borrowed $97,000 from Milliard for working capital purposes. Interest on the loan is payable at the rate of 8% per annum. The loan is repayable upon written demand by Milliard. If Asia Properties is unable to repay the loan in cash, Asia Properties must issue shares of common stock to Milliard to repay all outstanding amounts under the loan. The number of shares to which Milliard is entitled under the loan agreement is equal to the outstanding balance under the loan agreement divided by $4.41 per share. The $4.41 per share valuation is equivalent to the exchange rate reflected in the Northbridge Communities acquisition agreement.

     Asia Properties Investments and Asia Properties currently occupy office space at 86/14 Sukhumvit 31, Bangkok, Thailand. BDNSJ Limited, an entity Nicholas St. Johnston owns, allows Asia Properties and Asia Properties Investments to occupy this space rent-free.

     Transactions With Individual to Become Director Upon Acquisition of Northbridge Communities

     On June 12, 1998, Asia Properties issued 100,000 shares of its common stock to Finansa Ltd. in exchange for $200,000 in consulting services. Vorasit Pokachaiyapat, who under the Northbridge Communities acquisition agreement is to become a director of Asia Properties Investments upon the completion of the acquisition of Northbridge Communities, is an executive director of Finansa Ltd.

     Under the Northbridge Communities acquisition agreement, Vorasit Pokachaiyapat is to become a director of Asia Properties Investments upon the completion of the acquisition of Northbridge Communities

     Transactions  With  Former  Directors  and  Officers

     Gary  L.  Killoran

     On June 12, 1998, Asia Properties issued ten thousand shares of its common stock to Gary L. Killoran, a former director and executive officer of Asia Properties, in exchange for a note receivable in the amount of $100 and services rendered. Mr. Killoran repaid the note receivable on October 9, 1998.

     On October 13, 1998, Asia Properties entered into a consulting agreement with Camden Financial Group, Inc., under which Camden Financial Group provided management consulting services to Asia Properties at a rate of $65 per hour. That agreement terminated on January 31, 1999. Asia Properties had paid Camden Financial Group $1,455 during 1998 and nothing during 1999 under that agreement. Mr. Killoran is an officer of Camden Financial Group, Inc.

     Jay  C.  Lanning

     On June 12, 1998, Asia Properties issued 10,000 shares of its common stock to Jay C. Lanning in exchange for a note receivable in the amount of $100 and services rendered. Mr. Lanning repaid the note receivable on October 9, 1998. Mr. Lanning was formerly the chief financial officer for Asia Properties who resigned from that position on May 25, 1999.

     On October 23, 1998, Asia Properties entered into a consulting agreement with Mr. Lanning under which Mr. Lanning acted as chief financial officer for Asia Properties at an hourly rate of $60. Mr. Lanning received a total of $17,700 from Asia Properties as compensation through May 25, 1999.

     Simon  J.  Landy

     On June 12, 1998, Asia Properties issued 500,000 shares of its common stock to Mr. Landy for consulting services provided by Mr. Landy to Asia Properties.

     On July 17, 1998, Asia Properties issued 1,000,000 shares of its common stock to Mr. Landy in exchange for his interests in the rights to establish the Bangkok Real Estate Fund and for a $1,000 note payable by Mr. Landy. The $1,000 note was subsequently paid.

     On November 24, 1998, Asia Properties entered into an agreement with Mr. Landy under which:

     - Mr. Landy and his wife surrendered to Asia Properties 1,400,000 shares of Asia Properties common stock previously held by them,

     - Asia Properties paid Mr. Landy $60,000 for his services to Asia Properties, and

     - Mr. Landy agreed to resign from the Asia Properties board of directors effective as of January 1, 1999.

STOCK OWNERSHIP BY ASIA PROPERTIES MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table shows the beneficial ownership of Asia Properties common stock as of July 16, 2000. Those persons will own an equal number of our capital shares immediately after the reincorporation. The table also shows our beneficial ownership on a pro forma basis to give effect to the planned issuance of 4,600,000 capital shares to acquire Northbridge Communities. The table shows:

     - each person known to us who owns beneficially more than five percent of the outstanding common stock of Asia Properties based on 5,931,434 shares being outstanding as of July 16, 2000, and

     - the total amount of common stock of Asia Properties owned by its directors and executive officers as a group.

     - the total amount of common stock of Asia Properties Investments on a pro forma basis to be held by the shareholders of Northbridge Communities who own beneficially more than five percent of Asia Properties Investments after giving effect to the planned issuance of 4,600,000 capital shares to acquire Northbridge Communities.

                                                                 AMOUNT     PERCENT
                                       ACTUAL       ACTUAL       OWNED     OF CLASS
                                       AMOUNT     PERCENT OF      PRO         PRO
IDENTITY OF PERSON OR GROUP            OWNED         CLASS      FORMA(3)     FORMA
----------------------------------  ------------  -----------  ----------  ---------

Daniel S. McKinney                  2,324,263(1)        39.0%  2,324,263       22.0%
13976 Marine Drive
White Rock, BC V4B1A5
Canada

Nicholas St. Johnston               1,527,838(2)        25.6%  1,527,838       14.5%
86/14 Sukhumvit 31
Bangkok 10110, Thailand

David W. Diehl                         10,000             (4)     10,000         (4)
65 Duke Street
London W1M 6AJ

David Roberts                          10,000             (4)  222,500(5)        (4)
5B Kennedy Heights
10 Kennedy Row
Hong Kong

Officers and Directors as a Group   3,872,101           64.7%  4,084,601       38.7%
(Four persons)

Lim Gaik-Im                         2,324,263(1)        39.0%  2,324,263       22.0%
P.O. Box 98842, TST
Hong Kong

Crestview Associates Limited  (6)     700,000(1)        11.8%    700,000        6.7%
908 Universal Commercial Bldg.
69 Peking Road, TST
Hong Kong

                                    ACTUAL      ACTUAL      PERCENT OF
                                    AMOUNT    PERCENT OF   AMOUNT OWNED   CLASS PRO
IDENTITY OF PERSON OR GROUP          OWED       CLASS     PRO FORMA (3)    FORMA
--------------------------------  ---------  -----------  -------------  ----------
N.B.C. Holdings (7)                     --           --    1,734,000          16.5%
Attn: Managing Director
48/13 TISCO Tower 8th Floor
North Sathorn Road
Kwaeng Silom, Khet Bangrak
Bangkok 10500, Thailand

Asian Frontier Holdings (7)                                3,415,100(7)       32.4%
48/13 TISCO Tower 8th Floor
North Sathorn Road
Kwaeng Silom, Khet Bangrak
Bangkok 10500, Thailand

Nikhil Srinivasan                                            680,000           6.4%
623 Mooban Lakeside Villa
Bangna-Trad Road, K.M. 5.5
Amphur Bangplee
Samutprakarn Province, Thailand

Robert W. Brewitt                       --           --    1,734,000(9)       16.5%
48/13 TISCO Tower 8th Floor
North Sathorn Road
Kwaeng Silom, Khet Bangrak
Bangkok 10500, Thailand

Vorasit Pokachaiyapat                   --           --    3,564,020(10)      33.8%
48/13 TISCO Tower 8th Floor
North Sathorn Road
Kwaeng Silom, Khet Bangrak
Bangkok 10500, Thailand

Eugene Davis                            --           --    3,776,520(11)      35.9%
48/13 TISCO Tower 8th Floor
North Sathorn Road
Kwaeng Silom, Khet Bangrak
Bangkok 10500, Thailand

Shareholders of Northbridge
Communities as a Group                  --           --    4,600,000          43.7%

     Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

(1)  The shares shown as being beneficially owned by Daniel S. McKinney include:

     -    1,000,000 shares held in his name,

     -    700,000 shares held by Crestview Associates Limited,
     -    600,000 shares held by Lim Gaik-Im, Mr. McKinney's spouse, and

     - a total of 24,263 shares which may be acquired under loan agreements between Asia Properties and Mr. McKinney and Coldway Limited for a total amount of $107,000 which may be converted into shares of Asia Properties common stock at the rate of $4.41 per share.

Mr. McKinney and Ms. Gaik-Im own all of the outstanding ownership interests of Crestview Associates. Mr. McKinney is a director of Coldway. The shares shown as being beneficially owned by Ms. Gaik-Im include the same shares shown as being beneficially owned by Mr. McKinney. Ms. Gaik-Im is a citizen of Malaysia and not a resident of the U.S. The shares of which Ms. Gaik-Im is the record holder have therefore been treated as being held of record by a non-U.S. resident.

(2) The shares shown as being beneficially owned by Nicholas St. Johnston include:

     -    1,000,000 shares held in his name,

     -    500,000 shares held by Milliard Limited, and

     - a total of 27,838 shares which may be acquired under loan agreements between Asia Properties and Mr. St. Johnston and Milliard for a total amount of $122,766.90 which may be converted into shares of Asia Properties common stock at the rate of $4.41 per share. Mr. St. Johnston owns all of the outstanding ownership interests of Milliard.

(3) Pro forma to give effect to the issuance of 4,600,000 Asia Properties Investments capital shares to the shareholders of Northbridge Communities in the acquisition by Asia Properties Investments of Northbridge Communities. Does not give effect to current provisions of the Northbridge Communities acquisition agreement which may take effect whereby:

     - if Asia Properties does not by September 11, 2000 raise $15 million at a price of at least $4.40 per share, Daniel S. McKinney and Nicholas St. Johnston and their affiliates will have to transfer to the Northbridge Communities shareholders their interests in 1,750,000 Asia Properties Investments capital shares that would otherwise be issued to them in the reincorporation.

     - if Asia Properties does not raise the $15 million by February 4, 2001, the majority shareholders of Asia Properties discussed above will have to transfer to the Northbridge Communities shareholders their interests in an additional 1,750,000 Asia Properties Investments capital shares. If Asia Properties raises new capital during the period from September 12, 2000 until February 4, 2001, there will be a reduction of the number of shares to be transferred by the majority shareholders of Asia Properties which is to be proportionate based on the $15 million financing target.

     Although Asia Properties did not raise $15 million in new capital by September 11, 2000, on August 16, 2000 Asia Properties and The Lester Group executed a nonbinding term sheet for a proposed $15 million capital financing through the private placement of 3,000,000 shares of Asia
     Properties common stock with The Lester Group at a price of $5.00 per share. On September 5, 2000, Asia Properties was advised by Northbridge Communities that the Northbridge Communities board of directors was willing to extend the September 11, 2000 deadline to October 17, 2000, and that if part of the $15 million was raised by October 17, 2000 Northbridge Communities would consider a further reasonable extension. However, the parties have not yet executed a formal amendment to the acquisition agreement which reflects any extension. Further, Asia Properties and Asia Properties Investments cannot assure you that the proposed financing with The Lester Group will be completed in any amount.

(4)  Less than one percent.

(5) Includes 212,500 shares to be owned by Siam Investment Fund, of which Mr. Roberts is a director.

(6) Daniel S. McKinney and Lim Gaik-Im control Crestview Associates and exercise voting and dispositive powers over shares held of record by Crestview Associates.

(7) Vorasit Pokachaiyapat is a director and a principal shareholder of N.B.C. Holdings and Asian Frontier Holdings. Asia Properties Investments has been informed that on August 15, 2000, N.B.C. Holdings agreed to transfer all of its shares to Asian Frontier Holdings in exchange for reduction of a loan payable by N.B.C. Holdings.

(8) Includes 1,200,000 shares to be received in exchange for a reduction in a loan payable by Northbridge Communities and 481,100 Asia Properties Investments capital shares to be issued to Asian Frontier Holdings under the Northbridge Communities acquisition agreement in proportion to Asian Frontier Holdings' ownership of Northbridge Communities capital shares. Also includes 1,734,000 shares to be received from N.B.C. Holdings in exchange for reduction in a loan payable.

(9) Includes 1,734,000 shares owned by N.B.C. Holdings. Mr. Brewitt is a director of N.B.C. Holdings.

(10) Includes 3,415,100 shares to be owned by Asian Frontier Holdings, and 148,920 shares to be owned by Finansa Investment Advisor, Ltd. Mr. Pokachaiyapat is a principal shareholder and director in each of these entities.

(11) The shares shown as being beneficially owned by Eugene Davis include:

          - 3,415,100 to be owned by Asian Frontier Holdings, of which Mr. Davis is a director,

          - 148,900 to be owned by Finansa Investment Advisor, Ltd., of which Mr. Davis is a director, and

          - 212,500 to be owned by Siam Investment Fund, of which Mr. Davis is also a director.


                         NORTHBRIDGE COMMUNITIES LIMITED

BUSINESS  OF  NORTHBRIDGE  COMMUNITIES

     Northbridge  Gated  Schools  and  Communities


     Northbridge Communities owns interests in companies that operate and develop English-language, school-based residential real estate properties in Southeast Asia. The chart below describes the interests in those operating entities that Northbridge Communities owns. A narrative description of Northbridge Communities' ownership interests follows. For the year ended December 31, 1999, Northbridge Communities had revenues from operations of $881,597. Northbridge Communities' revenues derived from rentals in the amount of $428,379 and income from student enrollment at schools Northbridge Communities or its subsidiaries operates in the amount of $453,218. As a general matter, Northbridge Communities relies upon the collection of rental payments and management fees on an ongoing, monthly basis. Neither Asia Properties nor Asia Properties Investments owns any interests in any of Northbridge Communities' properties. Asia Properties Investments intends to obtain interests in Northbridge Communities' properties solely through the acquisition of Northbridge Communities. It is anticipated that after the acquisition Northbridge Communities will generate revenue from the development and sale of residential and other properties, from the receipt of tuition payments, management and consulting fees, and from rental amounts paid to lease residential real estate.

                     NORTHBRIDGE COMMUNITIES LIMITED (THAI)
                     --------------------------------------
                                      |
----------------------------------------------------------------------
|               |               |                   |                |
25%            45%             100%                90%              90%
ISE         Palanamai       Northbridge          KC Land       Northbridge-KC
Thai          Ltd.          Management          Cambodian       Development
              Thai        Services Ltd.HK                           Co.,
----       ----------     ---------------       ---------      --------------
                                                                     |
                                                                     |
                                                                   100%
                                                                   NISC
                                                                 Cambodian



Employees

     As  of  June  30,  2000,  Northbridge  Communities  had  five  employees.

PROPERTIES  OF  NORTHBRIDGE  COMMUNITIES

     A  description  of  Northbridge  Communities'  primary  properties follows.

The  Phnom  Penh  Property

     Northbridge Communities owns ninety percent of the capital shares of Northbridge-KC Development Co., Ltd., which is a development company.
Northbridge-KC Development has entered into a joint venture with Mr. Khaou Chuly, a Cambodian national, to develop a planned community with an accredited international school near Phnom Penh. Khaou Chuly owns the remaining ten percent of the outstanding capital shares of Northbridge-KC Development. Northbridge Communities owns 49 percent of the outstanding capital shares of Khaou Chuly Land Company Limited. Khaou Chuly Land Company is the owner of 58 hectares located within six kilometers of Phnom Penh on which the planned community will be developed. Khaou Chuly Land Company also owns 19 hectares near Phnom Penh, which are undeveloped and are currently being used as landfill sites only. There are currently no plans to develop that 19 hectares after completion of the proposed share exchange with Northbridge Communities.

     Khaou Chuly Land Company plans to lease the 58 hectares to Northbridge Communities Limited or Northbridge-KC Development. The terms of that lease have not been determined as of the date of this prospectus. The initial phase of the project on that land will consist of an international school and residential housing units. Only the school, which has 5,438 square meters of space for education, has been built as of the date of this prospectus. The school opened in August 1997 and is operated by International School Cambodia Limited, which is a wholly-owned subsidiary of Northbridge Communities Limited. Northbridge Communities anticipates it will receive management fees from the International School Cambodia in connection with its efforts to ensure the school operates at its optimum level once the school is able to pay management fees. Management believes that fees may be paid in year 2003. International School Cambodia is run by a board of directors which Northbridge Communities, through its ownership of International School Cambodia Limited, controls. Northbridge Communities also controls the operations of Northbridge-KC Development Co. and Khaou Chuly
Land Company. Although construction of other buildings in the project have not begun, it is anticipated that the development once fully developed will include:

     -     235  single  family  units,

     -     192  multi-family  units,

     -     the  international  school,

     -     a  sports  club,

     -     a  commercial  area,

     -     a  hospital,  and

     -     common  areas.

     Northbridge Communities estimates that it will cost approximately U.S. $90,000,000 to fully develop the project. Funding has been approved from both Cambodian Public Bank and Standard Chartered Bank for 1.7 million dollars to complete Phase IA1 of the residential community, which comprises 21 apartment units. An investor has supplied cash collateral. In addition, five house lots have been sold. The cash raised from these sales has paid for the construction of the swimming pool and food kiosk. Construction will be complete on the swimming area at the end of June 2000. It is expected that construction for the first two apartment buildings will begin in July 2000. We have not determined what method of financing we will use to fully develop the project after we acquire Northbridge Communities. There are currently no real estate development projects with which the Northbridge-KC Development competes. However, we cannot make assurances that if the real estate development project is successful, other competitors, including competitors with financial or other resources greater than ours will not enter the market.

     Under Cambodian law, land must be majority Cambodian owned. The use of land by foreign investors is permitted and investors may be granted leases for a period of up to seventy years, renewable on request for an additional seventy years. Where a lease is granted, foreign investors may be entitled to own real or personal property situated on the land. However, there can be no assurance that foreign investors would be entitled to such a right and Cambodian law may change in this regard even if foreign investors are entitled to own improvements and personal property situated on the land.

     Since over a majority of the Northbridge-KC Development is owned by persons who are not Cambodian, Northbridge-KC Development ownership rights to the buildings constructed on the land is not clear under Cambodian law. See "Risk Factors - The ownership rights of real and personal property in Cambodia are uncertain" on page 19. Northbridge Communities has obtained an opinion of counsel with respect to Cambodian law on this issue and management believes foreign investors are permitted under Cambodian law to own improvements to real property.

     Khaou Chuly Land Company's interest in the 58 hectares and Northbridge-KC Development's interest in the school building constructed on the land are not encumbered by any liens or mortgages. We also believe that the school building is adequately insured against loss.

     Generally, the Cambodian Investment Board assesses a twenty- percent tax on net profits. Net profits are calculated by subtracting operating costs and depreciation from Northbridge-KC Development's gross profit. The Cambodian Investment Board, however, has awarded Northbridge-KC Development "Investment Status" and therefore the applicable tax rate is 9%. In addition, the Cambodian Investment Board has granted a five-year tax moratorium from July 13, 1995 to July 13, 2000. Northbridge-KC Development is assessed a minimum tax of 1% of its annual revenues. The Cambodian Investment Board further assesses a value-added tax of 10% of the value of goods and services on non-exempt items. In the past, the Cambodian Investment Board has granted value-added tax exemptions for some school-related items. Rental income is exempted from value-added tax. There is a 10% service tax that each tenant will pay in addition to the stated rents. There is no further withholding tax on rental income in Cambodia. We anticipate that Northbridge-KC Development may also receive an exemption from value-added taxes in the future. However, there can be no assurances Northbridge-KC Development will receive such an exemption. No taxes were paid on the school building for the fiscal year ended June 30, 1999. The school building will be depreciated over 20 years using the straight-line method at a rate of 5% per year.

     Northbridge Communities has not received any income from the Northbridge-KC Development project. There are currently no dividend policies under which International School Cambodia Limited pays Northbridge Communities or Northbridge KC Development dividends. We expect International School Cambodia Limited to pay dividends in the future to the extent available. Any dividends will be paid in proportion to the ownership interests in International School Cambodia.

The  Bangkok  Property

     Northbridge Communities owns 25 percent of the outstanding capital shares of International School Eastern Seaboard Limited and 45 percent of the outstanding capital shares of Palanamai Limited. Those entities have developed a project on the Eastern Seaboard of Thailand located at Burapha Golf Club within one hundred kilometers of Bangkok, Thailand. The Burapha Golf Club is a 36-hole golf course and community with tennis courts, a swimming pool, a driving range, a restaurant and a clubhouse. That project consists of approximately four hundred house plots as well as the International School Eastern Seaboard and four separate housing developments including the Northbridge Villas, Palanamai, Eastwood and JHL. Northbridge Communities does not own any interest in either Eastwood or JHL. There are approximately ten houses in Eastwood and six houses and forty townhouses in JHL.

     The  International  School  Eastern  Seaboard

     The International School Eastern Seaboard offers a quality program to dependents of foreign nationals living in the Eastern Seaboard region of
Thailand. International School Eastern Seaboard opened in August 1994 and consists of a 15 hectare campus, which is owned by International School Eastern Seaboard Limited. International School Eastern Seaboard Limited has constructed on that campus and owns one three-story building and eleven one-story buildings, all of which have approximately 8,254 square meters of space. The campus includes:

     -     separate  primary  and  secondary  school  buildings,

     -     two  gymnasiums,

     -     a  cafeteria,

     -     a  theater,  and

     -     athletic  fields.

     International School Eastern Seaboard is fully accredited by the Western Association of Schools and Colleges, the United States Accrediting Agency for Schools in the Asia-Pacific Region and a member of the East Asia Regional
Council of Overseas Schools. International School Eastern Seaboard has a pre-kindergarten program for 3 and 4 year old children, an elementary school, middle school and high school. There are 343 students currently enrolled in the international school. Northbridge Communities Limited owns 25 percent of the outstanding capital shares of International School Eastern Seaboard and also has a management role in that company.

     The buildings located on the land owned by International School Eastern Seaboard Limited are encumbered by two mortgages. These mortgages secure payment of 23 promissory notes in favor of Thai Farmers Bank each in the principle amount of Baht 3,000,000. Eighteen of the promissory notes' original maturity dates were October 20, 1999. Three of the promissory notes' original maturity date was October 27, 1999. Two promissory notes' original maturity dates were November 19, 1999. All of the promissory notes are automatically renewable subject to acknowledgment signatures every three months. All of the promissory notes are personally guaranteed by one of the shareholders of the International School of Bangkok, but not by Northbridge Communities. The promissory notes bear interest at a rate of 2% over the fixed deposit rate. As of September 30, 1999, the fixed deposit rate was approximately 6%.

     There are currently no realty taxes assessed on the International School Eastern Seaboard school building. International School Eastern Seaboard is assessed a corporate income tax of thirty percent (30%) of net profits, subject to any loss carried forward. Currently, International School Eastern Seaboard is carrying forward losses from prior years and pays no corporate income tax. We anticipate that in the future International School Eastern Seaboard will be required to pay corporate income tax. The school building will be depreciated over 20 years using the straight-line method at a rate of 5% per year. We believe the physical school building and other property are currently protected from loss by adequate insurance.

     There are other schools in the region with which the International School Eastern Seaboard may compete. The International School Pattaya serves mainly as a private Thai school up to the 9th grade. The International School of the Regents is a stand-alone school development without an integrated housing development. As a result, we believe the International School Eastern Seaboard has a competitive advantage over the International School of the Regents. Eastern Star is based in the area of Map Ta Phud on the southern end of the Eastern Seaboard and was developed as school accommodations for the oil refinery industry in the area. The St. Andrews School is part of a group of schools based in Thailand. St. Andrews, Eastern Star and the International School of the Regents all offer a British curriculum, in contrast to the American accredited International Baccalaureate curriculum the International School Eastern Seaboard offers.

     The  Northbridge  Villas

     The Northbridge Villas are a residential community with western style townhouses and single family homes that offer attractive surroundings and quality western designs. The development is marketed to expatriate and Thai families who work with multi-national corporations located in the area. There currently are 20 residential houses and seventeen townhouses in the Northbridge Villas. Northbridge Communities currently owns fourteen of the residential houses. Palanamai Limited owns seven of the residential houses and sixteen townhouses located on 10 plots, which are owned by Palanamai. Northbridge Communities and Palanamai compete with two other major housing developers in the area which as previously discussed have constructed 56 houses in Eastwood and JHL.

     Each townhouse consists of two end units and two middle units. Both types of units have three bedrooms with total living area of not less than three hundred square meters. The variety of designs for the residential houses offer four or five bedrooms, entertainment and family space, a large kitchen and a separate area for a housekeeper.

     Houses  Owned  by  Northbridge  Communities  Limited

     Thirteen of the houses owned by Northbridge Communities have four hundred square meters of living space and one house has six hundred square meters of living space. The total square meters for all of the houses is five thousand eight hundred square meters.

     One of the houses owned by Northbridge Communities in Northbridge Villas was completed in December 1997. Nine of the other houses were completed in 1998. Those ten houses, which include a total of four thousand two hundred square meters of living space, have been occupied one hundred percent of the time since their completion under a lease with General Motors (Thailand)
Limited.   The  annual  rent  per  square  meter  for  those  houses  was:

     -     U.S.  $23.25  in  1997,

     - U.S. $106.71 in 1998 and from January 1, 1999 through July 31, 1999, and

     -     U.S.  $94.28  from  August  1,  1999  to  December  31,  1999.

     All of the leases for those houses expire in 2003. The tenants, as prepaid rent made the payments. The funds were used for the construction of the houses and the purchase of the land. The remaining four houses are under development and have not yet been rented. Because only ten of the fourteen houses Northbridge Communities owns were completed and delivered to General Motors (Thailand), Unique Building Concepts Co., Ltd. alleged a Northbridge Communities subsidiary, Keltic Ltd, breached the lease agreement between Unique Building Concepts Co., Ltd and General Motors (Thailand). Unique Building Concepts has filed a lawsuit against Northbridge Communities seeking approximately Baht 23,242,335 for an alleged breach of a construction agreement between Unique Building Concepts and Northbridge Communities Limited.

     In October 1998, General Motors (Thailand), Northbridge Communities and Keltic entered into an amendment to the lease agreement providing for Northbridge Communities to repay U.S.$ 621, 984.93 of prepaid rent to General Motors (Thailand), together with penalties under the lease agreement and some costs General Motors (Thailand) incurred to obtain replacement housing. The total amount due to General Motors (Thailand) is payable in eighteen monthly installments of U.S.$ 36,837.62, with the last payment due in November 2000. The houses Northbridge Communities own secure the repayment of General Motors' (Thailand) prepaid rent. The amount owed in August 1999 was US $626,683.26.

That is carried on our books at Baht 16,001,573. We pay Baht 1,454,688.52 each month. So at the end of March 2000 we have paid Baht 10,182,819.64. Therefore, the outstanding amount owed is Baht 5,818,754.36. The difference in the dollar amount is a factor of the Baht/dollar exchange rate. As of _________, 2000, the amount due to General Motors (Thailand) was $_____________.

     The approximate cost of fully developing those houses is U.S.$40,000, and it is expected that development of those houses will be completed by the end of 2000 if we are able to obtain appropriate financing. All of the houses Northbridge Communities owns are adequately insured against loss at the present time.

     The houses owned by Northbridge Communities in the Northbridge Villas are encumbered by the following mortgages:

                                           AMOUNT OUTSTANDING AS OF DECEMBER 31,
                                           -------------------------------------
DESCRIPTION  OF  MORTGAGES                 1999  IN  U.S.  DOLLARS
--------------------------                 -----------------------

First Amendment to Lease Agreement dated   $621,984.93
October 2, 1998 providing for refund of
Prepaid rent from four undelivered houses.

     The realty tax rate on the houses owned by Northbridge Communities is 12.5 percent of the rent charged for the floor space and fixtures of the houses, which is typically eighty percent of the total rent for the house. The remaining portion of the total rent is for services. Northbridge Communities provides property management services, including common area maintenance and cleaning, security guards, common area lighting, and general maintenance and repairs to the fabric of the houses and furnishings. The realty tax was approximately $U.S. 40,000 for the fiscal year ended June 30, 1999. The tax basis of the houses owned by Northbridge Communities is $U.S. _________ and will be depreciated over twenty years using the straight-line depreciation method at a rate of five percent per year. The tax basis for the fixtures in those houses is $U.S. _________and will be depreciated over five years using the straight-line depreciation method at a rate of twenty percent per year. A value-added tax of seven percent of the value of any improvements made to the properties in Thailand is also assessed. For the fiscal year ended June 30, 1999, the amount of the value added tax was approximately $US ______________.

     Houses  Owned  by  Palanamai

     The houses owned by Palanamai in Northbridge Villas consist of 16 townhouse units in four different buildings and seven freestanding single family houses, totaling 7,123 square meters of living space. Northbridge Communities owns 45% of Palanamai Limited, but does not direct the operations of Palanamai. Northbridge Communities has received no income from these houses and townhouses. One house with 268 square meters of living space was completed in 1995 and occupied one hundred percent during that year. Houses with a total of 2,928 square meters were completed in 1996 and occupied one hundred percent during that year. All of the houses were completed by 1997 and were occupied:

     -    83.41 percent in 1997,

     -    88.71 percent in 1998 and

     -    88.71 percent in 1999.

The  annual  rent  per  square  meter  for  those  houses  was:

     -    U.S. $90.27 in 1995,

     -    U.S. $87.75 in 1996,

     -    U.S. $72.98 in 1997,

     -    U.S. $75.36 in 1998, and

     -    U.S. $71.51 in 1999.

     International School of the Eastern Seaboard currently rents houses from Palanamai with 1,182 square meters of living space, or 17 percent of the living space of all of the houses. No other person occupies more than ten percent of the living space rented by Palanamai. The following table shows the schedule of the expiration of the current 15 leases for the houses:

      PERCENTAGE OF                                      PERCENT OF GROSS
      TENANTS WHOSE    SQUARE METERS    ANNUAL RENT      ANNUAL RENT
      LEASES WILL      COVERED BY       COVERED BY THE   COVERED BY THE
YEAR  EXPIRE           LEASES           LEASES           LEASES
----  --------------  ----------------  ---------------  ---------------
1999            6.7%               268    U.S. $ 19,355               5%

2000           93.3%            19,355    U.S. $367,419              95%

     The properties and leases owned by Palanamai are encumbered by the following mortgages:

                                                     APPROXIMATE AMOUNT OUTSTANDING AS OF
                                                     ------------------------------------
DESCRIPTION OF MORTGAGES                             DECEMBER 31, 1999 IN U.S. DOLLARS
------------------------                             ---------------------------------
Credit facility with Multi-Credit Corporation        $1,673,751.66
Finance and Securities Public Company Limited.
Interest at SIBOR plus 4.5 percent per annum.
Credit may be drawn down only once and must be
repaid in full one year from the due date of the
drawdown.  Palanamai drew down 48 million Thai
Baht under the facility on October 3, 1996.
Palanamai is in default with this loan and the loan
is under the control of Legacy Co., Ltd.  This loan
is secured by 6,612 square meters of the 10 plots
Palanamai owns and by two leases owned by
Palanamai which could be foreclosed in order to
satisfy the amounts outstanding.

Loan with Phattra Thanakit Public Company            $  314,069.75
Limited for 12,540,000 Thai Baht.  Interest at
MLR plus 1.5 percent per annum, due in 180
installments in the amount of 173,366 Thai Bahts
started April 15, 1995 and ending March 15, 2010.
This loan is secured by approximately 1,764
square meters of the 10 plots Palanamai owns.

Loan with Phatra Thanakit Public Company             $  911,010.30
Limited for 38,000,000 Thai Baht.  Interest at
MLR plus one percent per annum, due in 120
installments in the amount of 601,490 Thai Bahts
started May 9, 1997 and ending April 9, 2007.
This loan is secured by approximately 8,272
square meters of the 10 plots Palanamai owns.


     The realty tax rate on the houses owned by Palanamai is 12.5 percent of the rent charge for the floor space and fixtures of the houses, which is typically eighty percent of the total rent for the house. The remaining portion of the total rent is for services. Northbridge Communities provides property management services, including common area maintenance and cleaning, security guards, common area lighting, and general maintenance and repairs to the fabric of the houses and furnishings. The cost of this service typically amounts to 13% of the rental. In 1999, this was approximately U.S. $80,000.00 total for the ten houses leased to General Motors (Thailand). No realty taxes have been paid on the houses Palanamai owns for the fiscal year ended June 30, 1999 since no demand has been made by the taxing authorities and in that jurisdiction taxes typically are not paid unless and until a demand is made and the amount is settled. The tax basis of the houses owned by Palanamai is $U.S. _________ and will be depreciated over twenty years using the straight-line depreciation method at a rate of five percent per year. The tax basis for the fixtures in those houses is $U.S. ________and will be depreciated over five years using the straight-line depreciation method at a rate of twenty percent per year. A value added tax of seven percent of the value of any improvements made to properties in Thailand will be assessed. We believe the houses owned by Palanamai are adequately insured against loss.

     Competition

     There are numerous housing alternatives that compete with Northbridge Communities in attracting residents. The Burapha Golf Community, in which the Northbridge Villas and Palanamai are located, competes with approximately 12 integrated golf course housing developments in the Thai eastern seaboard area. Currently, we believe there is an over supply of housing and condominium units available in the Pattaya region at competitive rental rates. All of the approximately 12 integrated golf course housing developments with which Burapha competes provide for some sort of integrated living either in condominiums, detached houses or villa type housing that are low rise attached homes. In addition, several of the golf courses maintain hotels of varying degrees and most offer new housing construction through the developer. The number of competition properties in a particular area could have a material effect on our business strategy. In addition, many or all of the developers for the integrated golf course housing developments with which Burapha competes have greater financial or other resources than we do.

LEGAL  PROCEEDINGS  OF  NORTHBRIDGE  COMMUNITIES

     On May 26, 1998, Unique Building Concepts Co., Ltd. initiated a lawsuit against Northbridge Communities in the South Bangkok (Thailand) Civil Court. Unique Building Concepts alleges that Northbridge Communities breached a construction contract and seeks damages in the total amount of $628,170. Also on May 26, 1998, Northbridge Communities initiated a lawsuit against Unique Building Concepts to recover approximately $590,000 in damages due to nonperformance by Unique Building Concepts of the contract. Although the ultimate outcome of these proceedings cannot be determined at this time, Northbridge Communities believes that this claim by Unique Building Concepts will not have a material adverse effect on its financial condition or results of operations due to the effect of the applicable statute of limitations.

NORTHBRIDGE COMMUNITIES LIMITED MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results  of  Operations

     Northbridge Communities' management has been working diligently to expand its operations and to improve its results of operations. In the current year, management has a) successfully increased the number of students enrolled in its schools, thus improving its school income from $258,452 to $453,218, b) identified a window of opportunity and traded a large sum of securities with warrants, thus realizing $ 2,118,243 in capital gains. This tax-free capital gain made a positive contribution to Northbridge Communities' bottom line in 1999. The management has decided to write off the advance to the joint venture for the Vietnam project as the board of directors has approved the write- off in December 1999. As the property market has been in decline since starting of the Asian financial crisis in 1997, the value of Palanamai Ltd. and International School Eastern Seaboard Limited are decreased. On the conservative basis, the management adopted a provision for diminution in value in order to write-down the value of the Investment Account. The result of written off the advance to joint venture amounting to US $1,552,670 and the provision for diminution in value of investment amounting to US $764,530, Northbridge Communities' net loss has been increased by 18%, or $452,114, in the current year. The continuing operational losses led to increased borrowings, which eroded shareholders' equity. In summary, the 1999 net loss of $2,902,296 put additional burden on Northbridge Communities' future operations.

     The following table sets forth selected operational data for the years ended December 31, 1999 and 1998 and the quarter ended March 31, 2000 and the quarter ended March 31, 2000.

                                         Quarter Ended    Year Ended December 31,        Increase/Decrease
                                        March 31, 2000      1999         1998          Amount       Percentage
                                        --------------  -----------  -------------  -------------  ------------
Rental income                              $   99,364   $    428,379   $    381,860   $    46,519     12.18%
School income                                 191,506        453,218        258,452       194,766     75.35%
                                           -----------  -------------  -------------  ------------  --------
Total income                                  290,870        881,597        640,312       241,285     37.68%
General & administrative expenses             482,970      2,934,234      2,513,276       420,958     16.75%
                                           -----------  -------------  -------------  ------------  --------
Operating loss                               (192,100)    (2,052,637)    (1,872,964)      179,673      9.59%
Other income and expenses
Interest income                                40,814         52,394         58,682        (6,288)   (10.72%)
Interest expenses                            (181,887)      (763,037)      (737,333)       25,704      3.49%
Written off the advance to joint venture            -     (1,552,670)             -     1,552,670         -
                                           -----------
Provision foe diminution in value of
investment                                                  (764,530)             -       764,530         -
Gains on sales of securities                        -      2,118,243              -     2,118,243         -
                                           -----------  -------------  -------------  ------------  --------
Net income/(loss)                            (333,173)    (2,962,237)    (2,551,615)      410,622    (16.09%)
Other comprehensive income
Gains/(losses) from foreign currency
transaction                                   (22,370)       (41,701)       (12,429)       29,272    235.51%
                                           -----------  -------------  -------------  ------------  --------
Comprehensive income before minority
interests                                    (355,543)    (3,003,938)    (2,564,044)     (439,894)   (17.16%)
Minority interests                             21,495        101,642        113,862        12,220     10.73%
                                           -----------  -------------  -------------  ------------  --------
Net comprehensive income after
minority interests                          ($334,048)   ($2,902,296)   ($2,450,182)  $   452,114     18.45%
                                           -----------  -------------  -------------  ------------  --------


Income

     School income for the fiscal year 1999 increased to $453,218 from $258,452 for fiscal year 1998 is due to continuing increase of student enrollment, from 7 students in 1998 to 80 students, in the Cambodia international school NISC operations in 1999. The rental incomes is slightly increased by 12% since the lease term was started in 1998 and the rental income for 1998 did not cover 12 months.

     General  and  Administrative  Expenses

     Northbridge Communities' continuous expansion of its international school operations led to an increase of $420,958, or 16.8%, of general and administrative expenses to a total of $2,934,234 in 1999, from $2,513,276 in 1998. As the 1999 income has increased by 36.68%, the current 16.8% increase of expenses appears reasonable.

     Interest  Income

     As the Asian economic recovery continues, the interest rate started to drop in 1999. As a result, Northbridge Communities' interest income generated from loans to others decreased by $6,288, or 11%, to $52,394 in 1999, from $58,682 in 1998. Northbridge Communities' increase of prepayments to its vendors, increasing security deposits, $63,992 in 1999 vs. $42,895 in 1998, as well as a $60,426 increase of cash and cash equivalents, from $40,540 in 1998 to $100,966 in 1999, on hand for its expanding needs, did not improve Northbridge Communities' interest earning abilities since prepayments generate no interest while cash and cash equivalent generate little interest.

     Interest  Expenses

     Interest expenses increased 3%, or $25,000, from $737,333 in 1998 to $763,037 in 1999. This slight increase was due to the additional $1 million in loans from a related party bearing interest at LIBOR plus. Due to the additional loans, Northbridge Communities' long-term obligations increased from $7.9 million in 1998 to $8.9 million in 1999.

     Gain  on  sales  of  securities

     The sales of securities of 1.5 million of common stock and warrants of a local company TISCO on the Thailand stock market resulted in a profit of $2,118,243 in 1999. There were no capital gains on the sale of securities during in 1998.

     Translation  Loss  on  Foreign  Currency

     Northbridge Communities records its book in Thailand Baht, the functional currency, the translation of the financial statements of subsidiaries into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates and for revenue and expense accounts using an average exchange rate during each reporting period. The gains or losses resulting from translation are included in stockholders' equity separately as cumulative translation adjustments. The loss resulting from translation for the years ended December 31, 1997, 1998 and 1999 were approximately U.S. $41,701; U.S. $12,429; U.S. $150,730.

     Foreign  Currency  Transactions

      Transactions in foreign currencies are translated at exchange rates ruling at the transactions dates. Aggregate gains and losses from foreign currency transactions included in the results of operations for the years ended December 31, 1997, 1998 and 1999 were approximately ($162,000), $76,000 and 32,000 respectively.

     The Baht devaluated from its high of 25 Baht to a U.S. dollar to a low of 55 Baht to a U.S. dollar in October and November of 1997 and fluctuated dramatically as the Asian financial crisis started in Thailand at the end of 1997. In 1998, the Baht exchange rate recovered to about 40 Baht to one U.S. dollar and became stable at about 37 Baht to a U.S. dollar in the latter part of 1998 and 1999. Currently the same exchange rate of approximately 37 Baht remains. As the Asian economy has started its recovery, Northbridge
Communities' management does not currently expect any major fluctuation of the exchange rate. However, if Baht exchange rate becomes volatile again it would affect through exchange gains and losses the results of operations.

     With respect to Northbridge Communities' Cambodian operations, foreigners are required to transact business in Cambodia using U.S. dollars. Therefore, Northbridge Communities' operations in Cambodia are transacted in U.S. dollars, the functional currency, and recorded in Baht on Northbridge Communities' books to comply with Thai laws. For U.S. reporting purposes, Northbridge Communities' foreign exchange exposure to U.S. dollars is believed to be minimal.

     Minority  interest

     The income of minority interests decreased by $12,220,or 11%, in 1999 to $101,642 from $113,862 in 1998. This is the result of unfavorable 1999 operations of Northbridge Communities' subsidiaries.

     Cash  Flow

     As of December 31, 1999, Northbridge Communities had $100,966 of cash and cash equivalents. Outstanding amounts due to a related company was $8,919,128. On February 4, 2000, Northbridge Communities entered into an agreement with Asia Properties Inc. Under the agreement, Asia Properties Inc. to acquire all of the outstanding capital shares of Northbridge Communities. Asia Properties Investments plans to issue to the shareholders of Northbridge Communities 4.6 million of Asia Properties Investments capital shares valued at U.S. $4.40 per share. According to the acquisition agreement, amounting to U.S. $5.28 million of the raising fund will be used to repay the loan from a related company.

     Net cash used in operating activities was $2,809,946 for the fiscal year 1999, net cash used in operating activities primarily consisted of the net operating losses as well as decrease in accounts payable and rental income in advance. Net cash provided by operating activities was $1,353,165 for the fiscal year 1998 and $3,992,001 for the fiscal year 1997. Net cash provided in operating activities for 1998 and 1997 primarily consisted of the repayment from a holding company and the increase in rental income in advance and accounts payable.

     Net cash provided by investing activities for the fiscal year 1999 was $1,959,805 which included the proceeds from sales of securities. Net cash used in investing activities for the fiscal year 1998 and 1997 consists of additions to property and equipment. Net cash used in investing activities was $3,752,592 in 1998 and $8,715,680 in 1997.

     Net cash provided by financing activities was $910,567 for 1999, $2,345,497 for 1998 and $4,748,861 for 1997. Net cash provided by financing activities was affected by the borrowings from related company.

     Despite the continuing operational losses, it is Northbridge Communities' belief that the operation is sustainable with potential profits in the future as the economy is covering in Southeast Asia. The continuing operation depends on the willingness of additional capital contribution committed by its existing shareholders, and whether new investments can be brought in from the investing community.

     Restrictions  to  Foreign  Ownership  of  Land  in  Thailand  and  Cambodia

     According to the laws of Thailand and Cambodia, foreigners may not normally own land except in special circumstances. However, the share ownership structure and shareholders' agreements of Northbridge Communities allow foreign shareholders to beneficially own and control a local company, which is registered in Thailand and / or Cambodia and can own land in Thailand and Cambodia. This practice is supported by opinions of Northbridge Communities' legal advisors/attorneys. Therefore, Northbridge Communities beneficially owns and controls its land investment in Thailand and Cambodia.

Inflation

     Due to the nature of the real estate development business, inflation can be critical for Northbridge Communities' operations. As the economy in Southeast Asia started to recover from the 1997 Asian financial crisis, inflation has not had a material impact on Northbridge Communities' business in recent years. Management believes that inflation will not have a material impact in the near future.

     Segmented  Geographic  Sales  Income

     Income is generated from few customers, and income from General Motors (Thailand) Ltd. is over 10% of Northbridge Communities' total income. The dollar value of income from these customers is expected to remain level or increase steadily over the next several years since the Asian economy is expected to grow steadily in the future.

     Income of Northbridge Communities mainly represents rental income from 10 delivered houses to General Motors (Thailand) and student income from the international schools operations.

                                  1999                                       1998                                     1997
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       Property
                   Property                                   Property                                investment
                  Investment     School in                   investment     School in                 in Thailand   School in
                  in Thailand    Cambodia       Total       in Thailand     Cambodia        Total                   Cambodia
---------------  -------------  -----------  ------------  -------------  -------------  ------------  ----------  ----------
Rental income    $    428,379   $         -  $   428,379   $    381,860   $          -   $   381,860   $       -   $       -
School income               -       453,218      453,218              -   $    258,452       258,452           -      61,103
                 -------------  -----------  ------------  -------------  -------------  ------------  ----------  ----------
                      428,379       453,218      881,597        381,860        258,452       640,312           -      61,103
Interest
income from
external               51,580           814       52,394         58,330            352        58,682      78,397          62
parties
Interest
expenses to
external              763,037             -      763,037        737,333              -       737,333     618,130           -
parties
Gain on sales
 of securities      2,118,243             -    2,118,248              -              -             -           -           -
Depreciation           99,729       465,643      565,372         85,707        410,869       496,576      10,943     122,268
                 -------------  -----------  ------------  -------------  -------------  ------------  ----------  ----------
Profit/(loss)        (404,363)   (945,263)*   (1,349,626)    (1,306,189)    (1,143,993)   (2,450,182)   (852,051)   (463,904)
                 -------------  -----------  ------------  -------------  -------------  ------------  ----------  ----------



                    Total
---------------  ------------
Rental income    $         -
School income         61,103
                 ------------
                      61,106
Interest
income from
external              78,459
parties
Interest
expenses to
external             618,130
parties
Gain on sales
 of securities             -
Depreciation         133,211
                 ------------
Profit/(loss)     (1,315,955)
                 ------------

* The loss excluded the write off the advance to Vietnam joint venture of U.S. $1,552,670 during the fiscal year 1999.

b)  Assets  Segment  Information  as  of  December  31  are  as  follows:

Assets  Location     Thailand     Cambodia     Hong  Kong       Total
-------------------  -----------  -----------  ----------    -----------
-  1999              $5,060,524   $12,940,240     $547       $18,001,311
-  1998              $6,438,616   $13,355,031     $1,333     $19,794,980
-  1997              $4,747,590   $12,603,141     $1,333     $17,352,064

     Contingent  Liabilities

     As of December 31, 1999, Northbridge Communities has been sued by Unique Building Concepts Co, Ltd., which is a 10% affiliate, for breach of contract due to nonpayment of construction fees of U.S. $594,600 within the time frame stated in the contract. The total unpaid fee claimed by United Building Concepts totals U.S. $628,170. Northbridge Communities has in turn sued Unique Building Concepts to recover damages of approximately $590,000 due to nonperformance by

Unique Building Concepts of the contract. Although the ultimate outcome has not been determined, Northbridge Communities' management, under advice from its legal advisor, believes that the outcome of the claim by Unique Building Concepts will be in favor of Northbridge Communities, due to the effect of the applicable statute of limitations. Therefore, no provision has been made except the interest cost, which has been accrued in accordance with the contract.

     Northbridge Communities' investment account balance on the balance sheet has been pledged as collateral to guarantee loans of a related company of U.S. $ 1,934,689 as of December 31 1999. If the guaranteed loan is not paid on time, Northbridge Communities' investments may have to be transferred to the related company.

     Year  2000  Issue

     Northbridge Communities has developed plans to replace or modify its computers to address the Year 2000 issue. Northbridge Communities has also started in-house modifications of its computer systems to address the Year 2000 issue.

     Since most of the computers purchased recently are Year 2000 compliant, the possible exposure may not be material. Northbridge Communities will continue to assess newly purchased machinery and computer-related hardware and software to ensure such items are Year 2000 compliant.

     Operating  Risks

     Northbridge Communities' main operations are conducted in Thailand, Cambodia and other Southeast Asian countries. Accordingly, the business, financial condition and results of operations may be influenced by the political, economic and legal environment in Southeast Asia. Northbridge Communities' operations may be subjected to special considerations and risks not typically associated with companies in the U.S. The risks include the following:

     -    Political  Considerations

          Northbridge Communities' business may be adversely affected by political, economic uncertainties and social unrest in Thailand or
          Cambodia.   A  change  in  policies  by  the   Thailand  and  Cambodia
          governments, changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, or an expropriation of private enterprises could adversely affect Northbridge Communities' interest. Although the Thai and Cambodian governments have recently been pursuing economic reform policies, Northbridge Communities cannot assure you that the Thai and Cambodian governments will continue to pursue these policies or that these policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting Thai and Cambodian political, economic and social life.

     -    Operation Considerations

          Northbridge Communities' operations are depended on an addition risk of obtaining the proper funding to pay its operations expenses as Northbridge Communities has not been making money from its operations as of today. The management has confidence that the proper capital funding will be completed in the near future to continue its operations.

     -    Economic Considerations

          The economies of Thailand and Cambodia differ significantly from the economy of the U.S. in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation and self-sufficiency, rate of inflation and balance of payments position, among others. The Asian financial crisis, which started in Thailand in the second half of 1997, had caused a severe economic recession in Asia for more than two years. While economic conditions are currently improving, Northbridge Communities cannot assure you that Southeast Asian economic growth will continue. Many factors such as potential military interventions and/or human rights violations, which are not prevalent in the U.S., could have a significant adverse effect on the economic conditions in Southeast Asia. Further, much of the Asian economy is export driven. Potential international economic slowdowns may also affect the recovering economies of Thailand and Cambodia.

     -    Government Control of Currency Conversion and Exchange Rate Risks

          Northbridge Communities receives its revenues in Thailand in Baht, which is not freely convertible into U.S. dollars. However, Northbridge Communities constantly requires U.S. dollars to fund a portion of its operations. In Cambodia, foreigners can only conduct business in U.S. dollars. Northbridge Communities requires U.S. dollars to pay its American executives and its U.S. recruited teachers for operational needs. The Thai government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Baht into foreign currency and through restriction on foreign imports. Exchange rate fluctuations may adversely affect Northbridge Communities' operations in real estate business, its financial performance and ability to meet its U.S. dollars obligations.

     Reliance  on  Key  Personnel

     Despite the fact that most of the key personnel and employees have been with Northbridge Communities for over one year, the operation of Northbridge
Communities is dependent on the services of its key ranking officers and employees. The possible loss of their services or the inability to attract qualified personnel will have a material adverse effect on Northbridge Communities. Northbridge Communities believes that it will be able to retain or attract qualified professional personnel in the future to maintain its operations.

     Impact  of  Recently  Issued  Accounting  Standards

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and is scheduled to become effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. This standard established accounting and reporting standards for derivative financial instruments and for hedging activities. Northbridge Communities does not currently engage in any activities that would be covered by this standard.

     Going  concern

     Despite the continuing operational losses, Northbridge Communities believes that its operations are sustainable with potential profits in the future. As the economy is recovering in Southeast Asia, Northbridge Communities expects the value of real estate to appreciate steadily. It should be noted that the continuing operations depend on additional capital contributions by its existing shareholders, new investments from the investing community, and the speed of the economic recovery as well as continuing political stability of the Southeast Asian countries. On February 4, 2000, Northbridge Communities entered into a Share Purchase and Sale Agreement with Asia Properties, Inc. Under the agreement, Northbridge Communities is to merge with Asia Properties upon completion of its reincorporation from a Nevada corporation to a British Virgin Islands company to consolidate the resources in order to grow aggressively.

     As a Share Purchase and Sales Agreement has been signed to combine Northbridge Communities and Asia Properties, the management believes that the fund raising will be completed in the near future. At the present time, two potential investors have expressed interest in possibly investing $5 million and $15 million in the combined company after the Asia Properties Investments registration statement for the issuance of capital shares in the reincorporation of Asia Properties as a British Virgin Islands company is declared effective. The management believes that the further capital requirement can be met through the completion of the fund raising mentioned above. In addition, since some of the current shareholders are investment institutions such as Asian Frontier Holdings Limited, these shareholders may be willing to contribute additional capital to continue Northbridge Communities' operations.

     Real  Estate  Price  Fluctuation

     Northbridge Communities purchases and develops real estate property and constructs schools to attract expatriates to lease its property. Real estate prices fluctuate from time to time. Real estate prices have been low for the past two years, but prices may rise resulting in increased costs of project development.

     Northbridge Communities' management has been working diligently to expand its operations and to improve its results of operations. In the current year, management has a) successfully increased the number of students enrolled in its schools, thus improving its income, b) identified a window of opportunity and traded a large sum of securities with warrants, thus realizing $ 2,118,243 in capital gains. This tax-free capital gain made a positive contribution to Northbridge Communities' bottom line in 1999. Consequently, Northbridge Communities' net loss has been reduced by 73%, or $1,877,303, in the current year. Despite of the current year improvement, the continuing operational losses led to increased borrowings, which eroded shareholders' equity. In summary, the 1999 net loss of $686,740 put additional burden on Northbridge Communities' future operations.

     Credit  Facility

     In August 2000, Northbridge Communities executed a $1.7 million credit facility with Cambodia Public Bank in Phnom Penh. Any draws against the facility will bear interest at 3% above the bank's deposit rate and will be subject to a three month promissory note but repayable on demand. Any outstanding balances under the facility must be secured by deposits with the bank in a matching amount. The purpose of the credit facility is to facilitate the construction of the first phase of eighteen apartments which Northbridge Communities expects to complete by the third quarter of 2001.


                       WHERE YOU CAN FIND MORE INFORMATION

     Asia Properties Investments has filed a registration statement on Form F-4 to register with the SEC the Asia Properties Investments capital shares to be issued in the reincorporation. This prospectus is part of that registration statement. Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules.

     Asia Properties Investments is not yet required to file annual, quarterly and special reports, proxy statements and other information with the SEC. When the SEC declares this registration statement effective, Asia Properties Investments will become subject to the informational requirements of the Securities Exchange Act of 1934 as they apply to a foreign private issuer. Under those requirements we will be required to file reports and other information with the SEC.

     You may read and copy materials that Asia Properties Investments has filed with the SEC, including the registration statement, at the SEC public reference room in Washington D.C., New York, New York and Chicago, Illinois.

     You can call the SEC at 1-800-732-0330 for further information about the public reference room.

     Electronic versions of documents filed with the SEC may be accessed through the SEC's Internet site at http://www.sec.gov.

     Asia Properties and Asia Properties Investments has supplied all information contained in this document relating to Asia Properties and Asia Properties Investments, and Northbridge Communities has supplied all information in this document relating to Northbridge Communities.

     Additional information about Asia Properties is also available at Asia Properties' Internet site at http://www.asiaprop.com. Web site materials are not a part of this prospectus.

     You should only rely on the information contained in this prospectus. Asia Properties and Asia Properties Investments have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                           REPORTS TO SECURITY HOLDERS

     Asia Properties Investments intends to furnish its shareholders with annual reports containing consolidated financial statements audited and reported upon by its independent certified public accountants, after the end of each fiscal year. Asia Properties Investments may distribute quarterly reports containing unaudited interim financial information. Asia Properties Investments also may furnish shareholders with such other periodic reports as it may determine to be appropriate or as may be required by law.

                                  LEGAL MATTERS

     The British Virgin Islands law firm of O'Neal Webster O'Neal Myers Fletcher & Gordon has passed upon the validity of the capital shares offered by this prospectus and has rendered an opinion on the British Virgin Islands tax consequences of the reincorporation summarized in the section entitled "The Reincorporation -- Tax Consequences of the Reincorporation" on page 36.

     Ballard Spahr Andrews & Ingersoll, LLP has rendered an opinion on the U.S. federal income tax consequences of the reincorporation summarized in the section entitled "The Reincorporation -- Tax Consequences of the Reincorporation" on page 36.

                                     EXPERTS

     The financial statements of Asia Properties for the period from April 6, 1998 (date of inception) to December 31, 1999 and the financial statements of Northbridge Communities for the period from January 1, 1997 to December 31, 1999 included in this prospectus have been audited by Dickson V. Lee, Certified Public Accountants, LLC, and have been included in this prospectus in reliance on the reports of that firm given upon the authority of them as experts in accounting and auditing.

         SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     As in most U.S. jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of that company and, subject to any limitations to the contrary in the Asia Properties Investments memorandum of association, Asia Properties Investments board of directors is entrusted with the power to manage the business and affairs of Asia Properties Investments. In most U.S. jurisdictions, directors of a company owe a fiduciary duty to that company and its shareholders, including a duty of care, under which directors must properly appraise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of that company and refrain from conduct that injures that company or its shareholders or that deprives that company or its shareholders of any profit or advantage. Many U.S. jurisdictions have enacted various statutory provisions, which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of a director to Asia Properties Investments is generally limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of Asia Properties Investments.

     Under the Asia Properties Investments memorandum of association, Asia Properties Investments is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of Asia Properties Investments, provided such person acted honestly and in good faith and with a view to the best interests of Asia Properties Investments and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The memorandum of association also permits Asia Properties Investments to indemnify any director, officer or liquidator of Asia Properties Investments who is successful in any proceeding against expenses and judgments and fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence. There are also provisions in the memorandum of association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands law, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of Asia Properties Investments.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Asia Properties Investments, Asia Properties Investments has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

     Asia Properties Investments is a British Virgin Islands company. Asia Properties Investments has appointed Daniel S. McKinney as an agent upon whom process may be served in any action brought against it under the securities laws of the U.S. Mr. McKinney is an executive officer and director of Asia Properties Investments, and his address is 114 Magnolia Street, Suite 400-115, Bellingham, Washington 98225. However, it may be difficult for you to enforce outside the U.S. judgments against Asia Properties Investments obtained in the U.S. in any such actions, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, most of our executive officers and directors reside outside the U.S. and substantially all of the assets of those persons and of Asia Properties Investments are or may be located outside of the U.S. As a result, it may be difficult for you to effect service of process within the U.S. upon such persons. There is substantial doubt as to the enforceability against Asia Properties Investments or its assets of judgments of U.S. courts.

     No treaty exists between the British Virgin Islands and the U.S. providing for the reciprocal enforcement of foreign judgments. However, the courts of the British Virgin Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in the British Virgin Islands for recovery of this debt. A British Virgin Islands court will only accept a foreign judgment as evidence of a debt due if:

     -    the judgment is for a liquidated amount in a civil matter,

     - the judgment is final and conclusive and has not been stayed or satisfied in full,

     - the judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or changes of a like nature,

     - the judgment was not obtained by actual or constructive fraud or duress,

     -    the  foreign  court  has  taken   jurisdiction  on  grounds  that  are
          recognized by the common law rules as to conflict of laws in the British Virgin Islands,

     - the proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication),

     - the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of the British Virgin Islands,

     - the person against whom the judgment is given is subject to the jurisdiction of the British Virgin Islands court, and

     - the judgment is not on a claim for contribution in respect of damages awarded by a judgment, which does not satisfy the foregoing.

Enforcement of a foreign judgment in the British Virgin Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.


                                      INDEX TO FINANCIAL STATEMENTS


                                                                                                    Page
                                                                                                    ----
ASIA PROPERTIES, INC.
Annual  financial statements
Independent Auditor Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2
Consolidated Balance Sheet for the years ended December 31, 1999 and 1998 . . . . . . . . . . . . .   F-3
Consolidated Statements of Operations for the years ended December 31, 1999 and the
     period from April 6, 1998 (date of inception) through December 31, 1998 and 1999 . . . . . . .   F-4
Consolidated Statements of Changes in Stockholders' Equity for the period from April 6, 1998
     (date of inception) through December 31, 1998 and the year ended December 31, 1999 . . . . . .   F-5
Consolidated Statements of Cash Flows for the year ended December 31, 1999 and the period from
     April 6, 1998 (date of inception) through December 31, 1998 and 1999 . . . . . . . . . . . . .   F-6
Notes to Consolidated Financial Statements - December 31, 1998 and 1999 . . . . . . . . . . . . . .   F-7

Interim period financial statements
Accountants' Review Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14
Unaudited Consolidated Balance Sheets for the first quarters ended March 31, 2000 and 1999. . . . .  F-15
Unaudited Consolidated Statements of Operations for the quarter ended March 31, 2000 and 1999 . . .  F-16
Unaudited Consolidated Statements of Changes in Stockholders' Equity for the first quarter ended
     March 31, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17
Unaudited Consolidated Statements of Cash Flows for the first quarter ended March 31, 2000 and 1999  F-18
Notes to the consolidated interim financial statements - March 31, 2000 . . . . . . . . . . . . . .  F-19

NORTHBRIDGE COMMUNITIES LIMITED
Annual financial statements
Independent Audit Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-26
Consolidated balance sheet for the years ended December 31, 1999, 1998 and 1997 . . . . . . . . . .  F-27
Consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997. . . . .  F-28
Consolidated statements of changes in stockholders' equity for the years ended
     December 31, 1997, 1998 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-29
Consolidated statements of cash flows for the year ended December 31, 1999, 1998 and 1997 . . . . .  F-30
Notes to the financial statements - December 31, 1997, 1998 and 1999. . . . . . . . . . . . . . . .  F-32

Interim period financial statements
Accountants' Review Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-43
Unaudited Consolidated Balance Sheets for the first quarters ended
     March 31, 2000, 1999 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-44
Unaudited Consolidated Statements of Operations for the quarters ended
     March 31, 2000, 1999 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-45
Unaudited Consolidated Statements of Changes in Stockholders' Equity for the first quarter ended
     March 31, 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-46
Unaudited Consolidated Statements of Cash Flows for the first quarters ended
     March 31, 1999 and 1998. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-47
Notes to the financial statements - March 31, 1998, 1999 and 2000 . . . . . . . . . . . . . . . . .  F-49

PRO FORMA FINANCIAL STATEMENTS
Pro Forma Balance Sheet for the year ended December 31, 1999. . . . . . . . . . . . . . . . . . . .  F-59
Pro Forma Statement of Operations for the year ended December 31, 1999. . . . . . . . . . . . . . .  F-61
Notes to Pro Forma Condensed Financial Statements - December 31, 1999 . . . . . . . . . . . . . . .  F-62
Pro Forma Balance Sheet for the first quarter ended March 31, 2000. . . . . . . . . . . . . . . . .  F-63
Pro Forma Statement of Operations for the first quarter ended March 31, 2000. . . . . . . . . . . .  F-65
Notes to Pro Forma Condensed Financial Statements - March 31, 2000. . . . . . . . . . . . . . . . .  F-66

                                 DICKSON V. LEE
                       CERTIFIED PUBLIC ACCOUNTANT, L.L.C.
                       Member of the SEC Practice Section

--------------------------------------------------------------------------------
Main  Address       :  110 East 59th Street, 6th Floor, New York, New York 10022
-------------          Telephone:  (212) 909-0397     Fax:  (212) 909-0322

China  Address      :  Suite  2503,  United Plaza, Shenzhen, China
--------------         Telephone:  (755)  271-0062     Fax:  (755)  271-0389

--------------------------------------------------------------------------------


                           INDEPENDENT AUDITOR REPORT

To  The Board of Directors of
    Asia  Properties,  Inc.
    (a development stage company)

We have audited the accompanying consolidated balance sheets of Asia Properties, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from April 6, 1998 (inception date) to December 31, 1998, and 12 months ended December 31, 1999. These consolidated financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Properties, Inc. as of December 31, 1998 and 1999 and the results of its operations, changes in stockholders' equity and its cash flows for the period from April 6, 1998 (inception date) to December 31, 1998 and 12 months ended December 31, 1999 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management plans in regard to these matters are also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  DICKSON  V.  LEE,  CERTIFIED  PUBLIC  ACCOUNTANT,  LLC
Dickson  V.  Lee,  Certified  Public  Accountant,  LLC
New  York,  New  York
April  22,  2000

                              Asia Properties, Inc.

                          (a development stage company)

                           Consolidated Balance Sheet
                           --------------------------

                         For The Years Ended December 31


                                                      1999       1998*
                                                   ----------  ----------
Assets

Current Assets

   Cash and cash equivalents                       $  33,979   $ 423,912

   Inventories less allowance                              -           -

    Deposits, other advances                           7,509       5,778
                                                   ----------  ----------

Total Current Assets                                  41,488     429,690



Fixed Assets

   Machine & others                                   20,238      16,813

   Less: accumulated depreciation                     (2,584)       (154)
                                                   ----------  ----------

Fixed Assets (net)                                    17,654      16,659



Other Assets

   Investment in BREF                                 27,000      27,000

   Other deferred assets                              12,507           -
                                                   ----------  ----------

Total Assets                                       $  98,649   $ 473,349
                                                   ==========  ==========



Liabilities & Stockholders' Equity

Current Liabilities

    Accounts payable                               $  70,006   $  19,382

    Other payables                                     1,083           -
                                                   ----------  ----------

Total Current Liabilities                             71,089      19,382



Total Liabilities                                     71,089      19,382



Stockholders' Equity

   Common stock,  par $0.001                           5,922       5,851

   (50,000,000 authorized, 5,921,434 outstanding)

   Paid in capital                                   870,225     635,749

   Accumulated deficit                              (848,587)   (187,633)
                                                   ----------  ----------

Total Stockholders' Equity                            27,560     453,967
                                                   ----------  ----------

Total Liabilities And Stockholders' Equity         $  98,649   $ 473,349
                                                   ==========  ==========


* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to December 31, 1998.

The accompanying notes are an integral part of the consolidated financial statements.


                                  ASIA PROPERTIES, INC.

                              (a development stage company)

                          Consolidated Statements of Operations
                          -------------------------------------

                             For The Years Ended December 31



                                                                            Accumulative
                                                                            amount from
                                                    1999         1998*       inception
                                                 -----------  -----------  --------------


Sales                                            $        -   $        -   $           -

Cost of Sales                                             -            -               -
                                                 -----------  -----------  --------------

Gross Profit                                              -            -               -
                                                 -----------  -----------  --------------

Selling expenses                                          -            -               -

General & administration expenses (see Note 10)     666,550      187,722         854,272
                                                 -----------  -----------  --------------

Financial expenses                                      487          126             613

Other Income/(expense)                                6,083          215           6,298
                                                 -----------  -----------  --------------

Loss before income tax                             (660,954)    (187,633)       (848,587)

Tax (see Note 21)                                         -            -               -
                                                 -----------  -----------  --------------

Net Deficit                                      $ (660,954)  $ (187,633)  $    (848,587)
                                                 ===========  ===========  ==============

Weighted average number of shares

- basic and diluted                               5,886,017    2,925,300       5,886,017
                                                 -----------  -----------  --------------

Net loss per share

   -Basic                                            ($0.11)      ($0.06)         ($0.14)

   -Diluted                                          ($0.11)      ($0.06)         ($0.14)

*  The  1998  balance represents approximately 8 months activities, from the inception on
April  6,  to  December  31,  1998.


The accompanying notes are an integral part of the consolidated financial statements

                                       Asia Properties, Inc.
                                   (a development stage company)

                     Consolidated Statements of Changes in Stockholders' Equity
                     ----------------------------------------------------------

                                       For the Years Ended December 31

                          Common        Common     Additional Paid    Accumulated    Stockholders'
                       Stock Shares   Stock ($)      in Capital         Deficit         Equity
                      --------------  ----------  -----------------  -------------  ---------------
Balance as of
 April 6, 1998        $          --   $      --   $             --   $         --   $           --
   Shares issued          7,250,600       7,251            694,349             --          701,600
   Share repurchased     (1,400,000)     (1,400)           (58,600)            --          (60,000)
   Net loss                      --          --                 --       (187,633)        (187,633)
                      --------------  ----------  -----------------  -------------  ---------------

Balance as of
 December 31, 1998*       5,850,600       5,851            635,749       (187,633)         453,967
   Shares issued             70,834          71            234,476             --          234,547
   Net Loss                      --          --                 --       (660,954)        (660,954)
                      --------------  ----------  -----------------  -------------  ---------------

Balance as of
 December 31, 1999        5,921,434   $   5,922   $        870,225   $   (848,587)  $       27,560
                      ==============  ==========  =================  =============  ===============

*  The 1998 balance represents approximately 8 months activities, from the inception on April 6, to
December  31,  1998.


The accompanying notes are an integral part of the consolidated financial statements.


                                     ASIA PROPERTIES, INC.
                                 (a development stage company)

                             Consolidated Statements of Cash Flows
                             -------------------------------------

                                For The Years Ended December 31


                                                                                  Accumulative
                                                                                  amount from
                                                          1999         1998*       Inception
                                                       -----------  -----------  --------------

Cash Flows from Operating Activities:
   Net Loss                                             ($660,954)   ($187,633)      ($848,587)
Adjustments to reconcile net income to cash provided
by operating activities:
   (Increase)/Decrease in deposits, prepayments
   and other receivables                                   (1,731)      (5,778)         (7,509)
   (Increase)/Decrease in deferred assets                 (12,507)           -         (12,507)
   Increase/(Decrease) in accounts payable                 50,624       19,382          70,006
   Increase/(Decrease) in other payable and charges         1,083            -           1,083
   Depreciation expenses                                    2,430          154           2,584
                                                       -----------  -----------  --------------
   Net cash provided by operating activities             (621,055)    (173,875)       (794,930)

Cash Flows from Investing Activities:
   Purchase of property, plant and machinery               (3,425)     (16,813)        (20,238)
   Proceeds from sales of plan and machinery                    -            -               -
                                                                    -----------
   Increase in investment                                       -      (27,000)        (27,000)
                                                      ------------  -----------  --------------
   Net cash flows from investing activities                (3,425)     (43,813)        (47,238)

Cash Flows from Financing Activities:
   Increase in paid-in capital                            234,547      641,600         876,147
                                                       -----------  -----------  --------------
Net cash flows from financing activities                  234,547      641,600         876,147

Net (Decrease)/Increase in cash and cash equivalents     (389,933)     423,912          33,979
Cash and cash equivalents at beginning of the period
(January 1)                                               423,912            -               -
                                                       -----------  -----------  --------------
Cash and cash equivalents at end of the period
(December 31)                                          $   33,979   $  423,912   $      33,979
                                                       ===========  ===========  ==============

* The 1998 balance represents approximately 8 months activities, from the inception on April 6, to  December  31,  1998.

The  accompanying  notes  are  an  integral  part  of  the  consolidated  financial statements.

1)   General

     Asia Properties, Inc. (the "Company") was incorporated in Nevada on April 6, 1998. The Company, with a place of business located at 12707 High Bluff Drive, San Diego, California 92130, was formed to invest in Asian real estate, primarily through its ownership of the Bangkok Real Estate Fund (See Note 3). A representative office was also established in Bangkok Thailand on November 17, 1998, to carry out research of the Asian real estate market. The Company has a 100% owned subsidiary - Asia Properties, International (Thailand) Ltd., located at 86/14 Sukhumvit 31, Bangkok 10110, Thailand, which was registered in Thailand on August 2, 1999, to conduct the Company's operations in Thailand.


     On January 22, 1999, trading of the Company's common stock commenced in the U.S. over-the-counter market and the stock was quoted in the pink sheets of the National Quotation Bureau (Symbol "ASPZ") with inactive trading.

     The Company devotes most of its activities toward establishing a new business, in which principal operations have not commenced or have not generated an income. In accordance with Statement of Financial Accounting Standards
(SFAS) No.7, Accounting and Reporting by Development Stage Enterprises, the Company is classified as a development stage company.

2)   Summary  of  Significant  Accounting  Policies

     A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows.

     a)   The Calendar Year Ending December, 31

          The Company's calendar year ends on December 31 of the year. This fiscal year policy has been adopted consistently in the past years.

     b)   Basis of Consolidation


          Subsidiaries which the company has no significant influence but has ownership over 20% but below 50% is included in the Company's financial statement using the cost method. Subsidiaries which the Company has ownership over 50% are consolidated with the Company's financial statements as per APB opinion No. 18.

          The consolidated financial statements include the accounts of the Company, its Thailand subsidiary and representative office (See Note 1, General). All material inter-company balances and transactions, if any, have been eliminated in consolation.


     c)   Use of Estimates

          The preparation of financial statements in conformity with American generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d)   Depreciation


          Fixed assets are depreciated on a straight-line basis over estimated useful lives, ranging from three to seven years.

     e)   Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the basis of fixed assets for financial and income tax reporting. Deferred taxes also are recognized for any operating losses that are available to offset future taxable income and any tax credits that are available to offset future federal and state income taxes.

          Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     f)   Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     g)   Foreign Currency Translation


          The Company prepares its financial statements using United States dollars as the reporting currency. However, its overseas operations, including operations of the Thailand subsidiary and the Company's Thailand representative office, are conducted in Thailand currency - Baht (the functional currency). Transactions in Baht are translated into United States dollars (the reporting currency) for consolidation. In accordance with SFAS No. 52, Foreign Currency Translations, the translation of financial statement into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates, and for revenue and expense accounts using an average exchange rate during each reporting period. The gain or (loss) resulting from translation are included in the stockholder's equity separately as cumulative translation adjustments. Gains and losses resulting from transaction conducted in a currency other than the functional currency are recorded in current operations.


          Currently, the exchange rate of Baht to United States dollars is stable and the Company's management does not expect any major fluctuation in the currency rate which would affect the comprehensive income result of exchange gains and losses (see Note 13). There is no comprehensive income arising from foreign currency exchange gains and losses in the Company's statement of operations.

     h)   Foreign Corrupt Practices Act

          The Company is subject to the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits U.S. companies from engaging in bribery or making other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with the Company, are not subject to these prohibitions. During the audit, no violation of the Foreign Corrupt Practices Act by the Company was noted.

3)   BREF  Investments


     On July 17, 1998, the Company took assignment of the right to establish the Bangkok Real Estate Fund (BREF) in exchange for 3,000,000 shares of its common stock valued at $0.001 per share and $3,000 from 3 parties who were the founders for the Company. In addition, the Company paid $27,000 to BREF for operational expenses. Total monetary value of the BREF is not material about $30,000 (i.e.

$3,000 plus $27,000 paid to cover expenses in the development and registration of BREF). However, business value created through the initial approval of BREF may exceed the $30,000 cost invested. The registration of the fund was subject to a minimum investment of 500 million Baht (approximately US$ 13.5 million) by the Company and 9 other minority unit holders. This is required since BREF must have at least 10 unit holders under the rules established by the Securities and Exchange Commission of Thailand (Thai SEC).

     The formation of BREF was approved by the Thai SEC on July 16, 1998, subject to the funding as described above. BREF was to be established as a private placement closed-end fund subject to the regulations and requirements established by the Thai SEC in exchange for 3,000,000 shares of its common stock valued at $0.01 per share and $30,000.

     On July 17, 1999, the Company's right to establish BREF expired due to its requirement to become funded within one year of its formation. In anticipation of this, the Company applied for and received an approval to establish a new fund, Bangkok RE Fund (BREF2), with rights and requirements similar to those of BREF. The formation of BREF2 was approved on July 15, 1999 by the Thai SEC. The registration of BREF2 is also subject to an investment of 500 million Baht (approximately US$ 13.5 million), which must be completed by July 15, 2000.

4)   Stockholders'  Equity

     The  following  shares  are  issued  based  on  the  fair  value  method:

     On June 12, 1998, the Company issued 3,200,000 common shares at par value $
0.001 each for cash of $3,200, to the three founders of the Company for service rendered.

     On  June  12,  1998, the Company issued 20,000 common shares at per value $
0.001  each  for  cash  of  $200,  to  related  parties  for  services rendered.

     On June 14, 1998, the Company issued 700,000 common shares at $ 0.01 per share for cash of $7,000, to a new shareholder of the company.

     On July 17, 1998, the Company issued 3,000,000 common shares $ 0.01 each (equivalent to $30,000) and $3,000 from the founders for the Company to related parties in exchange for the assignment of the right to establish BREF (see Note
3).

     In September 1998, through a Private Placement Offering Memorandum dated June 17, 1998, the Company issued 326,950 common shares at $ 0.001 par value for at a price, before commission and expenses, of $2.00 per share for $653,900 cash.

     During October and November 1998, the Company issued an additional 3,650 common shares at par value $ 0.001 each pursuant to the Private Placement Offering Memorandum dated June 17, 1998, at a price $2.00 per share for $7,300 cash.

     On November 16, 1998, the Company repurchased 1,400,000 shares of its common stock at approximately $0.04 per share for $60,000 and restored those shares to the status of authorized and unissued shares. The purchase was made from a founder who elected to pursue other business interests.

     On  March  12, 1999, the Company issued 30,000 common shares at par value $
0.001 each, at a price $3.2 per share for $96,000 to a consultant as a payment for services.

     On May 6, 1999, the Company issued 500 common shares at per value $ 0.001 each, at a price $3.2 per share for $1,600 an employee as a performance award.

     On  June  22,  1999,  the Company issued 6,500 common shares at per value $
0.001 each, at a price $3.4 per share for $22,100 to a consultant as a payment for services.

     On  July  5,  1999,  the Company issued 33,334 common shares at per value $
0.001 each, at a price $3.4 per share for $113,147 to an employee as a performance award.

     On July 5, 1999, the Company issued 500 common shares at per value $ 0.001 each, at a price $3.4 per share for $1,700 to an employee as a performance award.

5)   Stock  Options

     Using the fair value method and using the average market price as a reference. On June 22, 1999, the Company granted options to purchase 5,000 shares of its common stock, at a price of $5.00 per share, to each of 3 shareholders as an award. These options expire as follows: 10,000 shares expired on December 31, 1999, and 5,000 shares expire on June 21, 2000. The Board of Directors plans to continue to grant stock option awards in the future to reward its management, directors and employees who make exceptional contributions to the Company.


     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock options. There has been no compensation cost charged against income for the options for 8 months of 1998 and 12 months of 1999. Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's consolidated net loss would not have differed materially from the amount reported.

6)   Income  Taxes

     As of December 31, 1999, the Company had a deferred tax asset for the deductible temporary differences relating to net operating loss carry forwards. Because management was unable to determine if, more likely than not, the Company will realize the deferred tax asset related to the net operating loss carry forwards, a 100% valuation allowance was provided for these deferred tax assets as of December 31, 1999.


     December  31,  1999
     ----------------------------------------------
     Deferred  Tax  Asset               $  274,000
     Less:  Valuation  Allowance          (274,000)
                                        -----------
     Net                                $         -
                                        -----------
     ----------------------------------------------

     At  December 31, 1999, the Company had federal and state net operating loss
(NOL) carry forwards of approximately $660,954. These NOL's benefits will expire in 2003.

7)   Year  2000  Issue

     The Company has implemented a year 2000 (Y2K) program aimed at ensuring that its computer system and software will function properly beyond 1999. As all of its computers were purchased in 1998 and 1999, the equipment is considered to be Year 2000 compliant. Due to the nature of the Company's business, it does not have any other machinery or equipment subject to the Year 2000 issue. The possible Y2K impact may not be significant to the Company.

     Because the Company will continue to upgrade its computer systems and software, it has not allocated additional resources or attributed additional costs to Year 2000 compliance. The Company will continue to assess and test newly purchased machinery and computer-related hardware and software to ensure such items comply with Year 2000.

8)   Commitment  and  Contingencies


     Except the Company may continue its operational loss in the near future unless substantial income is generated (See Note 16). No other material commitments and contingencies were noted as of December 31, 1999.


9)   Inflation

     Significant inflation may have a significant impact on the real estate business. Significant inflation has not occurred in Thailand in recent years. It is management's belief that significant inflation will not occur in the near future (See Note 13).

10)  Related  Party  Transactions


     The related party transactions as noted below, are included in the general and administration expenses on the Statement of Operations.

     The Company has some office facilities, which are shared by its subsidiary. The financial effects of the shared facilities are not material. All other related party transactions are reviewed and disclosed when material, in accordance with SFAS No. 57, Related Party Disclosures.

     Coldway Limited received $ 20,000 in 1998 and $ 40,000 in 1999 from the Company for consultancy services to help establishing the Company's registration, accounting system and recruitment of personnel. Mr. D. McKinney, President of the Company, is also a director of Coldway Ltd.

     Milliard Limited received $ 20,000 in 1998 and $ 40,000 in 1999 from the Company, for consultancy services to implement the operations of Thai subsidiary in Bangkok. Mr. N. St Johnston, Chief Executive Officer of the Company is also a director of Milliard Ltd, and a beneficial owner.

     The Camden Financial Group received $ 1,455 in 1998 from the Company for consultancy services on establishment of the company's strategy to expand and to source of fundings. Mr. G. Killoran, who was a director of the Company in 1998, was also a director of The Camden Financial Group.

     Mr. J. C. Lanning, who was a director of the Company, received $ 17,700 ($6,600 in 1998 and $11,100 in 1999) for his consultancy services of Company's accounting operations from the Company for the period from October 23, 1998 through to May 25, 1999.

     Mr.  S.  J.  Landy,  who  was  a director of the Company, received $ 60,000
($54,000 in 1998 and $6,000 in 1999) for his consultancy services to implement the marketing plans of the Company for the period from April 1998 to January 1999.

11)  Operating  Risks

     The Company's planned operations are to be conducted in Thailand and Southeast Asia. Accordingly, the business, financial condition and results of operations may be influenced by the political, economic and legal environment in Thailand, and Southeast Asia. The Company's operations are subject to special considerations and risks not typically associated with companies in North America.

12)  Retirement  Plan

     The Company's employees in Thailand and America are all hired on contractual basis, with no retirement provisions. Therefore, the Company has no obligations for pension liabilities. In addition, the Company has not adopted post-retirement or post-employment benefit plans.

13)  Real  Estate  Prices  Fluctuation

     The Company intends to acquire and develop real estate projects in Thailand and Southeast Asia. Real estate values are inflation sensitive, and fluctuate from time to time, depending on the different life cycles of the economies of Southeast Asia. It is management's belief that the real estate values in Southeast Asia are currently low. Increasing values of real estate will impact the company's operations.

14)  Reliance  on  Key  Personnel

     Most key personnel have been with the Company for over one year, and the operation of the Company, in a development stage, is dependent on the services of key management. The possible loss of their services or the inability to attract qualified personnel could have a material adverse effect on the Company.

15)  Impact  of  Recently  Issued  Accounting  Standards

     SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and is scheduled to become effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. SFAS No. 133 established accounting and reporting standards for derivative financial instruments and for hedging activities. The Company does not currently engage in any activities that would be covered by SFAS No. 133.

16)  Going  Concern


     The Company has been able to raise capital from the investment community. The Company, in a development stage, has not been able to generate any operating income or profit. The company's ability to continue its business operations is dependent on the continuing cash inflow from new investors, and/or capital commitment from its existing shareholders. As the company has traded its shares on the U.S. over-the-counter market (see Note 1). Management has held discussions with potential stock brokers and investors to raise additional funds and identify potential companies in the real estate industry as merger candidates. A Share Purchase and Sale Agreement has been signed with Northbridge Communities Limited (NCL), a Thai Company on February 4, 2000 to increase its resources (see Note 17). The consolidated financial statements do not include any adjustments that might result from the outcome of this going concern uncertainty.

17)  Subsequent  Events

     The Company signed a Share Purchase and Sale Agreement on February 4, 2000, to acquire Northbridge Communities Limited ("NCL"), a Thailand company engages mainly in real estate development business. NCL own certain real estate properties in Thailand and Cambodia. Under the agreement, the Company is to purchase all NCL assets and liabilities with exceptions of a Vietnam operations, and a subsidiary company; Keltic Ltd, via a share exchange. So that NCL is to become a 100% subsidiary of the Company. The Company is to issue to the shareholders of NCL 4.6 million common shares valued at $4.40 per share in order to purchase NCL.

     The agreement requires that the closing of the share exchange must occur before August 2, 2000. The agreement includes the following principal terms: a) API will restructure the Board of Directors ("the Board") upon the closing of the transaction, so that the Board will consist of D. McKinney, N. St. Johnston,
D. Diehl, D. Roberts and two appointees of NCL. b) API existing shareholders must use the best efforts to raise $15 million in cash by September 11, 2000. c)
3.5 million of common shares held by the existing shareholders be transferred into an escrow account after the purchase. (i.e. D. McKinney - 800,000 shares;
N. St. Johnston - 900,000 shares; Crestview Associates Ltd - 700,000 shares; Lim
G. Im - 600,000 shares; and Milliard Limited - 500,000 shares. d) In the event the above mentioned parties are able to raise $15 million in cash by September

11, 2000, the 3.5 million common shares will be returned to the owners. e) If $15 million is not raided by September 11, 2000, 1.75 million common shares in the escrow account will be transferred to the shareholders of NCL and Mr. McKinney will resign from the Board. f) From September 12, 2000 to February 4, 2001, the shareholders of the 3.5 million shares will be entitled to claw back their proportionate interest in 1.75 million shares, if capital can be raised. The remaining shares will be transferred to the shareholders of NCL. g) If the shareholders failed to list API on the American Stock Exchange before November 4, 2000, Mr. McKinney will resign from the Board.

     In March 2000, the Company reacquired 30,000 shares of its common stock issued on March 12, 1999, as settlement for cancellation of a service agreement by a non-related party.

     In February 2000, the Company closed its office in San Diego and established a new office in Bellingham, Washington.

                                 DICKSON V. LEE
                      CERTIFIED PUBLIC ACCOUNTANTS, L.L.C.

--------------------------------------------------------------------------------
Main  Address       :    110 Wall Street, Suite 15C, New York, NY 10005 PMB 100
-------------            Telephone:  (212) 701-8587       Fax:  (212) 701-8543


China  Address      :    Suite  2503,  United Plaza, Shenzhen, China
--------------           Telephone:  (755)  271-0062     Fax:  (755)  271-0389

--------------------------------------------------------------------------------

                           Accountants' Review Opinion
                           ---------------------------

Asia  Properties,  Inc.
(a  development  stage  company)
Stockholders  and  Board  of  Directors

We have made a review of the consolidated balance sheets of Asia Properties, Inc. as of March 31, 2000 and 1999, which is the end of the first quarter of the 2000 and 1999 fiscal years, and the related consolidated statements of operations, consolidated statement of changes in stockholders' equity, and consolidated statement of cash flows for the three-month periods then ended, in accordance with standards established by the American Institute of Certified Public Accountants. These consolidated interim financial statements are the responsibility of the Company management.

A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with U.S. generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.


On the basis of our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/  DICKSON  V.  LEE,  CERTIFIED  PUBLIC  ACCOUNTANTS,  L.L.C.
Dickson  V.  Lee,  Certified  Public  Accountants,  L.L.C.
New  York,  New  York
July  7,  2000


                                                                         Unaudited

                               Asia Properties, Inc.

                           (a development stage company)



                       Unaudited Consolidated Balance Sheets
                       -------------------------------------

                       For The First Quarter Ended March 31

                                                               2000        1999
                                                            ----------  ----------

Assets                                                         US$         US$

Current assets

   Cash and cash equivalents                                   40,448     301,824

   Deposit and other advances                                   8,722       7,710
                                                            ----------  ----------
Total current assets                                           49,170     309,534



Fixed Assets
   Machine & others                                            20,238      16,511

   Less: accumulated depreciation                              (3,130)       (950)
                                                            ----------  ----------
Other Assets                                                   17,108      15,561


   Investment in BREF                                          27,000      27,000
                                                            ----------  ----------

Total assets                                                $  93,278   $ 352,095
                                                            ==========  ==========



Liabilities & stockholders' equity

Current liabilities

   Accounts payable                                           120,807           -

   Other payable                                                  857      20,189
                                                            ----------  ----------
Total current liabilities                                     121,664      20,189



Total liabilities                                             121,664      20,189



Stockholders' equity

    Common stock,  par value US $0.001                          5,921       5,881

    Authorized shares - 50,000,000, Issued and outstanding shares - 5,921,434

     Paid in capital                                          870,225     731,719

     Accumulated deficit                                     (904,532)   (405,694)
                                                            ----------  ----------

Total stockholders' equity                                    (28,386)    331,906
                                                            ----------  ----------

Total liabilities and stockholders' equity                  $  93,278   $ 352,095
                                                            ==========  ==========



The accompanying notes form an integral part of these unaudited consolidated financial statements.


                                                                       Unaudited
                              Asia Properties, Inc.
                          (a development stage company)

                 Unaudited Consolidated Statements of Operations
                 -----------------------------------------------

                      For The First Quarter Ended March 31


                                                                   Accumulative
                                                                    amount from
                                              2000        1999      inception *
                                           ----------  ----------  -------------
                                           US $        US $        US $
Income                                            --          --             --
General & administration expenses             55,945     220,978        910,217
                                           ----------  ----------  -------------
Operating loss                               (55,945)   (220,978)      (910,217)
   Financial income/(expense)                      -       1,631           (613)
   Other income/(expenses)                         -       1,286          6,298
                                           ----------  ----------  -------------
Net income/(loss)                            (55,945)   (218,061)      (904,532)
                                           ==========  ==========  =============

Weighted average number of common shares
   - basic and diluted                     5,921,434   5,880,600      5,921,434
Net loss Per Share
   -basic                                     ($0.01)     ($0.04)        ($0.15)
   -diluted                                   ($0.01)     ($0.04)        ($0.15)


* The accumulative amount represents the activities from the inception on April 6, 1998 to March 31, 2000

The accompanying notes form an integral part of these unaudited consolidated financial statements


                                                                   Unaudited
                                       Asia Properties, Inc.

                                   (a development stage company)

                Unaudited Consolidated Statements of Changes in Stockholders' Equity
                --------------------------------------------------------------------

                                For The First Quarter Ended March 31



                                   Common
                                    Stock        Common      Paid-up   Accumulated   Stockholders'
                                 -----------                 --------
                                  (Shares)    Stock Amount   Capital     Deficit         Equity
                                 -----------  -------------  --------  ------------  --------------
                                                   US$         US$         US$            US$
Balance as of April 6, 1998               -              -         -             -               -
    Shares issued                 7,250,600          7,251   694,349             -         701,600
    Share repurchased            (1,400,000)        (1,400)  (58,600)            -         (60,000)
    Net loss for the period               -              -         -      (187,633)       (187,633)
                                 -----------  -------------  --------  ------------  --------------

Balance as of December 31, 1998   5,850,600          5,851   635,749      (187,633)        453,967
    Shares issued                    70,834             70   234,476             -         234,546
    Net loss for the year                 -              -         -      (660,954)       (660,954)
                                 -----------  -------------  --------  ------------  --------------

Balance as of December 31, 1999   5,921,434          5,921   870,225      (848,587)         27,559
Net loss for the period                   -              -         -       (55,945)        (55,945)
                                 -----------  -------------  --------  ------------  --------------
Balance as of March 31, 2000      5,921,434          5,921   870,225      (904,532)        (28,386)
                                 ===========  =============  ========  ============  ==============

The accompanying notes form an integral part of these unaudited consolidated financial statements.

                                                                                             Unaudited
                                         Asia Properties, Inc.
                                     (a development stage company)

                            Unaudited Consolidated Statements of Cash Flows
                            -----------------------------------------------

                                 For The First Quarter Ended March 31

                                                                                         Accumulative
                                                                                          amount from
                                                                      2000      1999       inception
                                                                    --------  ---------  -------------
                                                                      US $      US $         US $
Cash Flows from Operating Activities:
  Net loss                                                          (55,945)  (218,061)      (904,532)
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation expenses                                                 545      1,098          3,129
  Increase in deposits & other advance                               (1,213)    (1,932)        (8,722)
  Decrease in other deferred assets                                  12,507          -              -
  Increase/(Decrease) in accounts payable                            50,801    (19,382)       120,807
  (Decrease)/Increase in other payable                                 (226)    20,189            857
                                                                    --------  ---------  -------------
Net cash provided by operating activities                             6,469   (218,088)      (788,461)

Cash Flows from Investing Activities:
  Purchase of property, plant and machinery                               -          -        (20,238)
  Increase in investment                                                  -          -        (27,000)
                                                                    --------  ---------  -------------
Net cash flows from investing activities                                  -          -        (47,238)

Cash Flows from Financing Activities:
  Issued shares                                                           -     96,000        876,147
                                                                    --------  ---------  -------------
Net cash flows from financing activities                                  -     96,000        876,147
                                                                    --------  ---------  -------------

Net increase/(decrease) in cash and cash equivalent                   6,469   (122,088)        40,448
Cash and cash equivalents at beginning of the period (January 1)     33,979    423,912             --
                                                                    --------  ---------  -------------
Cash and cash equivalents at end of the period (March 31)            40,448    301,824         40,448
                                                                    ========  =========  =============

*  The  accumulative amount represents the activities from the inception on April 6, 1998 to March 31,
2000.
The  accompanying  notes  form  an integral part of these unaudited consolidated financial statements.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

     1)   General
          -------

          Asia Properties, Inc. (the "Company") was incorporated in Nevada on April 6, 1998. The Company, with a place of business located office in Bellingham, Washington State was formed to invest in Asian real estate, primarily through its ownership of the Bangkok Real Estate Fund (See Note 3). A representative office was also established in Bangkok Thailand on November 17, 1998, to carry out research of the Asian real estate market. The Company has a 100% owned subsidiary - Asia Properties, International (Thailand) Ltd., located at 86/14 Sukhumvit 31, Bangkok 10110, Thailand, which was registered in
          Thailand on August 2, 1999, to conduct the Company's operations in Thailand.

          On January 22, 1999, trading of the Company's common stocks commenced in the U. S. Over-the-counter market and the stock was quoted in the pink sheets of the National Quotation Bureau (Symbol "ASPZ") with inactive trading.

          The Company devotes most of its activities toward establishing a new business, in which principal operations have not commenced or have not generated an income. In accordance with Statement of Financial
          Accounting   Standards  (SFAB)  No.7,   Accounting  and  Reporting  by
          Development Stage Enterprises, the company is classified as a development stage company.

          The Company signed a Share Purchase and Sales Agreement on February 4, 2000, to acquire NCL. Under the agreement, the Company is to acquire NCL with the exception of NCL's Vietnam operations, and a subsidiary company; Keltic Ltd, via a share swap, so that NCL is to become a 100% subsidiary of the Company. The Company is to issue to the shareholders of NCL 4.6 million common shares valued at $4.40 per share. The agreement provides that the closing of the purchase and sale of those common shares must occur before August 2, 2000. The principal real estate properties in which NCL holds an interest include gated community developments near Bangkok in Thailand and Phnom Penh in Cambodia. The agreement includes the following principal terms: We must restructure our board of directors upon the closing of the transaction so that our directors will be Daniel S. McKinney, Nicholas St. Johnston, David Diehl, David Roberts and two appointees of Northbridge Communities Limited. We must use our best efforts to raise U.S. $15 million in cash by September 11, 2000. $3.5 million of our capital shares to be held by the following persons after the reincorporation in the amounts indicated below have been transferred into an escrow account: $ Daniel S. McKinney - 800,000 shares; Nicholas St. Johnston - 900,000 shares; Crestview Associates Limited - 700,000 shares; Lim Gaik Im - 600,000 shares; and Milliard Limited - 500,000 shares. In the event the Company is able to raise U.S. $15 million in cash by September 11, 2000, the 3.5 million capital shares in the escrow account will be surrendered back to Mr. McKinney, Mr. St. Johnston, Ms. Gaik Im, Crestview Associates Limited and Milliard Limited. In the event the Company is unable to raise U.S. $15 million by September 11, 2000, 1.75 million capital shares in the escrow account will be transferred to the former shareholders of Northbridge Communities Limited and Mr. McKinney will be required to resign from our Board of Directors. During a period from September 12, 2000 until February 4, 2001 the shareholders who delivered the 3.5 million shares into the escrow account will be entitled to clawback their proportionate interest of 1.75 million of those shares if we raise additional capital. Those shares not clawbacked will be transferred to the former shareholders of Northbridge Communities Limited. The number of shares that may be clawbacked will be equal to the product of: the amount of capital raised divided by U.S. $15 million multiplied by
          1.75 million. If we fail to list our capital shares on the American Stock Exchange before November 4, 2000, Mr. McKinney will be required to resign from our Board of Directors. The Company management believes that the merger of the two companies is essential for API's future growth. Therefore Company is working at full speed to raise fund, to list Company in the American Stock Exchange and conclude the merger of the two entities.

          Management is confident that the financial statements include all adjustments necessary in order to make them not misleading.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

     2)   Going  Concern
          --------------

          The Company has been able to raise capital from the investment community. However, the Company, in a development stage, has not been able to generate any operating income or profit. The Company has an accumulative loss of $904,532 from its inception on April 6, 1998. As a result of the continuing losses, the Company's stockholder's equity balance is in a negative amount of $28,386. The company's ability to continue its business operations is dependent on the continuing cash inflow from new investors, and/or capital commitment from its existing shareholders. As the company has traded its shares on the U. S. over-the-counter market (see Note 1) management has held discussions with potential stock-brokers and investors to raise additional funds and identify potential companies in the real estate industry as merger candidates. A Share Purchase and Sale Agreement has been signed with Northbridge Communities Limited (NCL), a Thai Company (see Note 1). As of March 31, 2000, the final conclusion of the Agreement has not be reached. The interim financial statements as of March 31, 2000 do not include any adjustments that might result from the outcome of this uncertainty.

     3)   Summary  of  Significant  Accounting  Policies
          ----------------------------------------------

          A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows.

          a) The Calendar Year Ending December, 31

          The Company's calendar year ends on December 31 of the year. This fiscal year policy has been adopted consistently in the past years.

          b) Basis of Consolidation

          Subsidiaries which the company has no significant influence but has ownership over 20% but below 50% is included in the Company's financial statement using the cost method. Subsidiaries which the Company has ownership over 50% are consolidated with the Company's financial statements as per APB opinion No.18.

          The consolidated financial statements include the accounts of the Company, its Thailand subsidiary and representative office (See Note 1, General). All material inter-company balances and transactions, if any, have been eliminated in consolidation.

          c) Use of Estimates

          The preparation of financial statements in conformity with American generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          d) Depreciation

          Fixed assets are depreciated on a straight line basis over estimated useful lives, ranging from three to seven years.

          e) Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the basis of fixed assets for financial and income tax reporting. Deferred taxes also are recognized for any operating losses that are available to offset future taxable income and any tax credits that are available to offset future federal and state income taxes.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

          Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          f) Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

          g)   Foreign Currency Translation

          The Company prepares its financial statements using United States dollars as the reporting currency. However, its overseas operations, including operations of the Thailand subsidiary and the Company's Thailand representative office, are conducted in Thailand currency - Baht (the functional currency). Transactions in Baht are translated into United States dollars (the reporting currency) for consolidation. In accordance with SFAS No. 52, Foreign Currency Translations, the translation of financial statement into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates, and for revenue and expense accounts using an average exchange rate during each reporting period. The gain or (loss) resulting from translation are included in the stockholders' equity separately as cumulative translation adjustments. Gains and losses resulting from transaction conducted in a currency other than the functional currency are recorded in current operations.

          Currently, the exchange rate of Baht to United States dollars is stable and the Company's management does not expect any major fluctuation in the currency rate which would affect the comprehensive income result of exchange gains and losses (see Note 14). There is no comprehensive income arising from foreign currency exchange gains and losses in the Company's statement of operations.

          h)   Foreign Corrupt Practices Act

          The Company is subject to the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits U.S. companies from engaging in bribery or making other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with the Company, are not subject to these prohibitions. During the audit, no violation of the Foreign Corrupt Practices Act by the Company was noted.

     4)   BREF  Investments
          -----------------

          On July 17, 1998, the Company took assignment of the right to establish the Bangkok Real Estate Fund (BREF from 3 parties who were the founders for the Company. In addition, the Company paid $27,000 to BREF for operational expenses. Total monetary value of the BREF is not material about $30,000 (i.e. $3,000 plus $27,000 paid to cover expenses in the development and registration of BREF) However, the Company management believes that business value created though the initial approval of BREF may exceed the $30,000 cost invested. The registration of the fund was subject to a minimum investment of 500 million Baht (approximately US$ 13.5 million) by the Company and 9 other minority unit holders. This is required since BREF must have at least 10 unit holders under the rules established by the Securities and Exchange Commission of Thailand (Thai SEC).

          The formation of BREF was approved by the Thai SEC on July 16, 1998, subject to the funding as described above. BREF was to be established as a private placement closed-end fund subject to the regulations and requirements established by the Thai SEC.) in exchange for 3,000,000 shares of its common stock valued at $0.01 per share and $30,000

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

On July 17, 1999, the Company's right to establish BREF expired due to its requirement to become funded within one year of its formation. In anticipation of this, the Company applied for and received an approval to establish a new fund, Bangkok RE Fund (BREF2), with rights and requirements similar to those of BREF. The formation of BREF2 was approved on July 15, 1999 by the Thai SEC. The registration of BREF2 is also subject to an investment of 500 million Baht (approximately US$ 13.5 million), which must be completed by July 15, 2000.

     5)   Stockholders'  Equity
          ---------------------

          The following shares are issued based on the fair value method:

          On June 12, 1998, the Company issued 3,200,000 common shares at par value $0.001 each for cash of $3,200, to the three founders of the Company for service rendered

          On June 12, 1998, the Company issued 20,000 common shares at per value $0.001 each for cash of $200, to related parties for services rendered.

          On June 14, 1998, the Company issued 700,000 common shares at $ 0.01 per share for cash of $7,000, to a new shareholder of the company.

          On July 17, 1998, the Company issued 3,000,000 common shares at par value $ 0.01 each (equivalent to $30,000) and $3,000 from the founders for the Company to related parties in exchange for the assignment of the right to establish BREF (see Note 4).

          In September 1998, through a Private Placement Offering Memorandum dated June 17, 1998, the Company issued 326,950 common shares at $
          0.001 par value for at a price, before commission and expenses, of $2.00 per share for $653,900 cash.

          During October and November 1998, the Company issued an additional 3,650 common shares at par value $ 0.001 each pursuant to the Private Placement Offering Memorandum dated June 17, 1998, at a price $2.00 per share for $7,300 cash.

          On November 16, 1998, the Company repurchased 1,400,000 shares of its common stock at approximately $0.04 per share for $60,000 and restored those shares to the status of authorized and unissued shares. The purchase price was made with a founder who elected to pursue other business interests.

          On March 12, 1999, the Company issued 30,000 common shares at par value $0.001 each, at a price $3.2 per share for $96,000 to a consultant as a payment for services.

          On May 6, 1999,  the Company  issued 500 common  shares at per value $
          0.001 each, at a price $3.2 per share for $1,600 to an employee as a performance award.

          On June 22, 1999, the Company issued 6,500 common shares at per value $ 0.001 each, at a price $3.4 per share for $22,100 to a consultant as a payment for services.

          On July 5, 1999, the Company issued 33,334 common shares at per value $ 0.001 each, at a price $3.4 per share for $113,147 to an employee as a performance award.

          On July 5, 1999,  the Company  issued 500 common shares at per value $
          0.001 each, at a price $3.4 per share for $1,700 to an employee as a performance award.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

          In March 2000, the Company reacquired 30,000 shares of its common stock issued on March 12, 1999, as settlement for cancellation of a service agreement by a non-related party. (This transaction has been excluded from this interim financial statements.)

     6)   Stock  Options
          --------------

          Using the fair value method, and using the average market price as a reference. On June 22, 1999, the Company granted options to purchase 5,000 shares of its common stock, at a price of $5.00 per share, to each of 3 shareholders as an award. These options expire as follows:
          10,000 shares expired on December 31, 1999, and 5,000 shares expire on June 21, 2000. The Board of Directors plans to continue to grant stock option awards in the future to reward its management, directors and employees who make exceptional contributions to the Company

          The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for its stock options. There has been no compensation cost charged against income for the options for 8 months of 1998, 12 months of 1999 and 3 months of 2000. Had compensation cost for the Company's stock options been determined based on their fair value at the grant dates consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company's consolidated net loss would not have differed materially from the amount reported.

     7)   Income  Taxes
          -------------

          As of March 31, 2000, the Company had a deferred tax asset for the deductible temporary differences relating to net operating loss carry forwards. Because management was unable to determine if, more likely than not, the Company will realize the deferred tax asset related to the net operating loss carry forwards, a 100% valuation allowance was provided for these deferred tax assets as of March 31, 2000.

               March  31,  2000
               -------------------------------------------------
               Deferred  Tax  Asset                  $  291,000
               Less:  Valuation  Allowance             (291,000)
               -------------------------------------------------
               Net                                   $        -
               -------------------------------------------------


          At March 31, 2000, the Company had federal and state net operating loss (NOL) carryforwards of approximately $716,899. These NOL's benefits will expire in 2003.

     8)   Year  2000  Issue
          -----------------

          The Company has implemented a year 2000 (Y2K) program aimed at ensuring that its computer system and software will function properly beyond 1999. As all of its computers were purchased in 1998 and 1999, the equipment is considered to be Year 2000 compliant. Due to the nature of the Company's business, it does not have any other machinery or equipment subject to the Year 2000 issue. The possible Y2K impact may not be significant to the Company.

          Because the Company will continue to upgrade its computer systems and software, it has not allocated additional resources or attributed additional costs to Year 2000 compliance. The Company will continue to assess and test newly purchased machinery and computer-related hardware and software to ensure such items comply with Year 2000.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

     9)   Commitment  and  Contingencies
          ------------------------------

          Except the Company may continue its operational loss in the near future unless substantial income is generated (See Note 1). No other material commitments and contingencies were noted as of March 31, 2000.

     10)  Inflation
          ---------

          Significant inflation may have a significant impact on the real estate business. Significant inflation has not occurred in Thailand in recent years. It is management's belief that significant inflation will not occur in the near future (See Note 14).

     11)  Related  Party  Transactions
          ----------------------------

          The Company has some office facilities which are shared by its subsidiaries. The financial effects of the shared facilities are not material. All other related party transactions are reviewed and disclosed when material, in accordance with SFAS No. 57, Related Party Disclosures.

     12)  Operating  Risks
          ----------------

          The Company's planned operations are to be conducted in Thailand and southeast Asia. Accordingly, the business, financial condition and results of operations may be influenced by the political, economic and legal environment in Thailand, and Southeast Asia. The Company's operations are subject to special considerations and risks not typically associated with companies in North America. In addition, the possible deterioration of any or all of the strategic relationships between the Company and Northbridge Communities Limited may have an adverse effect on the operations of the Company.

     13)  Retirement  Plan
          ----------------

          The Company's employees in Thailand and America are all hired on contractual basis, with no retirement provisions. Therefore, the Company has no obligations for pension liabilities. In addition, the Company has not adopted post-retirement or post-employment benefit plans.

     14)  Real  Estate  Prices  Fluctuation
          ---------------------------------

          The Company intends to acquire and develop real estate projects in Thailand and Southeast Asia. Real estate values are inflation sensitive, and fluctuate from time to time, depending on the different life cycles of the economies of Southeast Asia. It is management's belief that the real estate values in Southeast Asia are currently low. Increasing values of real estate will impact the company's operations.

     15)  Reliance  on  Key  Personnel
          ----------------------------

          Most key personnel have been with the Company for over one year, and the operation of the Company, in a development stage, is dependent on the services of key management. The possible loss of their services or the inability to attract qualified personnel could have a material adverse effect on the Company.

Asia Properties, Inc. (a development stage company)                    Unaudited
Notes to the consolidated interim financial statements - March 31, 2000

     16)  Impact  of  Recently  Issued  Accounting  Standards
          ---------------------------------------------------

          SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and is scheduled to become effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. SFAS No. 133 established accounting and reporting standards for derivative financial instruments and for hedging activities. The Company does not currently engage in any activities that would be covered by SFAS No. 133.

                                DICKSON V. LEE
                       CERTIFIED PUBLIC ACCOUNTANT, L.L.C.
                       Member of the SEC Practice Section

--------------------------------------------------------------------------------
Main  Address      :   110 East 59th Street, 6th Floor, New York, New York 10022
-------------          Telephone:  (212) 909-0397          Fax:  (212) 909-0322



China  Address     :   Suite  2503,  United Plaza, Shenzhen, China
--------------         Telephone:  (755) 271-0062          Fax:  (755) 271-0389


--------------------------------------------------------------------------------

                           Independent Auditor Report
To   The  Board  of  Directors  of
     Northbridge  Communities  Limited
     (a  Thailand  company)

We have audited the accompanying consolidated balance sheets of Northbridge Communities Limited as of December 31, 1999, 1998 and 1997, and the related consolidated statements of operations changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northbridge Communities Limited as of December 31, 1999, 1998 and 1997 and the results of its operations, changes in shareholders' equity and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/S/  DICKSON  V.  LEE,  CERTIFIED  PUBLIC  ACCOUNTANT,  LLC
Dickson  V.  Lee,  Certified  Public  Accountant,  LLC
New  York,  New  York
April  24,  2000


                                   NORTHBRIDGE COMMUNITIES LIMITED
                                      (INCORPORATED IN THAILAND)
                                      CONSOLIDATED BALANCE SHEET
                                      --------------------------
                                   FOR THE YEARS ENDED DECEMBER 31



                                                                       1999         1998         1997
                                                                    -----------  -----------  -----------
Assets                                                                  US$          US$          US$

Current assets
  Cash and cash equivalents                                            100,966       40,540       94,470
  Advance payment and other receivable                                  10,622        6,254      398,100
  Deposits and prepayment                                               63,992       42,895       95,191
  Inventories less allowance                                             3,226        2,968        2,335
  Due from a holding company                                             7,530      708,501      708,501
Due from associated companies and related companies                    132,077      338,141       61,104
                                                                    -----------  -----------  -----------
Total current assets                                                   318,413    1,139,299    1,359,701

#133 Advances to a related company (Note 3)                                  -    1,537,655    1,220,177

Loans to associate company (Note 4)                                    632,802      461,067      730,264
Fixed assets  (Note 6)
  Land and buildings, net                                           15,127,252   15,576,671   12,764,280
  Equipment, furniture and fixture, net                                450,899      617,955      402,328
                                                                    -----------  -----------  -----------
                                                                    15,578,151   16,194,626   13,166,608
Construction in progress (Note 7)                                    1,280,353    1,280,353    1,171,167
Advance payment for land                                               126,392      126,392      331,081
Investments (Note 5)                                                    65,200      593,243      593,243
                                                                    -----------  -----------  -----------
Total assets                                                        18,001,311   21,332,635   18,572,241
                                                                    ===========  ===========  ===========

Liabilities & stockholders' equity
Current liabilities
  Accounts payable (Note 8)                                          1,448,496    2,112,275      112,286
  Current portion of obligation under lease purchase agreements              -        2,915        2,915
  Rental income received in advance (Note 9)                         1,355,836    1,823,895    1,415,210
  Accrued interest payable                                             835,860      956,217      385,265
  Other payable                                                         55,091       40,849       41,534
  Due to related companies                                             405,401      475,793      161,979
                                                                    -----------  -----------  -----------
Total current liabilities                                            4,100,684    5,411,944    2,119,189

Obligation under lease purchase agreements                                   -          972        3,887

Loans from related companies (Note 10)                               8,919,128    7,934,282    5,899,684
                                                                    -----------  -----------  -----------
Total liabilities                                                   13,019,812   13,347,198    8,022,760

Minority interests                                                     (93,114)       8,528      122,390

Stockholders' equity
  Common stock, par value U.S. $2.7 Authorized shares -
  4,000,000, Issued and outstanding shares - 4,000,000 (Note 11)    10,810,811   10,810,811   10,810,811
Accumulated deficit                                                 (7,900,445)  (5,046,643)  (2,621,061)
Translation adjustment                                               2,164,247    2,212,741    2,237,341
                                                                    -----------  -----------  -----------
Total stockholders' equity                                           5,074,613    7,976,909   10,427,091
                                                                    -----------  -----------  -----------
Total liabilities and stockholders' equity                          18,001,311   21,332,635   18,572,241
                                                                    ===========  ===========  ===========

   The accompanying notes form an integral part of these consolidated financial statements.

                                   NORTHBRIDGE COMMUNITIES LIMITED

                                     (INCORPORATED IN THAILAND)

                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                -------------------------------------

                                   FOR THE YEARS ENDED DECEMBER 31


                                                                  1999         1998         1997
                                                               -----------  -----------  -----------
                                                                   US$          US$          US$

Income (Note 13)                                                  881,597      640,312       61,103
General & administration expenses                               2,934,234    2,513,276      704,248
                                                               -----------  -----------  -----------
Operating loss                                                 (2,052,637   (1,872,964)    (643,145)
Other income and expenses
   Interest income                                                 52,394       58,682       78,459
   Interest expenses                                             (763,037)    (737,333)    (618,130)
Gains on sales of securities                                    2,118,243            -            -
Write off the advance to joint venture                         (1,552,670)           -            -
Provision for diminution in value of investment                  (764,530)           -            -
                                                               -----------  -----------  -----------
Net income/loss                                                (2,962,237)  (2,551,615)  (1,182,816)
Other Comprehensive Income
   Gains/(loss) from foreign currency transaction
   (Note 2g)                                                      (41,701)     (12,429)    (150,738)
                                                               -----------  -----------  -----------
Comprehensive loss before minority interests                   (3,003,938)  (2,564,044)  (1,333,554)
Minority interests                                                101,642      113,862       17,599
                                                               -----------  -----------  -----------
Net comprehensive loss after minority interests                (2,902,296)  (2,450,182)  (1,315,955)
                                                               ===========  ===========  ===========

Weighted average number of common shares - basic and diluted    4,000,000    4,000,000    4,000,000
Net Loss Per Share (Note 2h)
   - basic                                                         ($0.73)      ($0.61)      ($0.33)
   - diluted                                                       ($0.73)      ($0.61)      ($0.33)


The accompanying notes form an integral part of these consolidated financial statements.

                                   NORTHBRIDGE COMMUNITIES LIMITED
                                      (INCORPORATED IN THAILAND)

                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      ----------------------------------------------------------

                                    FOR THE YEAR ENDED DECEMBER 31


                                                 Common                   Cumulative
                                    Common       Stock     Accumulated   Translation   Stockholders'
                                 Stock Shares    Amount      Deficit      Adjustment       Equity
                                 ------------  ----------  ------------  ------------  --------------

                                                  US$          US$           US$            US$

Balance as of December 31, 1996     4,000,000  10,810,811   (1,499,975)    2,432,210      11,743,046

Net loss for the year                       -           -   (1,182,816)            -      (1,182,816)

Translation adjustment                      -           -            -      (150,738)       (150,738)

Minority interest                           -           -       61,730       (44,131)         17,599
                                 ------------  ----------  ------------  ------------  --------------

Balance as of December 31, 1997     4,000,000  10,810,811   (2,621,061)    2,237,341      10,427,091

Net loss for the year                       -           -   (2,551,615)            -      (2,551,615)

Translation adjustment                      -           -            -       (12,429)        (12,429)

Minority interest                           -           -      126,033       (12,171)        113,862
                                 ------------  ----------  ------------  ------------  --------------

Balance as of December 31, 1998     4,000,000  10,810,811   (5,046,643)    2,212,741       7,976,909

Net loss for the year                                       (2,962,237)            -      (2,962,237)

Translation adjustment                      -           -            -       (41,701)        (41,701)

Minority interest                           -           -      108,435        (6,793)        101,642
                                 ------------  ----------  ------------  ------------  --------------

Balance as of December 31, 1999     4,000,000  10,810,811   (7,900,445)    2,164,247       5,074,613
                                 ============  ==========  ============  ============  ==============

The accompanying notes form an integral part of these consolidated financial statements.


                                           NORTHBRIDGE COMMUNITIES LIMITED
                                              (INCORPORATED IN THAILAND)
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        -------------------------------------

                                            FOR THE YEAR ENDED DECEMBER 31



                                                                                   1999         1998         1997
                                                                                -----------  -----------  -----------

                                                                                    US$          US$          US$

Cash Flows from Operating Activities:

Net loss                                                                        (2,902,296)  (2,450,182)  (1,315,955)

Adjustments to reconcile net income to cash provided by operating activities:
 Depreciation expenses                                                             565,372      496,576      133,211
 Gain on disposal of assets                                                         (7,632)      (1,817)           -
 #139 Gain on sales of securities                                               (2,118,243)           -            -
 Written off advance to joint venture                                            1,552,670            -            -
 Provision for diminution in value of investment (note 5)                          764,530            -            -
 Minority interests                                                               (101,642)    (113,862)     (17,599)
 (Increase)/Decrease in advance payment and other receivable                        (4,368)     391,846     (382,891)
 (Increase)/Decrease in deposits and prepayment                                    (21,097)      52,296      (64,455)
 Increase in inventories (net)                                                        (258)        (633)      (2,335)
 Decrease in due from a holding company                                            700,971            -    3,991,569
 (Decrease)/Increase in accounts payable                                          (663,779)   1,999,989     (159,247)
 (Decrease)/Increase in rental income received in advance                         (468,059)     408,685    1,415,210
 (Decrease)/Increase in other payable and charges                                 (106,115)     570,267      394,493
                                                                                -----------  -----------  -----------
 Net cash provided by operating activities
                                                                                (2,809,946)   1,353,165    3,992,001
 Cash Flows from Investing Activities:
 Purchase of property & equipment                                                 (212,486)  (3,640,882)  (8,188,087)
 #139 Purchase of securities                                                      (405,405)           -            -
 #139 Proceeds from sales of securities                                          2,523,648            -            -
 Proceeds from sales of plant and machinery                                        271,221      118,105            -
 Increase in construction in progress                                                    -     (109,186)  (1,171,167)
 Decrease/(Increase) in advance payment for land                                         -      204,689     (331,081)
 (Increase)/Decrease in due from associated companies and related companies        206,064     (277,037)     (50,568)
 (Increase)/Decrease in advance to a related company                               (15,015)    (317,478)    (754,139)
 (Increase)/Decrease in loan to associated company                                (171,735)     269,197    2,105,037
 #139 Increase in investment in International School Eastern Seaboard
 Limited (note 5)                                                                 (236,487)           -     (325,675)
                                                                                -----------  -----------  -----------
 Net cash flows from investing activities
                                                                                (1,959,805)  (3,752,592)  (8,715,680)
 Cash Flows from Financing Activities:
 Decrease/(Increase) in due to related companies                                   (70,392)     313,814       92,879
 Increase in loan from related company                                             984,846    2,034,598    5,396,239
 Repayment of obligation under lease purchase agreements                            (3,887)      (2,915)     (64,581)
 Repayment of convertible loan                                                           -            -     (675,676)
                                                                                -----------  -----------  -----------


                                      F-30

 Net cash flows from financing activities
                                                                                   910,567    2,345,497    4,748,861
 Net (decrease)/increase in cash and cash equivalent                                60,426      (53,930)      25,182
 Cash and cash equivalents at beginning of the year                                 40,540       94,470       69,288
                                                                                -----------  -----------  -----------

 Cash and cash equivalents at end of the year                                      100,966       40,540       94,470
                                                                                ===========  ===========  ===========


The accompanying notes form an integral part of these consolidated financial statements.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     1)   General
          -------


          Northbridge Communities Limited (the Company) was incorporated in Thailand on September 16, 1994. The Company's current place of business is located at TISCO Tower, 7th floor, 48 North Sathorn Road, Bangkok 10500, Thailand.


          As Southeast Asia has started its economic development with increasing levels of foreign investment, the Company's business is to develop (English speaking) school-based residential real estate properties in Southeast Asian cities.

          The Company has constructed 14 single houses (10 houses are completed and 4 are approximately 90% completed), on 12 lots of land located inside Burapha Golf Club (the Golf Club Estate) in Thailand, and leases 10 of the houses to General Motors (Thailand) Ltd. (the GM House Project) for its expatriate families, for leases expiring in the first half of 2003.

          The Company has a 45% investment interest in Palanamai Limited (Thailand), which owns 7 single homes and 16 town houses on 1.6 hectares (approximately 3.95 acres) of land inside the Golf Club Estate in Thailand (See Note 5e).

          It has a 51% beneficial ownership of 58 hectares (equivalent to approximately 143 acres) of land located in Phnom Penh, Cambodia. Some of the lands were used to build Northbridge International School of Cambodia (NISC), an international school.


          The Company has developed and now operates two English speaking international schools. The International School of Eastern Seaboard Ltd. (ISE) (from pre-kindergarten to Grade 12), is located at the eastern seaboard of Thailand (between Bangkok and Pattaya), and is 25% owned by the Company. ISE is accredited by the Western Association of Schools and Colleges (WASC), based in California. The other school; NISC (from pre-kindergarten to Grade 10), located in Phnom Penh of Cambodia, is controlled by the Company via its 90% owned subsidiary - Northbridge KC Development Co., Ltd. a Cambodia company. NISC is a "Full Candidate for Accreditation" by WASC. See a further discussion of ISE at Note 5(a).


          The GM House Project, Palanamai and ISE are all located inside the Golf Club Estate.

     2)   Summary  of  Significant  Accounting  Policies  and  Practices
          --------------------------------------------------------------

          The  company  is  a  Thailand  company.  Its  purpose  is  to  develop
          school-based   residential   communities   in  Southeast   Asia.   Its
          significant accounting policies and practices are as follows:

     a)   Calendar  Year  Ending  December  31

          The Company's fiscal year ends on June 30 of the following year, in line with the school operations in Thailand. However, for its US reporting purposes the Company has elected to have the books converted to December 31 as the twelve-month year end date. The conversion has been consistently applied to both 1997, 1998 and 1999.

     b)   Basis  of  Consolidation

          The consolidated financial statements include all accounts of the Company and its subsidiaries (see Note 1, General). All material inter-company balances and transactions, if any, have been eliminated on consolidation.(See Note 2j)

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999



     c)   #124  Revenue  Recognition

          There are two types of revenue transactions:

          1) Rental income which is recognized over the period covered by the lease agreement on a straight line basis. The Company leases its real estate property (houses) located at the Burapha Golf Club in Thailand to General Motors (Thailand) Ltd. on a long term basis. The leases expires in 2003.

          2) School income which is recognized when services are rendered. School income mainly represents the tuition fee income earned from Northbridge International School Cambodia ("NISC")which is controlled by the Company via its 90% owned subsidiary, Northbridge KC Development Co., Ltd.

     d)   Loans versus advances

          The Company's policies stipulate that an advance is money lent with no interest, and a loan bears interest charges.

     e)   Investments

          #127 Investments where the Company owns less than 50% of the voting common shares but is unable to exert significant influence over the financial and operating policy of the invested entity. These investments are included in the consolidated financial statement under the cost method. They are not reported, using the equity method. #130 When an impairment which is "Other than temporary" declines, the loss in value of investments is recognized in the Company's financial statements. Hence, such investments are stated at cost less permanent decline in value, and all losses are recognized during the period where decline incurred based on a conservative basis. (see Note 5c)

          #128 The 45% investment interest in Palanamai Limited is stated at cost less a provision for diminution in value which other than temporary in the financial statement. (see Note 5c) Per the management, Palanamai Limited is presently controlled by there (3) other groups of shareholders; APK Associates Limited, Mr Darrell Sheldon and Kahabodee Development Limited, who jointly own 54.9% of the shares. Since the Company management believes that it has no significant influence over Palanamai, the cost method is used.

          The cost of Palanamai Limited is recorded as follows:

          Historical  cost                                       $267,568
          Less:  Provision  for  permanent  diminution          ($241,560)
                                                                ----------
          Cost  recorded  in  Investment  account                 $26,008
                                                                ==========

          #129 The Company has a 51% beneficial ownership of 58 hectares of land in Cambodia. The ownership is via its 51% owned subsidiary- Khaou Chuly Land Company Limited, which owns 100% of the 58 hectares of the Land. The cost of this land is included in the fixed assets in the consolidated balance sheets. (See Note 6a)

          #126 The Company purchased 1,500,000 preferred shares and 1,500,000 warrants of TISCO Financial Public Company Limited, a public listed and traded company in the Stock Exchange of Thailand from Asian Frontier Holdings Limited at the price of Thai Baht 1,500,000 on May 12, 1999. On June 25, 1999, the Company sold all of these securities to Asian Frontier Holdings Limited. The components of gains on sales of securities:-

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


Selling  price  (as  per  the  closing  price  as  of June 24, 1999 on the Stock
--------------------------------------------------------------------------------
Exchange  of  Thailand)  of  the  securities:
---------------------------------------------


                  No. of preferred  Unit price of the sales of   Total price
Description       share/ warrants     shares/warrants (Baht)        (Baht)
----------------  ----------------  ---------------------------  ------------

Preferred shares         1,500,000                           36    54,000,000
Warrants                 1,500,000                        26.25    39,375,000
                                                                 ------------
Total:                                                             93,375,000
                                                                 ============


     Selling  price  of  the  securities     Baht  93,375,000
     Cost  of  the  securities              (Baht  15,000,000)
                                            -----------------
     Gains  on  sales of securities           Baht 78,375,000  (or equivalent to US$2,118,243)
                                            =================

          As the Company is not in a business of investment of stock, preferred shares and warrants. The management believes that purchase and sales of securities are with risk. Therefore, the Company will not engage in speculate of securities in the near future.

          #139 The decrease in investment account is mainly due to the provision for diminution in value of investment amounting to US$764,530 provided for this year. (see Note 5)



     f)   Fixed  Assets

          Fixed  assets  are  stated  at  cost  less  accumulated  depreciation.
          Depreciation   is  provided   for  on  all  fixed   assets  using  the
          straight-line basis over the estimated useful lives as follows:-

          Building                                     20  years
          Furniture  and  fixtures                      5  years
          Office  equipment  and  others                5  years

     g)   Foreign  Currency  Transactions

          The Company records its books in Thailand currency (Baht) (the functional currency) and translate Baht into U.S. dollars (the reporting currency) for U.S. reporting and consolidation purposes. In accordance with SFAS No. 52, Foreign Currency Translations, the translation of financial statement into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates, and for revenue and expense accounts using an average exchange rate during each reporting period. The gain or (loss) resulting from translation are included in the stockholders' equity separately as cumulative translation adjustments. Gains and losses resulting from transaction conducted in a currency other than the functional currency are recorded in current Aggregate gains (losses) from foreign currency transactions included in the results of operations for the years ended December 31, 1997, 1998 and 1999 were approximately ($162,000), $76,000 and $32,000.

          The Baht devaluated from its high of 25 Baht to a U.S. dollar to a low of 55 Baht to a U.S. dollar in first quarter of 1998 and fluctuated as the Asian financial crisis started in Thailand at the end of 1997. In 1998, the Baht exchange rate recovered to about 40 Baht to a U.S. dollar and became stable at about 37 Baht to a U.S. dollar in the latter part of 1998 and 1999. Currently, the same exchange rate of approximately 37 Baht to a U.S. dollar remains. As the Asian financial crisis has started its recovery, the Company's management does not expect any major fluctuation of the exchange rate. However, if Baht exchange rate becomes volatile again, it would affect the operation's and income result of exchange gains and losses (see Note 14).

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


          For the Company's Cambodian operations, foreigners are required to transact business using U.S. dollars in Cambodia. The Company's operations in Cambodia are transacted in U.S. dollars (the functional currency for foreigners) and recorded in Baht on the Company's books to comply with Thailand laws. For the U.S. reporting purposes, the Company's foreign exchange translations computations are not material.

     h)   Earnings  (Loss)  Per  Share

          Earnings  (loss)  per share is  computed  by  dividing  the net profit
          (loss) before extraordinary items, and the net profit (loss) for the period by the weighted average number of paid-up shares in issue during the year. Earnings (loss) per share includes both the basic and diluted computation.

     i)   Subsidiaries

          Subsidiaries are enterprises in which the company owns more than 50% of voting common shares, directly or indirectly. The Company's investment in the subsidiaries in which the Company owns over 50% of voting common shares and with significant control over the operations are consolidated, in compliance with Accounting Research Bulletin
          (ARB) #51, as amended by SFAS No. 94.

     j)   Related  Party  Transactions

          The Company has some facilities which are shared by its affiliated companies. The financial effects of the shared facilities are not material. All other related party transactions are reviewed and disclosed when material, in accordance with SFAS No.57. (See Notes 3, 8 & 10)

      k)  Restrictions on Foreign Ownership of  Land  in  Thailand and Cambodia

          According to the laws of Thailand and Cambodia, foreigners may not normally own land, except in special circumstances. However, the shareholding structure and shareholders' agreements of the Company allow the foreign shareholders to beneficially own and control a company which can own land in Thailand and Cambodia. This practice is supported by opinions of the "in-country" legal advisors / attorneys, who are legal professionals educated either in the U.S., UK, Australia and hold legal titles such as J.D. (in the U.S.), LLM, LLB (in the Commonwealth System) and have resided in Asia for many years. Therefore, the Company beneficially owns and controls its land investment in Thailand and Cambodia.

     l)   Inflation

          Due to the nature of real estate development business, inflation can be critical for the Company's operations. As the economy in Southeast Asia has started to recover from the 1997 Asian financial crisis, inflation has not had a material impact on the Company's business in recent years. It is management's belief that inflation will not have a material impact in the near future.

     m)   Cash  and  Cash  Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     3)   Advances  to  Related  Companies
          --------------------------------

          The company has made advances to a Vietnamese Joint Venture Company to fund a potential project in Northern Vietnam. The management has decided to write off the advance to the joint venture (Vietnam project) as the Broad has approved the write-off in December 1999, It is a business decision. The advances therefore, are not included in the financial statements.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     4)   Loans  to  an  associate  company
          ---------------------------------

          Two loans have been made to an associate company, Palanamai Limited, of which the Company owns 45% of the total interest. (See Note No.5b.) One loan was made in the Thai currency in the amount of 9,427,660 Baht (equivalent to approximately US$ 254,802). The other loan was made in US dollars in the amount of $378,000. These two loans have a the total current balance of U.S.$ 632,802. Both loans bear a fixed interest rate at 8% per annum. #135 Loans to an associated company were unsecured and without pre- determined repayment terms. The loans are due on demand.

     5)   Investments
          -----------

                                         1999               1998               1997
                                         ----               ----               ----
                                   % of                % of              % of
                                  Holding     US$     Holding    US$    Holding    US$
                                  -------  ---------  -------  -------  -------  -------

International School         (a)
   Eastern Seaboard Limited            25   540,540        25  304,053       25  304,053
Palanami Limited             (b)       45   267,568        45  267,568       45  267,568
Unique Building Concepts
   Limited                             10    21,622        10   21,622       10   21,622
Provision for diminishing in
   value                                   (764,530)                 -                 -
Investments, net                             65,200            593,243           593,243
                                           ---------           -------           -------


     a)   International School Eastern  Seaboard  Limited,  a  Thailand  company

          International School Eastern Seaboard (ISE) started its school operation in August 1994. Currently, ISE has a student enrollment of approximately 325 from 25 countries with a majority of 30 teachers recruited from the US. Most students are dependents of parents who employed by multi-national companies such as GM, Ford and Mazda, located in the Eastern Seaboard Region of Thailand. In order to meet the demand for expatriate housing, the Company has invested in Palanamai Limited to provide leasing homes for the expatriate families.

     b)   Palanamai Limited, a Thailand company.

          The Company has had a 45% investment in Palanami Limited ("Palanamai") since 1994. Palanamai has developed housing in the Eastern Seaboard Region of Thailand in order to provide leasing homes for the expatriate families. The existing structures include 7 single family dwellings and 16 townhouse. The current average occupancy rate is approximately 75% - 80%. Despite of its continuing operating losses, the Company's management believes that in line with the Asian economic recovery the property value of Palanamai has appreciated substantially and Palanamai has the financial vitality to continue its operations.

     c)   Analysis of the Value of the Investment Account
          Based on a share price

                 1999                     1998
Investment In    Cost     Fair Market    Cost       Fair Market
                             Value                    Value
              ----------  -----------  ---------  ---------------
                  US$         US$         US$           US$
Palanamai Ltd  2.7/share   0.26/share  2.7/share       0.23/share
ISE            2.7/share  0.13/shyare  2.7/share       0.10/share

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


          #136 The fair market value of Palanamai Ltd and ISE were based on value determined by the professional appraisers in Thailand . The market value of these investee companies also are agreed by the management of the Company. Palanamai Ltd and ISE, both of them have recurring losses. As the property market has been in decline since starting of the Asian financial crisis in 1997, the value of these investments are decreased in value. On the conservative basis, the management adopted a provision for diminution in value in order to write-down the value of the Investment Account.

          Based on the above analysis, management has decided to write down the investment in the accounts to reflect the lower fair market value of $ 0.23/share and $ 0.10/share of these two investments.

     6)   Property, plant and equipment

          The account balances, recorded at historical costs, are as follows:




                                      1999        1998        1997
                                ----------  ----------  ----------
                                       US$         US$         US$
Land                       (a)   6,571,313   6,547,184   5,009,488
Buildings                  (b)   9,502,823   9,502,823   7,836,788
Office equipment                   354,364     311,240     207,245
Vehicles                            59,000      59,000      81,159
Furniture and fixtures             266,709     385,760     162,883
                                ----------  ----------  ----------
                                16,754,209  16,806,007  13,297,563

Vehicle under lease
purchases                                -      26,343      26,343
                                ----------  ----------  ----------
                                16,754,209  16,823,350  13,323,906

Less: Accumulated
    depreciation                 1,176,058     637,724     157,298
Total property, plant and
    equipment, net              15,578,151  16,194,626  13,166,608
                                ==========  ==========  ==========


     (a)  Details of Land is as follows:

Description                        1999       1998       1997
                                 ---------  ---------  ---------
                                       US$        US$     US$
 Land used for GM Houses         1,561,825  1,537,696          -
 Cambodia Estate including NISC  5,009,488  5,009,488  5,009,488
                                 ---------  ---------  ---------
Total Land                       6,571,313  6,547,184  5,009,488

          #137 There are 12 lots of land for the houses. Eleven houses are leased to General Motors (Thailand) Ltd. These eleven houses are owned by the Company and reported as fixed assets on the balance sheets. One lot of land is still owned by an affiliate- Unique Building Concepts Co., Ltd ("UBS"). This particular one lot of land is reported as advance payment for land on the balance sheets since payment has been made by the Company while the title is still not transferred from UBC to the Company.

          General Motors (Thailand) took the title of 11 lots of land and 10 houses as a collateral, and loaned the money and paid advance rental to the Company. (See Note 9)

     (b)  Detailed descriptions of buildings are as follows:

          The building cost includes the design and construction costs of the 10 houses leased to the GM expatriates, and construction costs of NISC. The building is currently occupied by approximately 80 students, and 12 teachers employed mainly from the United States.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     7)   Construction In Progress.
         --------------------------

          The account balance relates to the 4 units of uncompleted houses of the GM house project (see Note 1)

     8)   Accounts  Payable-  Current
          ---------------------------
          Details  of  the  balance  of  the  account  are  as  follows:


Description                                      1999       1998      1997
                                               ---------  ---------  -------
                                                  US$        US$       US$
GM 4 undelivered houses                          432,475          -        -
Unique Building Concepts., Ltd. (See Note 14)    825,175  2,002,858        -
Loans from related parties                       157,500     93,332   40,000
Miscellaneous                                     33,346     16,085   72,286
                                               ---------  ---------  -------
Total                                          1,448,496  2,112,275  112,286



     9)   Rental  Income  Received  In  Advance  and  Accounts  Payable
          -------------------------------------------------------------

          This account represents rental income of 10 delivered houses received in advance from the GM (Thai) Ltd. for the GM House Project. The balance of $1,355,836 consists of $1,244,089 advanced rental and $111,707 of security deposits for these houses. #138 The advance rental income has been paid up by GM (Thai) Ltd to the first half of the year 2003.

          On July 30 1999 US$ 626,683 relating to rental income of 4 undelivered houses was transferred to Accounts Payable as a result of the Company's inability to deliver the 4 houses to the customer - GM
          (Thai) Ltd. The Company has agreed to repay this advance with its accrued interest. The outstanding amount will be repaid in installments and delivered to the GM (Thai) Ltd., each in the amount of US$ 39,167.70, with payments having started on August 1, 1999 and continuing until November 1, 2000. (See Note 1.)

     10)  Loan  from  related  company
          ----------------------------

                                                1999       1998       1997
                                                ----       ----       ----
                                                 US$        US$        US$

          Loans denominated in U.S. dollars:  8,919,128  7,934,282  5,899,684


          The loans presented above are from Asian Frontier Holdings, who is a shareholder of the Company. The loan bears variable interest at the rate equivalent to the prevailing one month LIBOR rate (currently approximately 7%) plus 1.25% for US dollars and is repayable on demand.


     11)  Share  capital
          --------------
                                                 1999        1998        1997
                                                 ----        ----        ----
                                                  US$         US$         US$
          Registered and issued share capital
            4,000,000  common  shares
          at Baht 100 (US$  2.7) each         10,810,811  10,810,811  10,810,811

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     12)  Related  party  transactions
          ----------------------------

          A summary of related party transactions included in the statement of operations is as follows:


                                                   1999     1998    1997
                                                   ----     ----    ----
                                                    US$      US$     US$

Office rental paid to a related company           5,257   23,740  22,089

Interest expenses paid to related companies     658,436  423,560  200,497
(See Note 10)

Gain on sales of securities                   2,118,243        -        -


          The Company  bought on May 12, 1999 and sold on June 25, 1999 a sum of
          1.5 million common stock and warrants of TISCO, a Thailand publicly listed company and realized a profit of $2,118,243 (or 78,375,000
          Baht). The purchase and sales transactions were conducted with a related party, through the Thai Stock Exchange. The related party, who is an investment banker, also manages two of the major shareholders in the Company.#139 (See Note 2e)

     13)  Segmented  Geographic  Sales  Income
          ------------------------------------

          Income is generated from few customers and income from General Motors (Thailand) Ltd. represents over 10% of the Company's total income. The dollar value of income from these customers is expected to maintain or increase steadily over the next several years due to the fact that the Company expects the relationship with the client and the Asian economy is to grow steadily in the future.

  #140 a) Operating Geographic Segment Information are provided for the year ended December 31 are as follows:

                                 1999                                        1998                                      1997
                                 ----                                        ----                                      ----

                  Property                                   Property                                  Property
                 investment     School in                   investment     School in                  investment    School in
                 in Thailand    Cambodia       Total       in Thailand     Cambodia       Total       in Thailand    Cambodia
                -------------  -----------  ------------  -------------  ------------  ------------  -------------  ----------
Rental income   $    428,379   $         -  $   428,379   $    381,860   $         -   $   381,860   $          -   $       -
School income              -       453,218      453,218              -   $   258,452       258,452              -      61,103
                     428,379       453,218      881,597        381,860       258,452       640,312              -      61,103
                -------------  -----------  ------------  -------------  ------------  ------------  -------------  ----------
Interest
income from
external
parties               51,580           814       52,394         58,330           352        58,682         78,397          62
Interest
expenses to
external
parties              763,037             -      763,037        737,333             -       737,333        618,130           -
Gain on sales
of securities      2,118,243             -    2,118,248              -             -             -              -           -
Depreciation          99,729       465,643      565,372         85,707       410,869       496,576         10,943     122,268
                -------------  -----------  ------------  -------------  ------------  ------------  -------------  ----------
Profit/(loss)       (404,363)   (945,263)*   (1,349,626)    (1,306,189)   (1,143,993)   (2,450,182)      (852,051)   (463,904)
                -------------  -----------  ------------  -------------  ------------  ------------  -------------  ----------


                   Total
                ------------
Rental income   $         -
School income        61,103
                     61,107
                ------------
Interest
income from
external
parties              78,459
Interest
expenses to
external
parties             618,130
Gain on sales
of securities             -
Depreciation        133,211
                ------------
Profit/(loss)    (1,315,955)
                ------------

*  Excluded  the  write-off  of  advance  to  Vietnam  JV  of  U.S.  $1,552,670.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


b)   Assets Segment Information as of December 31 are as follows:


Assets Location   Thailand    Cambodia    Hong Kong      Total
----------------  ----------  -----------  ----------  -----------
- 1999           $5,060,524  $12,940,240  $      547  $18,001,311
- 1998           $6,438,616  $13,355,031  $    1,333  $19,794,980
- 1997           $4,747,590  $12,603,141  $    1,333  $17,352,064



     14) Contingent  Liabilities
         -----------------------

     a) As of December 31, 1999, the Company had been sued by Unique Building Concepts Co., Ltd., which is a 10% affiliate, ("UBC") for breach of contract due to non-payment of construction fees of US$594,600 (or 22,000,000 Baht) within the timeframe stated in the contract. The total unpaid fees claimed by UBC is amounting to US$628,170 (or 23,242,335 Baht). Although the ultimate outcome has not been determined, the Company's management, under advice from its legal advisor, believes that the outcome will be in favor of the Company, due to the effect of the applicable Statute of Limitations. Therefore, no provision has been made except for the interest cost, which has been accrued in accordance with the contract.

          The damage claimed and accrued interest are recorded as Account payable in the balance sheets. According to the Construction Agreement, interest is calculated at the rate of 18% per annum on non-payment amount of construction fees. The disclosure accrual of payable to UBC is as follows:


    Damages claimed       Baht          0
    Unpaid fees           Baht 23,242,335
    Interest accrued      Baht  7,289,155
                          ----------------
    Total payable to UBC  Baht 30,531,490  (or equivalent to US$825,175, See Note 8)
                          ================

     b) The investment account on the balance sheet has been pledged as collateral to guarantee loans of a related company US$ 1,934,689, as of December 31 1999. If the guaranteed loan is not paid on time, the Company's investments may have to be transferred to the related company.

     15)  Year  2000  Issue
          -----------------

          The company has developed plans to replace or modify its computers to deal with the Year 2000 (Y2K) issue. The Company has started in-house modifications of its computer systems to address the Year 2000 issue.

          Since most of the computers purchased since 1998 are Y2K compliant, the possible exposure may not be material. The Company will continue to assess newly purchased machinery and computer-related hardware and software to ensure such items are Y2K compliant.

     16)  Operating Risks
          ---------------

          The Company's main operations are conducted in Thailand, Cambodia and other Southeast Asian countries. Accordingly, the business, financial conditions and results of operations may be influenced by the political, economic and legal environment in Southeast Asia. The Company's operations may be subjected to special considerations and risks not typically associated with companies operating in the U.S.

     17)  Foreign  Corrupt  Practices  Act
          --------------------------------

          The Company is a Thailand registered business entity and is not subject to the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. During the audit, no violation of the Foreign Corrupt Practices Act by the Company was noted.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     18)  Going  concern
          --------------

          Despite the continuing operational losses, it is the Company's belief that the operation is sustainable with potential profits in the future as the economy is recovering in Southeast Asia. It should be noted that the shareholders including Asian Frontier Holdings and Siam Investment Fund remain confidant of the future of the operations of the Company. The continuing operation depends on the willingness of additional capital contribution committed by its existing shareholders, whether new investments can be brought in from the investing community, and the speed of economic recovery as well as continuing political stability of the Southeast Asian countries.

     19)  Retirement  Plan
          ----------------

          The Company's employees in Southeast Asia are all hired on a contractual basis. The Company has properly provided the retirement benefits to those employees who are entitled.

     20)  Shortage  of  Labor
          -------------------

          The Company has not experienced any labor shortage or labor disputes in the past. It is expected that labor resources are abundant in Southeast Asia, and are sufficient to fulfill Company's real estate property development and operating needs.

     21)  Real  Estate  Price  Fluctuation
          --------------------------------

          The Company purchases and develops real estate property and constructs schools to attract expatriates to lease its property. The real estate price fluctuates from time to time. The real estate price has been low for the past two years, but prices may rise resulting in increased cost of project development.

     22)  Reliance  on  Key  Personnel
          ----------------------------

          Despite the fact that most of the key personnel and employees have been with the Company for over one year, the operation of the Company is dependent on the services of its top ranking officers and employees. The possible loss of their services or the inability to attract qualified personnel may or could have a material adverse effect on the Company.

     23)  Accounting  for  Stock  Options
          -------------------------------

          In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (FASB No.123), which established the "fair value" method of accounting for stock based compensation arrangements given to employees. The Company has not adopted a stock option plan. The Board of Directors may adopt stock option plans in the future to reward its management, directors and employees expected to make exceptional contributions to the Company.

     24)  Impact  of  Recently  Issued  Accounting  Standards
          ---------------------------------------------------

          Statement of Financial Accounting Standards No.133 - Accounting for Derivative Instruments and Hedging Activities (FASB No.133) was recently issued. FASB No.133 established accounting and reporting standards for derivative financial instruments and for hedging activities. The Company does not currently engage in any activities that would be covered by FASB No.133.

Northbridge Communities Limited (a Thailand Company)
Notes to financial statements - December 31, 1997, 1998, and 1999


     25)  Subsequent  Events
          ------------------

          The Company signed a Share Purchase and Sales Agreement on February 4, 2000, with Asia Properties, Inc. (API) to acquire the Company. Under the agreement, API is to acquire the Company with the exception of the Company's Vietnam operations, and a subsidiary company; Keltic Ltd, via a share swap, so that The Company is to become a 100% subsidiary of API. API is to issue to the shareholders of the Company 4.6 million common shares valued at $4.40 per share. The agreement provides that the closing of the purchase and sale of those common shares must occur before August 2, 2000. The principal real estate properties in which the Company holds an interest include gated community developments near Bangkok in Thailand and Phnom Penh in Cambodia. The agreement includes the following principal terms: API must restructure their board of directors upon the closing of the transaction so that their directors will be Daniel S. McKinney, Nicholas St. Johnston, David Diehl, David Roberts and two appointees of the Company. API must use our best efforts to raise U.S. $15 million in cash by September 11, 2000. $3.5 million of our capital shares to be held by the following persons after the reincorporation in the amounts indicated below have been transferred into an escrow account: $ Daniel S. McKinney - 800,000 shares; Nicholas St. Johnston - 900,000 shares; Crestview Associates Limited - 700,000 shares; Lim Gaik Im - 600,000 shares; and Milliard Limited - 500,000 shares. In the event API is able to raise U.S. $15 million in cash by September 11, 2000, the 3.5 million capital shares in the escrow account will be surrendered back to Mr. McKinney, Mr. St. Johnston, Ms. Gaik Im, Crestview Associates Limited and Milliard Limited. In the event API is unable to raise U.S. $15 million by September 11, 2000, 1.75 million capital shares in the escrow account will be transferred to the former shareholders of the Company and Mr. McKinney will be required to resign from our Board of Directors. During a period from September 12, 2000 until February 4, 2001 the shareholders who delivered the 3.5 million shares into the escrow account will be entitled to clawback their proportionate interest of 1.75 million of those shares if we raise additional capital. Those shares not clawbacked will be transferred to the former shareholders of the Company. The number of shares that may be clawbacked will be equal to the product of: the amount of capital raised divided by U.S. $15 million multiplied by 1.75 million. If API fails to list their capital shares on the American Stock Exchange before November 4, 2000, Mr. McKinney will be required to resign from our Board of Directors.

                                 DICKSON V. LEE
                      CERTIFIED PUBLIC ACCOUNTANTS, L.L.C.

--------------------------------------------------------------------------------
Main  Address          :  110 Wall Street, Suite 15C, New York, NY 10005 PMB 100
-------------             Telephone:  (212) 701-8587         Fax: (212) 701-8543


China  Address         :  Suite  2503,  United  Plaza,  Shenzhen,  China
--------------            Telephone  :  (755) 271-0062       Fax: (755) 271-0389

--------------------------------------------------------------------------------

                           Accountants' Review Opinion


Northbridge  Communities  Limited
(incorporated  in  Thailand)
Stockholders  and  Board  of  Directors


We have made a review of the consolidated balance sheets of Northbridge Communities Limited as of March 31, 2000, 1999 and 1998, which is the end of the first quarter of the 2000, 1999 and 1998 fiscal years, and the related consolidated statements of operations, consolidated statement of changes in stockholders' equity, and consolidated statement of cash flows for the three-month periods then ended, in accordance with standards established by the American Institute of Certified Public Accountants. These consolidated interim financial statements are the responsibility of the Company management.

A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with U.S. generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

On the basis of our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with U.S. generally accepted accounting principles.



/S/  DICKSON  V.  LEE,  CERTIFIED  PUBLIC  ACCOUNTANTS,  L.L.C.
Dickson  V.  Lee,  Certified  Public  Accountants,  L.L.C.
New  York,  New  York
July  7,  2000

                                                                                            Unaudited
                                   NORTHBRIDGE COMMUNITIES LIMITED
                                      (INCORPORATED IN THAILAND)
                                UNAUDITED CONSOLIDATED BALANCE SHEETS
                                -------------------------------------
                                 FOR THE FIRST QUARTER ENDED MARCH 31


                                                                   2000         1999         1998
                                                                -----------  -----------  -----------
Assets                                                              US$          US$          US$
Current assets
Cash and cash equivalents                                          105,642       40,933       57,062
Advance payment and other receivable                                30,854        5,582      774,367
Deposits and prepayment                                             27,319       45,398      367,493
Inventories less allowance                                           3,087        2,968        2,119
Due from a holding company                                           7,710      709,289      710,412
Due from associated companies and related companies (Note 3)       147,514      332,836       70,343
                                                                -----------  -----------  -----------
Total current assets                                               322,126    1,137,006    1,981,796

Advances to a related company (Note 4)                                   -    2,134,376    1,321,605

Loans to an associate company (Note 5)                             636,378       95,103      642,405
Property, plant and equipment (Note 7)
Land and buildings, net                                         15,135,180   15,690,560   12,698,973
Equipment, furniture and fixture, net                              304,580      478,939      510,880
                                                                -----------  -----------  -----------
                                                                15,439,760   16,169,499   13,209,853
Construction in progress (Note 8)                                1,280,353    1,280,353    1,741,489
Advance payment for land                                           126,392      126,392      126,392
Investments (Note 6)                                                65,200      593,243      593,243
                                                                -----------  -----------  -----------
Total assets                                                    17,870,209   21,535,972   19,616,783
                                                                ===========  ===========  ===========

Liabilities & stockholders' equity
Current liabilities
Accounts payable (Note 9)                                        1,308,852    2,113,490      397,230
Current portion of obligation under lease purchase agreements            -        2,914        2,915
Rental income received in advance (Note 10)                      1,256,472    1,710,896    2,067,798
Accrued interest payable                                           982,578    1,117,643      563,779
Other payable                                                       91,444       37,872       12,559
Due to related companies                                           408,331      478,326       67,485
                                                                -----------  -----------  -----------
Total current liabilities                                        4,047,677    5,461,141    3,111,766

Obligation under lease purchase agreements                               -          243        3,158

Loans from related company (Note 11)                             9,196,576    8,273,362    5,265,139
                                                                -----------  -----------  -----------
Total liabilities                                               13,244,253   13,734,746    8,380,063

Minority interests                                                (114,610)      16,051       87,285

Stockholders' equity
Common stock, par value U.S. $2.7 Authorized shares -
4,000,000, Issued and outstanding shares - 4,000,000 (Note 12)  10,810,811   10,810,811   10,810,811
Accumulated deficit                                             (8,214,405)  (5,507,320)  (1,923,366)
Translation adjustment                                           2,144,160    2,481,684    2,261,990
                                                                -----------  -----------  -----------
Total stockholders' equity                                       4,740,566    7,785,175   11,149,435
                                                                -----------  -----------  -----------
Total liabilities and stockholders' equity                      17,870,209   21,535,972   19,616,783
                                                                ===========  ===========  ===========

   The accompanying notes form an integral part of these consolidated financial statements.

                                                                                     Unaudited
                                NORTHBRIDGE COMMUNITIES LIMITED
                                  (INCORPORATED IN THAILAND)

                        UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                        -----------------------------------------------
                                FOR THE QUARTER ENDED MARCH 31



                                                              2000        1999        1998
                                                           ----------  ----------  -----------

                                                              US$         US$          US$
                                                           ----------  ----------  -----------



Income (Note 14)                                             290,870     208,041       63,530

General & administration expenses                            482,970     541,769      329,101
                                                           ----------  ----------  -----------

Operating loss                                              (192,100)   (333,728)    (265,571)

Other income and expenses
   Interest income                                            40,814      38,053    1,221,302
   Interest expenses                                        (181,887)   (198,728)    (281,775)
                                                           ----------  ----------  -----------

Net income/(loss)
                                                            (333,173)   (494,403)     673,956

Other Comprehensive Income
   Gains/(loss) from foreign currency translation
(Note 2g)                                                    (22,370)    310,192       13,283
                                                           ----------  ----------  -----------

Comprehensive loss before minority interests                (355,543)   (184,211)     687,239

Minority interests                                            21,495      (7,523)      35,105
                                                           ----------  ----------  -----------

Net comprehensive income/(loss) after minority interests    (334,048)   (191,734)     722,344
                                                           ==========  ==========  ===========

Weighted average number of common shares -
Basic and diluted                                          4,000,000   4,000,000    4,000,000

Net loss Per Share (Note 2h)
   - basic                                                    ($0.08)     ($0.05)  $     0.18

   - diluted                                                  ($0.08)     ($0.05)  $     0.18

The accompanying notes are an integral part of these consolidated financial statements.


                                                                                            Unaudited
                                   NORTHBRIDGE COMMUNITIES LIMITED
                                      (INCORPORATED IN THAILAND)

                 UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 --------------------------------------------------------------------

                                 FOR THE FIRST QUARTER ENDED MARCH 31



                                                 Common                   Cumulative
                                 Common Stock    Stock     Accumulated   Translation   Stockholders'
                                    Shares       Amount      Deficit      Adjustment       Equity
                                 ------------  ----------  ------------  ------------  --------------

                                                  US$          US$           US$            US$

Balance as of December 31, 1996     4,000,000  10,810,811   (1,499,975)    2,432,210      11,743,046

Net loss for the year                       -           -   (1,182,816)            -      (1,182,816)

Translation adjustment                      -           -            -      (150,738)       (150,738)

Minority interest                           -           -       61,730       (44,131)         17,599

                                 ------------  ----------  ------------  ------------  --------------
Balance as of December 31, 1997     4,000,000  10,810,811   (2,621,061)    2,237,341      10,427,091


Net loss for the year                       -           -   (2,551,615)            -      (2,551,615)

Translation adjustment                      -           -            -       (12,429)        (12,429)

Minority interest                           -           -      126,033       (12,171)        113,862

                                 ------------  ----------  ------------  ------------  --------------
Balance as of December 31, 1998     4,000,000  10,810,811   (5,046,643)    2,212,741       7,976,909


Net loss for the year                                       (2,962,237)            -      (2,962,237)

Translation adjustment                      -           -            -       (41,701)        (41,701)

Minority interest                           -           -      108,435        (6,793)        101,642

                                 ------------  ----------  ------------  ------------  --------------
Balance as of December 31, 1999     4,000,000  10,810,811   (7,900,445)    2,164,247       5,074,613

Net loss for the period                     -           -     (333,173)            -        (333,173)

Translation adjustment                      -           -            -       (22,370)        (22,370)

Minority interest                           -           -       19,213         2,283          21,496
                                 ------------  ----------  ------------  ------------  --------------

Balance as of March 31, 2000        4,000,000  10,810,811   (8,214,405)    2,144,160       4,740,566
                                 ============  ==========  ============  ============  ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                    Unaudited
                                       NORTHBRIDGE COMMUNITIES LIMITED
                                          (INCORPORATED IN THAILAND)

                               UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               -----------------------------------------------

                                     FOR THE FIRST QUARTER ENDED MARCH 31



                                                                               1999       1998        1997
                                                                             ---------  ---------  ----------


                                                                                US$        US$        US$

Cash Flows from Operating Activities:

Net (loss)/income
                                                                             (334,048)  (191,734)    722,344

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation expenses                                                         141,302    127,843      95,833

Loss/(Gain) on disposal of assets                                                   -        114         (96)

Minority interests                                                            (21,495)     7,523     (35,105)

(Increase)/Decrease in advance payment and other receivable                   (20,232)       672    (376,267)

Decrease/(Increase) in deposits and prepayment                                 36,673     (2,503)   (272,302)

Increase in inventories (net)                                                     139          -         216

Decrease in due from a holding company                                           (180)      (788)     (1,911)

(Decrease)/Increase in accounts payable                                      (139,644)     1,215     284,944

(Decrease)/Increase in rental income received in advance                      (99,364)  (112,999)    652,588

Increase in other payable and charges                                         183,071    158,449     149,539
                                                                             ---------  ---------  ----------
Net cash provided by operating activities                                    (253,778)   (12,208)  1,219,783



Cash Flows from Investing Activities:

Purchase of property & equipment                                               (2,911)  (102,830)    (52,588)

Proceeds from sales of plan and machinery                                           -          -     118,295

Increase in construction in progress                                                -          -    (570,322)

(Increase)/Decrease in due from associated companies and related companies    (15,437)     5,305      (9,239)

Increase in advance to a related company                                            -   (596,721)   (101,428)

(Increase)/Decrease in loan to associated company                              (3,576)   365,964      87,859
                                                                             ---------  ---------  ----------
Net cash flows from investing activities                                      (21,924)  (328,282)   (527,423)



Cash Flows from Financing Activities:

Increase/(Decrease) in due to related companies                                 2,930      2,533     (94,494)

Increase/(Decrease) in loan from related company                              277,448    339,080    (634,545)

Repayment of obligation under lease purchase agreements                             -       (730)       (729)
                                                                             ---------  ---------  ----------
Net cash flows from financing activities                                      280,378    340,883    (729,768)



                                      F-47

Net increase/(decrease) in cash and cash equivalents                            4,676        393     (37,408)

Cash and cash equivalents at beginning of the period (January 1)              100,966     40,540      94,470

Cash and cash equivalents at end of the period (March 31)                     105,642     40,933      57,062
                                                                             =========  =========  ==========


The accompanying notes are an integral part of these consolidated financial statements.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


     1)   General
          -------

          Northbridge Communities Limited (the Company) was incorporated in Thailand on September 16, 1994. The Company's current place of business is located at TISCO Tower, 8th floor, 48 North Sathorn Road, Bangkok 10500, Thailand.

          As Southeast Asia has started its economic development with increasing levels of foreign investment, the Company's business is to develop (English speaking) school-based residential real estate properties in Southeast Asian cities.

          The Company has constructed 14 single houses (10 houses are completed and 4 are approximately 90% completed), on 12 lots of land located inside Burapha Golf Club (the Golf Club Estate) in Thailand, and leases 10 of the houses to General Motors (Thailand) Ltd. (the GM House Project) for its expatriate families, for leases expiring in the first half of 2003.

          The Company has a 45% investment interest in Palanamai Limited (Thailand), which owns 7 single homes and 16 town houses on 1.6 hectares (approximately 3.95 acres) of land inside the Golf Club Estate in Thailand (See Note 6b).

          It has a 51% beneficial ownership of 58 hectares (equivalent to approximately 143 acres) of land located in Phnom Penh, Cambodia. Some of the lands were used to build Northbridge International School of Cambodia (NISC), an international school.

          The Company has developed and now operates two English speaking international schools. The International School of Eastern Seaboard Ltd. (ISE) (from pre-kindergarten to Grade 12), is located at the eastern seaboard of Thailand (between Bangkok and Pattaya), and is 27% owned by the Company. ISE is accredited by the Western Association of Schools and Colleges (WASC), based in California. The other school; NISC (from pre-kindergarten to Grade 10), located in Phnom Penh of Cambodia, is controlled by the Company via its 90% owned subsidiary - Northbridge KC Development Co., Ltd. a Cambodia company. NISC is a "Full Candidate for Accreditation" by WASC. See a further discussion of ISE at Note 6a.

          The GM House Project, Palanamai and ISE are all located inside the Golf Club Estate.

          The Company signed a Share Purchase and Sales Agreement on February 4, 2000, with Asia Properties, Inc. (API) to acquire the Company. Under the agreement, API is to acquire the Company with the exception of the Company's Vietnam operations, and a subsidiary company; Keltic Ltd, via a share swap, so that The Company is to become a 100% subsidiary of API. API is to issue to the shareholders of the Company 4.6 million common shares valued at $4.40 per share. The agreement provides that the closing of the purchase and sale of those common shares must occur before August 2, 2000. The principal real estate properties in which the Company holds an interest include gated community developments near Bangkok in Thailand and Phnom Penh in Cambodia. The agreement includes the following principal terms: API must restructure their board of directors upon the closing of the transaction so that their directors will be Daniel S. McKinney, Nicholas St. Johnston, David Diehl, David Roberts and two appointees of the Company. API must use our best efforts to raise U.S. $15 million in cash by September 11, 2000. $3.5 million of our capital shares to be held by the following persons after the reincorporation in the amounts indicated below have been transferred into an escrow account: $ Daniel S. McKinney - 800,000 shares; Nicholas St. Johnston - 900,000 shares; Crestview Associates Limited - 700,000 shares; Lim Gaik Im - 600,000 shares; and Milliard Limited - 500,000 shares. In the event API is able to raise U.S. $15 million in cash by September 11, 2000, the 3.5 million capital shares in the escrow account will be surrendered back to Mr. McKinney, Mr. St. Johnston, Ms. Gaik Im, Crestview Associates Limited and Milliard Limited. In the event API is unable to raise U.S. $15 million by September 11, 2000, 1.75 million capital shares in the escrow account will be transferred to the former shareholders of the Company and Mr. McKinney will be required to resign from our Board of

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


          Directors. During a period from September 12, 2000 until February 4, 2001 the shareholders who delivered the 3.5 million shares into the escrow account will be entitled to clawback their proportionate interest of 1.75 million of those shares if we raise additional capital. Those shares not clawbacked will be transferred to the former shareholders of the Company. The number of shares that may be clawbacked will be equal to the product of: the amount of capital raised divided by U.S. $15 million multiplied by 1.75 million. If API fails to list their capital shares on the American Stock Exchange before November 4, 2000, Mr. McKinney will be required to resign from our Board of Directors. The management believe that the merger of the two companies is good for its future growth and development of the school- based real estate projects.

          Management is confident that the financial statements include all adjustments necessary in order to make them not misleading.

     2)   Summary  of  Significant  Accounting  Policies  and  Practices
          --------------------------------------------------------------

          The  company  is  a  Thailand  company.  Its  purpose  is  to  develop
          school-based   residential   communities   in  Southeast   Asia.   Its
          significant accounting policies and practices are as follows:

          a)   Calendar Year Ending December 31

               The Company's fiscal year ends on June 30 of the following year, in line with the school operations in Thailand. However, for its US reporting purposes the Company has elected to have the books converted to December 31 as the twelve-month year end date.

          b)   Basis of Consolidation

               The consolidated financial statements include all accounts of the Company and its subsidiaries (see Note 1, General). All material inter-company balances and transactions, if any, have been eliminated on consolidation.(See Note 2j)

          c)   Revenue Recognition

               There are two types of revenue transactions:

               1) Rental income which is recognized over the period covered by the lease agreement on a straight line basis. The Company leases its real estate property (houses) located at the Burapha Golf Club in Thailand to General Motors (Thailand) Ltd. on a long term basis. The leases expires in 2003.

               2) School income which is recognized when services are rendered. School income mainly represents the tuition fee income earned from Northbridge International School Cambodia ("NISC")which is controlled by the Company via its 90% owned subsidiary, Northbridge KC Development Co., Ltd.

          d)   Loans versus Advances

               The Company's policies stipulate that an advance is money lent with no interest, and a loan bears interest charges.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


          e)   Investments

               Investments where the Company owns less than 50% of the voting common shares but is unable to exert significant influence over the financial and operating policy of the invested entity. These investments are included in the consolidated financial statement under the cost method. They are not reported, using the equity method. When an impairment which is "Other than temporary" declines, the loss in value of investments is recognized in the Company's financial statements. Hence, such investments are stated at cost less permanent decline in value, and all losses are recognized during the period where decline incurred based on a conservative basis. (see Note 6c)

               The 45% investment interest in Palanamai Limited is stated at cost less a provision for diminution in value which other than temporary in the financial statement. (see Note 6c) Per the management, Palanamai Limited is presently controlled by three
               (3) other groups of shareholders; APK Associates Limited, Mr Darrell Sheldon and Kahabodee Development Limited, who jointly own 54.9% of the shares. Since the Company management believes that it has no significant influence over Palanamai, the cost method is used.

               The cost of Palanamai Limited is recorded as follows:

               Historical  cost                                       $267,568
               Less:  Provision  for  permanent  diminution          ($241,560)
                                                                     ----------
               Cost  recorded  in  Investment  account                 $26,008
                                                                     ==========

               The Company has a 51% beneficial ownership of 58 hectares of land in Cambodia. The ownership is via its 51% owned subsidiary- Khaou Chuly Land Company Limited, which owns 100% of the 58 hectares of the Land. The cost of this land is included in the fixed assets in the consolidated balance sheets. (See Note 7a)

               The decrease in investment account is mainly due to the provision for diminution in value of investment amounting to US$764,530 provided as of December 31, 1999. (see Note 6)

          f)   Fixed Assets

               Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided for on all fixed assets using the straight-line basis over the estimated useful lives as follows:-

               Building                                       20  years
               Furniture  and  fixtures                        5  years
               Office  equipment  and  others                  5  years

          g)   Foreign Currency Transactions

               The Company records its books in Thailand currency (Baht) (the functional currency) and translate Baht into U.S. dollars (the reporting currency) for U.S. reporting and consolidation purposes. In accordance with SFAS No. 52, Foreign Currency Translations, the translation of financial statement into United States dollars is performed for balance sheet accounts using the closing exchange rate in effect at the balance sheet dates, and for revenue and expense accounts using an average exchange rate during each reporting period. The gain or (loss) resulting from translation are included in the stockholders' equity separately as cumulative translation adjustments. Gains and losses resulting from transaction conducted in a currency other than the functional currency are recorded in current. Aggregate gains (losses) from foreign currency transactions included in the results of operations for the three months period ended March 31 1998, 1999 and 2000 were approximately $36,000, $15,000 and
               ($19,000) .

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


               For the Company's Cambodian operations, foreigners are required to transact business using U.S. dollars in Cambodia. The Company's operations in Cambodia are transacted in U.S. dollars (the functional currency for foreigners) and recorded in Baht on the Company's books to comply with Thailand laws. For the U.S. reporting purposes, the Company's foreign exchange translations computations are not material.

          h)   Earnings (Loss) Per Share

               Earnings  (loss) per share is computed by dividing the net profit
               (loss) before extraordinary items, and the net profit (loss) for the period by the weighted average number of paid-up shares in issue during the year. Earnings (loss) per share includes both the basic and diluted computation.

          i)   Subsidiaries

               Subsidiaries are enterprises in which the company owns more than 50% of voting common shares, directly or indirectly. The Company's investment in the subsidiaries in which the Company owns over 50% of voting common shares and with significant control over the operations are consolidated, in compliance with Accounting Research Bulletin (ARB) #51, as amended by SFAS No. 94.

          j)   Related Party Transactions

               The  Company  has  some  facilities   which  are  shared  by  its
               affiliated companies. The financial effects of the shared facilities are not material. All other related party transactions are reviewed and disclosed when material, in accordance with SFAS No.57. (See Notes 3, 4, 9, 11 & 13)

          k) Restrictions on Foreign Ownership of Land in Thailand and Cambodia

               According to the laws of Thailand and Cambodia, foreigners may not normally own land, except in special circumstances. However, the shareholding structure and shareholders' agreements of the Company allow the foreign shareholders to beneficially own and control a company which can own land in Thailand and Cambodia. This practice is supported by opinions of the "in-country" legal advisors / attorneys, who are legal professionals educated either in the U.S., UK, Australia and hold legal titles such as J.D. (in the U.S.), LLM, LLB (in the Commonwealth System) and have resided in Asia for many years. Therefore, the Company beneficially owns and controls its land investment in Thailand and Cambodia.

          l)   Inflation

               Due to the nature of real estate development business, inflation can be critical for the Company's operations. As the economy in Southeast Asia has started to recover from the 1997 Asian financial crisis, inflation has not had a material impact on the Company's business in recent years. It is management's belief that inflation will not have a material impact in the near future.

          m)   Cash and Cash Equivalents

               The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

     3)  Due  from  Associated  Companies  and  Related  Companies
         ---------------------------------------------------------

          The amounts due from associated companies and related companies were unsecured, interest free and without pre- determined repayment terms.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


     4)   Advances  to  a  Related  Company
          ---------------------------------

          The company has made advances to a Vietnamese Joint Venture Company to fund a potential project in Northern Vietnam. The management has decided to write off the advance to the joint venture (Vietnam project) as the Broad has approved it in December 1999. It is a business decision. Consequently, the account balance becomes zero as of March 31, 2000.

     5)  Loans  to  an  Associate  Company
         ---------------------------------

          Two loans have been made to an associate company, Palanamai Limited, of which the Company owns 45% of the total interest. (See Note No.6b.) One loan was made in the Thai currency in the amount of 9,756,520 Baht (equivalent to approximately US$ 258,378). The other loan was made in US dollars in the amount of $378,000. These two loans have a the total current balance of U.S.$ 636,378. Both loans bear a fixed interest rate at 8% per annum. Loans to an associated company were unsecured and without pre- determined repayment terms. The loans are due on demand.

     6)   Investments
          -----------

          As  of  March  31,  the  balance  of  the  account  are  as  follows:


                                                2000                1999               1998
                                         --------------------------------------------------------
                                          %  of                %  of              %  of
                                         Holding     US      Holding     US$     Holding    US$
                                         -------     --      -------     ---     -------    ---
International School Eastern        (a)     25     540,540     25      304,053     25     304,053
     Seaboard Limited
Palanami  Limited                   (b)     45     267,568     45      267,568     45     267,568
Unique  Building  Concepts                  10      21,622     10       21,622     10     21,622
     Limited
Provision for diminishing in value                (764,530)                  -                  -
                                                  -----------------------------------------------
Investments,  net                                   65,200             593,243            593,243
                                                  =========            =======            =======


          a)   International School Eastern Seaboard Limited, a Thailand company

          International School Eastern Seaboard (ISE) started its school operation in August 1994. Currently, ISE has a student enrollment of approximately 325 from 25 countries with a majority of 30 teachers recruited from the US. Most students are dependents of parents who employed by multi-national companies such as GM, Ford and Mazda, located in the Eastern Seaboard Region of Thailand. In order to meet the demand for expatriate housing, the Company has invested in Palanamai Limited to provide leasing homes for the expatriate families.

          b)   Palanamai Limited, a Thailand Company

          The Company has had a 45% investment in Palanami Limited ("Palanamai") since 1994. Palanamai has developed housing in the Eastern Seaboard Region of Thailand in order to provide leasing homes for the expatriate families. The existing structures include 7 single family dwellings and 16 townhouse. The current average occupancy rate is approximately 75% - 80%. Despite of its continuing operating losses, the Company's management believes that in line with the Asian economic recovery the property value of Palanamai has appreciated substantially and Palanamai has the financial vitality to continue its operations.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


          c)   Analysis of the Value of the Investment Account


                       2000                    1999                .
               ----------------------  ------------------------
               Cost       Fair Market    Cost     Fair  Market
                          Value                   Value       .
               ----------------------  ------------------------
 Investment In     US$        US$         US$        US$
 Palanamai Ltd  2.7/share  0.26/share  2.7/share  0.23/share
 ISE            2.7/share  0.13/share  2.7/share  0.10/share


          The fair market value of Palanamai Ltd and ISE were based on value determined by the professional appraisers in Thailand. The fair market value of these investee companies also are agreed by the management of the Company. Palanamai Ltd and ISE, both of them have recurring losses and as the property market has been in decline since starting of the Asian financial crisis in 1997, the value of these investments are decreased. On the conservative basis, the management adopted a provision for diminution in value in order to write-down the value of the Investment Account.

          Based on the above analysis, management has decided to write down the costs of investment in the accounts to reflect the lower fair market value of $ 0.23/share and $ 0.10/share of these two investments.

     7)   Property,  Plant  and  Equipment
          --------------------------------

          The account balances as of March 31, recorded at historical costs, are as follows:

                                     2000          1999        1998
                                --------------  ----------  ----------
US$                                  US$           US$
Land                            (a)  6,571,313   6,547,184   5,009,488
Buildings                       (b)  9,502,823   9,502,823   7,836,788
Office equipment                       357,232     388,941     256,141
Vehicles                                59,000      59,000      81,159
Furniture and fixtures                 266,752     410,775     253,065
                                --------------  ----------  ----------
                                    16,757,120  16,908,723  13,436,641
Vehicle under lease purchases                -      26,343      26,343
                                --------------  ----------  ----------
                                    16,757,120  16,935,066  13,462,984
Less: Accumulated depreciation       1,317,360     765,567     253,131
                                --------------  ----------  ----------
Total property, plant and
  equipment, net                    15,439,760  16,169,499  13,209,853
                                ==============  ==========  ==========

     (a)  Details  of  Land  is  as  follows:

Description                             2000          1999          1998
                                        ----          ----          ----
                                         US$           US$           US$
Land  used  for  GM  Houses           1,561,825     1,537,696           -
Cambodia  Estate  including  NISC     5,009,488     5,009,488     5,009,488
                                      ---------     ---------     ---------
Total  Land                           6,571,313     6,547,184     5,009,488

There are 12 lots of land for the houses. Eleven houses are leased to General Motors (Thailand) Ltd. These eleven houses are owned by the Company and reported as fixed assets on the balance sheets. One lot of land is still owned by an affiliate- Unique Building Concepts Co., Ltd ("UBS"). This particular one lot of land is reported as advance payment for land on the balance sheets since payment has been made by the Company while the title is still not transferred from UBC to the Company.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


               General Motors (Thailand) took the title of 11 lots of land and 10 houses as a collateral, and loaned the money and paid advance rental to the Company (See Note 10).

               (b)  Detailed descriptions of buildings are as follows:

               The building cost includes the design and construction costs of the 10 houses leased to the GM expatriates, and construction costs of NISC. The building is currently occupied by approximately 80 students, and 12 teachers employed mainly from the United States.

     8)   Construction  In  Progress.
          ---------------------------

          The account balance relates to the 4 units of uncompleted houses of the GM house project (see Note 1)

     9)   Accounts  Payable-  Current
          ---------------------------

          Details of the balance of the account as of March 31 are as follows:


Description                   2000       1999      1998
                            ---------  ---------  -------
US$                            US$        US$
GM 4 undelivered houses       314,527          -        -
UBC                           825,175  2,002,858        -
Loans from related parties    157,500     93,332   40,000
Miscellaneous                  11,650     17,300  357,230
                            ---------  ---------  -------
Total                       1,308,852  2,113,490  397,230


     10)  Rental  Income  Received  In  Advance  and  Accounts  Payable
          -------------------------------------------------------------

          This account represents rental income of 10 delivered houses received in advance from the GM (Thai) Ltd. for the GM House Project. The balance of $1,256,472 consists of $1,144,765 advanced rental and $111,707 of security deposits for these houses. The advance rental income has been paid up by GM (Thai) Ltd to the first half of the year 2003.

          On July 30 1999 US$ 626,683 relating to rental income of 4 undelivered houses was transferred to Accounts Payable as a result of the Company's inability to deliver the 4 houses to the customer - GM
          (Thai) Ltd. The Company has agreed to repay this advance with its accrued interest. The outstanding amount will be repaid in installments and delivered to the GM (Thai) Ltd., each in the amount of US$ 39,167.70, with payments having started on August 1, 1999 and continuing until November 1, 2000. (See Note 1.)


     11)  Loan  from  Related  Company
          ----------------------------

                                      2000       1999       1998
                                    ---------  ---------  ---------
US$                                    US$        US$
Loans denominated in U.S. dollars:  9,196,576  8,273,362  5,265,139



          The loans presented above are from Asian Frontier Holdings and Financa Investment Advisor Limited who are shareholders of the Company. The loans are unsecured and bear variable interest at the rate equivalent to the prevailing one month LIBOR rate (currently approximately 7%) plus 1.25% for US dollars. The loans are repayable on demand.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


     12)  Share  Capital
          --------------

                                        2000        1999        1998
                                     ----------  ----------  ----------

                                         US$        US$         US$
Registered and issued share capital
  4,000,000 common shares
 at Baht 100 (US$2.7) each           10,810,811  10,810,811  10,810,811



                                              2000     1999     1998
                                             -------  -------  -------
US$                                            US$      US$
Office rental paid to a related company        1,977    1,752    6,653

Interest expenses paid to related companies  154,451  181,376  281,775

     14)  Segmented  Geographic  Sales  Income
          ------------------------------------

          Income is generated from few customers and income from GM (Thai) Ltd. represents over 10% of the Company's total income. The dollar value of income from these customers is expected to maintain or increase steadily over the next several years due to the fact that the Company expects the relationship with the client and the Asian economy is to grow steadily in the future.


                                                  2000     1999     1998
                                                 -------  -------  ------
                                                   US$      US$      US$
Rental income-  Property investment in Thailand   99,364  112,999     -
School enrollment income- School in Cambodia     191,506   95,042   63,530
                                                 -------  -------  -------
                                                 290,870  208,041   63,530


     15)  Contingent  Liabilities
          -----------------------

          a) As of March 31, 2000, the Company had been sued by Unique Building Concepts Co., Ltd., which is a 10% affiliate, ("UBC") for breach of contract due to non-payment of construction fees of US$594,600 (or 22,000,000 Baht) within the timeframe stated in the contract. The total unpaid fees claimed by UBC is amounting to US$649,265 (or 24,542,221 Baht). Although the ultimate outcome has not been determined, the Company's management, under advice from its legal advisor, believes that the outcome will be in favor of the Company, due to the effect of the applicable Statute of Limitations. Therefore, no provision has been made except for the interest cost, which has been accrued in accordance with the contract.

               The damage claimed and accrued interest are recorded as Account payable in the balance sheets. According to the Construction Agreement, interest is calculated at the rate of 18% per annum on non- payment amount of construction fees

          b) The investment account on the balance sheet has been pledged as collateral to guarantee loans of a related company US$ 1,934,689, as of March 31 2000. If the guaranteed loan is not paid on time, the Company's investments may have to be transferred to the related company.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


     16)  Year  2000  Issue
          -----------------

          The company has developed plans to replace or modify its computers to deal with the Year 2000 (Y2K) issue. The Company has started in-house modifications of its computer systems to address the Year 2000 issue.

          Since most of the computers purchased since 1998 are Y2K compliant, the possible exposure may not be material. The Company will continue to assess newly purchased machinery and computer-related hardware and software to ensure such items are Y2K compliant.

     17)  Operating  Risks
          ----------------

          The Company's main operations are conducted in Thailand, Cambodia and other Southeast Asian countries. Accordingly, the business, financial conditions and results of operations may be influenced by the political, economic and legal environment in Southeast Asia. The Company's operations may be subjected to special considerations and risks not typically associated with companies operating in the U.S. In addition, the possible deterioration of any or all of the strategic relationships between the Company and Asia Properties, Inc. may have an adverse effect on the operations of the Company.

     18)  Foreign  Corrupt  Practices  Act
          --------------------------------

          The Company is a Thailand registered business entity and is not subject to the U.S. Foreign Corrupt Practices Act of 1977, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. During the audit, no violation of the Foreign Corrupt Practices Act by the Company was noted.

     19)  Going  Concern
          --------------

          Despite the continuing operational losses, it is the Company's belief that the operation is sustainable with potential profits in the future as the economy is recovering in Southeast Asia. It should be noted that the shareholders including Asian Frontier Holdings and Siam Investment Fund remain confidant of the future of the operations of the Company. However, the continuing operation depends on the willingness of additional capital contribution committed by its existing shareholders, whether new investments can be brought in from the investing community, and the speed of economic recovery as well as continuing political stability of the Southeast Asian countries.

     20)  Retirement  Plan
          ----------------

          The Company's employees in Southeast Asia are all hired on a contractual basis. The Company has properly provided the retirement benefits to those employees who are entitled.

     21)  Shortage  of  Labor
          -------------------

          The Company has not experienced any labor shortage or labor disputes in the past. It is expected that labor resources are abundant in Southeast Asia, and are sufficient to fulfill Company's real estate property development and operating needs.

     22)  Real  Estate  Price  Fluctuation
          --------------------------------

          The Company purchases and develops real estate property and constructs schools attracting expatriates to lease its property. The real estate price fluctuates from time to time. The real estate price has been low for the past two years, but prices may rise resulting in increased cost of project development.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


     23)  Reliance  on  Key  Personnel
          ----------------------------

          Despite the fact that most of the key personnel and employees have been with the Company for over one year, the operation of the Company is dependent on the services of its top ranking officers and employees. The possible loss of their services or the inability to attract qualified personnel may or could have a material adverse effect on the Company.

     24)  Accounting  for  Stock  Options
          -------------------------------

          In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (FASB No.123), which established the "fair value" method of accounting for stock based compensation arrangements given to employees. The Company has not adopted a stock option plan. The Board of Directors may adopt stock option plans in the future to reward its management, directors and employees expected to make exceptional contributions to the Company.

     25)  Impact  of  Recently  Issued  Accounting  Standards
          ---------------------------------------------------

          Statement of Financial Accounting Standards No.133 - Accounting for Derivative Instruments and Hedging Activities (FASB No.133) was recently issued. FASB No.133 established accounting and reporting standards for derivative financial instruments and for hedging activities. The Company does not currently engage in any activities that would be covered by FASB No.133.

Northbridge Communities Limited (a Thailand Company)
Notes to the financial statements - March 31, 1998, 1999 and 2000      Unaudited


                              ASIA PROPERTIES, INC.
                             PRO FORMA BALANCE SHEET
                             -----------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1999



                                            1999


Assets                                  NCL       API    Note  Adjustment     Total
                                     ----------  ------  ----  -----------  ----------
                                     US$         US$           US$          US$
Current assets
  Cash and cash equivalents             100,966  33,979                        134,945
  Advance payment and other
  receivable                             10,622       -                         10,622
  Deposits and prepayment                63,992   7,509     4      (2,661)      68,840
  Inventories less allowance              3,226       -                          3,226
  Due from a holding company              7,530       -                          7,530
  Due from associated companies and
  related companies                     132,077       -                        132,077
Total current assets                    318,413  41,488                        357,240
                                     ----------  ------                     ----------



Loans to associated company             632,802       -                        632,802
Fixed assets
  Land and buildings, net            15,127,252       -                     15,127,252
  Equipment, furniture and fixture,
net                                     450,899  17,654                        468,553
                                     15,578,151  17,654                     15,595,805
                                     ----------  ------                     ----------
Construction in progress              1,280,353       -                      1,280,353
Advance payment for land                126,392       -                        126,392
Investments                              65,200  27,000                         92,200
                                                            3   4,149,189
Goodwill                                      -       -     4       2,432    4,151,621
Other deferred assets                         -  12,507                         12,507
Total assets                         18,001,311  98,649                     22,248,920
                                     ----------  ------

Footnote:
Assumption  #1     The  Company  is  to  acquire  all  outstanding common shares of NCL in exchange for its common stock of 4.6 millions with an assigned value of $4.40 per share.
               a)  Acquired  all outstanding common shares of NCL of $10,810,811
               b)  The  Company  is  to  issue  4.6  millions  common  stock
               c)  The  common  shares are issued at assigned value of $4.40 per share, hence the additional paid-in capital is amounting to
                   $20,235,400 (($4.4 - $0.001)  x  4.6  millions)
Assumption #2  a) The related company agreed to convert $5.28 million of its  loan  to  NCL  into  1.2  million  common  stock  of  the  Company.
               b)  Therefore,  goodwill  for  the  acquisition  (all outstanding common  shares  of  NCL)  are  computed:
                    API  is  to  issue  4.6  million  common  shares  at  $4.4
                    $20,240,000
                    Less: Acquired all outstanding common shares of NCL (10,810,811
                          Converted  $5.28  million  loan  to  NCL into      1.2
million  common  shares               (5,280,000)
                             --------------------
                    Goodwill
$4,149,189
  ========

4  The API's purchase of NCL is to exclude the Keltic Ltd., a subsidiary of NCL

          Excluded  Keltic's  assets                    $,2,661
          Excluded  Keltic's  liabilities                   229
                                                  -------------
          Goodwill                                       $2,432
                                                  =============




                              ASIA PROPERTIES, INC.
                             PRO FORMA BALANCE SHEET
                             -----------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                               1999

Liabilities & stockholders' equity       NCL         API     Note   Adjustment      Total
                                     -----------  ---------  ----  ------------  -----------
                                         US$         US$               US$           US$
Current liabilities
  Accounts payable                    1,448,496     70,007                        1,518,503
  Current portion of obligation
  under lease purchase
  agreements                                  -          -                                -
  Rental income received in
  Advance                             1,355,836          -                        1,355,836
  Accrued interest payable              835,860          -                          835,860
  Other payable                          55,091      1,083      4         (229)      55,945
  Due to related companies              405,401          -                          405,401
Total current liabilities             4,100,684     71,090                        4,171,545
                                     -----------  ---------                      -----------

Loans from related companies          8,919,128          -      2   (5,280,000)   3,639,128

Total liabilities                    13,019,812     71,090                        7,810,673

Minority interests                      (93,114)         -                          (93,114)

Stockholders' equity
  Common stock, API: par
  $0.001
  Authorized shares - 50,000,000;
  issued and outstanding
  10,521,434 at December 31,                                   1a  (10,810,811)      10,521
  1999                               10,810,811      5,921     1b        4,600
  Additional paid-in capital                  -    870,225     1c   20,235,400   21,105,625
Accumulated deficit                  (7,900,445)  (848,587)                      (8,749,032)
Translation adjustment                2,164,247          -                        2,164,247
Total stockholders' equity            5,074,613     27,559                       14,531,361
                                     -----------  ---------                      -----------
Total liabilities and stockholders'
 equity                              18,001,311     98,649                       22,248,920
                                     -----------  ---------                      -----------

Footnote:
Assumption  #1     The  Company  is  to  acquire  all  outstanding common shares of NCL in exchange for its common stock of 4.6 millions with an assigned value of $4.40 per share.
               a)  Acquired  all outstanding common shares of NCL of $10,810,811
               b)  The  Company  is  to  issue  4.6  millions  common  stock
               c)  The  common  shares are issued at assigned value of $4.40 per share, hence the additional paid-in capital is amounting to
                   $20,235,400 (($4.4 - $0.001)  x  4.6  millions)
Assumption #2  a) The related company agreed to convert $5.28 million of its  loan  to  NCL  into  1.2  million  common  stock  of  the  Company.
               b)  Therefore,  goodwill  for  the  acquisition  (all outstanding common  shares  of  NCL)  are  computed:
                    API  is  to  issue  4.6  million  common  shares  at  $4.4
                    $20,240,000
                    Less: Acquired all outstanding common shares of NCL (10,810,811
                          Converted  $5.28  million  loan  to  NCL into      1.2
million  common  shares               (5,280,000)
                             --------------------
                    Goodwill
$4,149,189
  ========

4  The API's purchase of NCL is to exclude the Keltic Ltd., a subsidiary of NCL

          Excluded  Keltic's  assets                    $,2,661
          Excluded  Keltic's  liabilities                   229
                                                  -------------
          Goodwill                                       $2,432
                                                  =============

                                          ASIA PROPERTIES, INC.

                                    PRO FORMA STATEMENT OF OPERATIONS
                                    ---------------------------------
                                   FOR THE YEAR ENDED DECEMBER 31, 1999



                                                       NCL         API     Note  Adjustment      Total

                                                       US$         US$           US$              US$


Income                                                881,597          0                         881,597

General & administration expenses                   2,934,234    666,550      2      (8,084)   3,592,700
                                                   -----------  ---------                     -----------

Operating loss                                     (2,052,637)  (666,550)                     (2,711,103)

Other income and expenses
   Interest income                                     52,394          0                          52,394
   Interest expenses                                 (763,037)      (487)                       (763,524)
   Other expenses                                           0      6,083                           6,083

Gains on sales of securities                        2,118,243          0                       2,118,243

Written off amount due to related company                   0          0      1  (1,552,670)  (1,552,670)


Provision for diminution in value of investment      (764,530)         -                        (764,530)
                                                   -----------  ---------                     -----------

Net income/(loss)                                  (1,409,567)  (660,954)                     (3,615,107)



Other Comprehensive Income
  Gains/(loss) from foreign currency transaction      (41,701)         0                         (41,701)
                                                   -----------  ---------                     -----------

Comprehensive loss before minority interests       (1,451,268)  (660,954)                     (3,656,808)

Minority interests                                    101,642          0                         101,642
                                                   -----------  ---------                     -----------

Net comprehensive loss after minority interests    (1,349,626)  (660,954)                     (3,555,166)
                                                   ===========  =========                     ===========


Note
     1.     Written  off  the  advance  to  Vietnam  project
     2.     Deduct  the  loss  of  Keltic  Co

Asia  Properties,  Inc.
Notes  to  Pro  Forma  condensed  Financial  Statements  -  December  31,  1999


Note  1)  General
-----------------

     Asian Properties, Inc. (the "Company") was incorporated in Nevada on April 6, 1998. The Company, with place of business located at 12707 High Bluff Drive, San Diego, California 92130, was formed to invest in Asian real estate.

     On January 22, 1999, trading of the Company's common stock commenced in the U.S. Over-The-Counter market and the stock was quoted in the pink sheets of the National Quotation Bureau (Symbol "ASPZ"). The Company has 50,000,000 authorized common shares with par value of $0.001 per share. Of the total issued shares, 1,400,000 common shares were held as treasury stock with the value of $60,000. As of December 31, 1999, total issued and outstanding common shares were 5,921,434.

          The Company signed a Share Purchase and Sales Agreement on February 4, 2000 to purchase Northbridge Communities Ltd. ("NCL"), a company incorporated in Thailand. Under the agreement, the Company is to acquire NCL with the exception of NCL's Vietnam operations and a subsidiary company; Keltic Ltd., via its common stock, so that NCL is to become a 100% subsidiary of the Company. (See
Note  2).

Note  2)  Management's  assumptions  of  Pro  Forma  Adjustments
----------------------------------------------------------------

     Assumptions of the Company's management to develop the pro forma adjustments to compute the pro forma financial statements are as follows:

     a) The Company is to acquire #144 all outstanding common shares of NCL in exchange for its common stock of 4.6 millions with an assigned value of $4.40 per share. The additional 4.6 millions of API common shares is to be issued from the authorized common shares of 50,000,000.
     b) The related company agreed that $5.28 million of its loan to NCL will be in exchange for 1.2 million common stock of the Company.
     c) The API's purchase of NCL is to exclude the Keltic Ltd., a subsidiary of NCL.
     d)   No cash is involved in the API purchase.

Note  3)
--------

     The pro forma financial information in essence is a business combination of historical financial statements of API and NCL for the year ended December 31, 1999. The two historical statements on which the pro forma financial statements are based, have been audited by our auditing firm. The historical statements can be obtained via the audit reports. In addition, our firm has an appropriate level of knowledge of the accounting and financial reporting practices of each significant constituent part of the combined entity. #145 The pro forma financial information has not been audited by the accountants. Therefore, the level of assurance provided on the pro forma information is limited only to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

                              ASIA PROPERTIES, INC.
                             PRO FORMA BALANCE SHEET
                             -----------------------
                    FOR  THE  YEAR  ENDED  MARCH  31,  2000


                                            2000

Assets                                  NCL       API    Note  Adjustment     Total
                                     ----------  ------  ----  -----------  ----------
                                        US$       US$              US$         US$
Current assets
  Cash and cash equivalents             105,642  40,448                        146,090
  Advance payment and other
  receivable                             30,854       -                         30,854
  Deposits and prepayment                27,319   8,722     3      (2,661)      33,380
  Inventories less allowance              3,087       -                          3,087
  Due from a holding company              7,710       -                          7,710
  Due from associated companies
  and related companies                 147,514       -                        147,514
Total current assets                    322,126  49,170                        368,635
                                     ----------  ------                     ----------

Advance to a related company                  -       -                              -

Loans to associated company             636,378       -                        636,378
Fixed assets
  Land and buildings, net            15,135,180       -                     15,135,180
  Equipment, furniture and fixture,
  Net                                   304,580  17,108                        321,688
                                     15,439,760  17,108                     15,456,888
                                     ----------  ------                     ----------
Construction in progress              1,280,353       -                      1,280,353
Advance payment for land                126,392       -                        126,392
Investments                              65,200  27,000                         92,200
Goodwill                                      -       -    2b   4,149,189    4,151,621

                                                            2       2,432
Total assets                         17,870,209  93,278                     22,112,447
                                     ----------  ------                     ----------

Footnote:
Assumption  #1     The Company is to acquire all outstanding common shares of NCL in exchange for  its  common  shares  of  4.6  millions  with  an  assigned  value of
                   $4.40  per share.
                   a)  Acquired  all  outstanding  common  shares  of  NCL
                   b)  The  Company  is  to  issue  4.6 millions common stock of $10,810,811
                   c)  The  common  shares are issued at assigned value of $4.40 per share, hence the  additional  paid-in  capital  is  amounting to $20,235,400
                       ($4.4-$0.001) x 4.6 millions)
Assumption  #2     a)  The related company agreed to convert $5.28 million of its loan to NCL into  1.2  million  common  stock  of  the  Company.
                   b)  Therefore, goodwill for the acquisition (all outstanding common shares of
                       NCL)  are  computed:
                   API  is  to  issue  4.6  million  common  shares  at  $4.4        $20,240,000
                   Less:  Acquired  all  outstanding  common  shares  of  NCL        (10,810,811)
                   Converted $5.28 million loan to NCL into 1.2 million common shares (5,280,000)
                                                                                     ------------
                   Goodwill reported to the pro forma financial statements            $4,149,189,
                                                                                     ============
Assumption  #3     The  API's  purchase  of NCL is to exclude the Keltic Ltd, a subsidiary of
                    NCL.  Therefore,  the  goodwill  is  reconciled:
                    Exclusion  of  Keltic's  assets                                    $2,661
                    Exclusion  of  Keltic's  liabilities                                  229
                                                                                     --------
                    Goodwill  reported  to  the pro form financial statements          $2,432
                                                                                     ========



                              ASIA PROPERTIES, INC.
                             PRO FORMA BALANCE SHEET
                             -----------------------
                     FOR  THE  YEAR  ENDED  MARCH  31,  2000


                                                  2000

Liabilities & stockholders' equity        NCL         API     Note   Adjustment      Total
                                      -----------  ---------  ----  ------------  -----------
                                          US$         US$               US$           US$
Current liabilities
  Accounts payable                     1,308,852    120,807                        1,429,659
  Current portion of obligation
  under lease purchase   agreements            -          -                                -
  Rental income received in
  Advance                              1,256,472          -                        1,256,472
  Accrued interest payable               982,578          -                          982,578
  Other payable                           91,444        857      3         (229)      92,072
  Due to related companies               408,331          -                          408,331
Total current liabilities              4,047,677    121,664                        4,169,112
                                      -----------  ---------                      -----------

Loans from related companies           9,196,576          -     2a   (5,280,000)   3,916,576

Total liabilities                     13,244,253    121,664                        8,085,688
                                      -----------  ---------                      -----------

Minority interests                      (114,610)         -                         (114,610)

Stockholders' equity
  Common stock, API: par
0.001
  Authorized shares - 50,000,000;
  issued and outstanding
10,521,434 at December 31, 1999       10,810,811      5,921     1a  (10,810,811)      10,521
                                                                1b        4,600   21,105,625
Additional paid-in capital                     -    870,225     1c   20,235,400   21,105,625
Accumulated deficit                   (8,214,405)  (904,532)                      (9,118,937)
Translation adjustment                 2,144,160          -                        2,144,160
Total stockholders' equity             4,740,566    (28,386)                      14,141,369
                                      -----------  ---------                      -----------
Total liabilities and stockholders'
equity                                17,870,209     93,278                       22,112,447
                                      -----------  ---------                      -----------

Footnote:
Assumption  #1     The Company is to acquire all outstanding common shares of NCL in exchange for  its  common  shares  of  4.6  millions  with  an  assigned  value of
                   $4.40  per share.
                   a)  Acquired  all  outstanding  common  shares  of  NCL
                   b)  The  Company  is  to  issue  4.6 millions common stock of $10,810,811
                   c)  The  common  shares are issued at assigned value of $4.40 per share, hence the  additional  paid-in  capital  is  amounting to $20,235,400
                       ($4.4-$0.001) x 4.6 millions)
Assumption  #2     a)  The related company agreed to convert $5.28 million of its loan to NCL into  1.2  million  common  stock  of  the  Company.
                   b)  Therefore, goodwill for the acquisition (all outstanding common shares of
                       NCL)  are  computed:
                   API  is  to  issue  4.6  million  common  shares  at  $4.4        $20,240,000
                   Less:  Acquired  all  outstanding  common  shares  of  NCL        (10,810,811)
                   Converted $5.28 million loan to NCL into 1.2 million common shares (5,280,000)
                                                                                     ------------
                   Goodwill reported to the pro forma financial statements            $4,149,189,
                                                                                     ============
Assumption  #3     The API's purchase of NCL is to exclude the Keltic Ltd, a subsidiary of
                    NCL.  Therefore,  the  goodwill  is  reconciled:
                    Exclusion  of  Keltic's  assets                                    $2,661
                    Exclusion  of  Keltic's  liabilities                                  229
                                                                                     --------
                    Goodwill  reported  to  the pro form financial statements          $2,432
                                                                                     ========


                               ASIA PROPERTIES, INC.

                         PRO FORMA STATEMENT OF OPERATIONS
                         ---------------------------------
                           FOR THE QUARTER MARCH 31, 2000



                                                      NCL       API        Total

                                                      US$
                                                                US$         US$

Income                                              290,870         -      290,870

General & administration expenses                   482,970    55,945      538,915
                                                   ---------  --------  -----------

Operating loss                                     (192,100)  (55,945)    (248,045)

Other income and expenses
   Interest income                                   40,814         -       40,814
   Interest expenses                               (181,887)        -     (181,887)
                                                   ---------  --------  -----------

Net income/(loss)                                  (333,173)  (55,945)    (389,118)



Other Comprehensive Income
  Gains/(loss) from foreign currency transaction    (22,370)        -      (22,370)
                                                   ---------  --------  -----------

Comprehensive loss before minority interests       (355,543)  (55,945)  (3,656,808)

Minority interests                                   21,945         0       21,945
                                                   ---------  --------  -----------

Net comprehensive loss after minority interests    (334,048)  (55,945)    (389,993)
                                                   =========  ========  ===========

Asian  Properties  Inc.
Notes  to  Pro  Forma  Condensed  financial  Statements  -  March  31,  2000

Note  1)  General
-----------------

Asian Properties, Inc. ("the Company") was incorporated in Nevada on April 6, 1998. The Company, with place of business of business located at 12707 High
Bluff Drive, San Diego, California 92130, was formed to invest in Asian real estate.

On January 22, 1999, trading of the Company's common stock commenced in the U.S. Over-The-Counter market and the stock was quoted in the pink sheets of the National Quotation Bureau (Symbol "ASPZ"). The Company has 50,000,000 authorized common shares with par value of $0.001 per share. Of the total issued shares, 1,400,000 common shares were held as treasury stock with the value of $60,000. As of March 31, 2000, total issued and outstanding common shares were 5,921,434.

The Company signed a Share Purchase and Sales Agreement on February 4, 2000 to purchase Northbridge Communities Ltd. ("NCL"), a company incorporated in Thailand. Under the agreement, the Company is to acquire NCL with the exception of NCL's Vietnam operations and a subsidiary company; Keltic Ltd, via its common stock, so that NCL is to become a 100% subsidiary of the Company. (See Note 2)

Note  2) Management's  assumptions  of  Pro  Forma  Adjustments.
----------------------------------------------------------------

          Assumptions of the Company's management to develop the pro forma adjustments to compute the pro forma financial statements are as follows:

a) The Company is to acquire all outstanding common shares of NCL in exchange for its common stock of 4.6 millions with an assigned value of $4.40 per share. The additional 4.6 millions of API common shares is to be issued from the authorized common shares of 50,000,000.
b) The related company agreed that $5.28 million of its loan to NCL will be in exchange for 1.2 million common stock of the Company.
c) The API's purchase of NCL is to exclude the Keltic Ltd, a subsidiary of NCL.
d)   No cash is involved in the API purchase.

Note  3)
--------

The pro forma financial information in essence is a business combination of historical unaudited financial statements of API and NCL for the year ended on March 31, 2000. The two historical statements on which the pro forma financial statements are based, have been reviewed by our auditing firm. The historical statements can be obtained via the review reports. We have an appropriate level of knowledge of the accounting and financial reporting practices of each significant constituent part of the combined entity. It should be noted that the pro forma financial information has not been audited by the accountants. Therefore, the level of assurance provided on the pro forma information is limited only to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

                                                                         ANNEX A

                         NEVADA GENERAL CORPORATION LAW
                        SECTIONS 92A.300 THROUGH 92A.500

                           RIGHTS OF DISSENTING OWNERS

92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370  RIGHTS  OF  DISSENTING  MEMBER  OF  DOMESTIC  NONPROFIT  CORPORATION.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

               (a) Consummation of a plan of merger to which the domestic corporation is a party:

               (1) If approval by the stockholders is required for the merger by
               NRS  92A.120  to   92A.160,   inclusive,   or  the   articles  of
               incorporation and he is entitled to vote on the merger; or

               (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

               (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                    (I) The surviving or acquiring entity; or

                    (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

               (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     92A.420  PREREQUISITES  TO DEMAND FOR PAYMENT FOR SHARES.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.


92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

     1. A stockholder to whom a dissenter's notice is sent must:

          (a) Demand payment;

          (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.


     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the Subject Corporation under this subsection may be enforced by the district court:


          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive.

92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.


     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the Subject Corporation of his demand in writing within 30 days after the Subject Corporation made or offered payment for his shares.

92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the Subject Corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the Subject Corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The Subject Corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.


     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are
     entitled  to  the  same   discovery   rights  as  parties  in  other  civil
     proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or


          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the Subject Corporation elected to withhold payment pursuant to NRS 92A.470.


92A.500  LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.


     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.


     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                                                         ANNEX B

DEMAND  NOTICE  TO  ASSERT  DISSENTERS'  RIGHTS


To:  Asia  Properties,  Inc.
     c/o  Computershare  Investor  Services,  Inc.
     12039  West  Alameda  Parkway,  Suite  Z-2
     Lakewood,  Colorado  80228


     and

     Roger  V.  Davidson,  Esq.
     Ballard  Spahr  Andrews  &  Ingersoll,  LLP
     1225  17th  Street,  Suite  2300
     Denver,  Colorado  80202

     Certified  Mail
     Return  Receipt  Requested


     Notice is hereby given that the undersigned is the owner of __________________ shares of common stock of Asia Properties, Inc., a Nevada corporation, and is hereby making a written demand for payment of the fair value of those shares of common stock in connection with the undersigned's dissent to the merger of Asia Properties, Inc. into Asia Properties Investments, Inc., a British Virgin Islands company formed for the purpose of the reincorporation of Asia Properties, Inc. as a British Virgin Islands company.

     This merger was first publicly announced on ________________, 2000. The undersigned hereby certifies that the date on which the undersigned, or the person on whose behalf the undersigned dissents, acquired beneficial ownership of the stock is _________________, __________.

     The undersigned hereby tenders and deposits all certificates for the common stock for purposes of processing the same pursuant to the provisions of Sections 92A.300 through 92A.500 of the Nevada General Corporation Law. To the extent that the common stock is not represented by certificates, the undersigned understands and acknowledges that the transfer of the common stock will be restricted from the date that this notice is received by Asia Properties, Inc.

                                        Very truly yours,

                                        _______________________________________
                                        [Name  of  dissenting  stockholder]

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM  20.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.


     As in most U.S. jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company and, subject to any to the contrary in the Asia Properties Investments memorandum of association, the Asia Properties Investments Board of Directors is entrusted with the power to manage the Asia Properties Investments business and affairs. In most U.S. jurisdictions, directors owe a fiduciary duty to the company and its stockholders, including a duty of care, under which directors must properly appraise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the company and refrain from conduct that injures the company or its stockholders or that deprives the company or its stockholders of any profit or advantage. Many U.S. jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under British Virgin Islands law, liability of one of an Asia Properties Investments directors to Asia Properties Investments is generally limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to Asia Properties Investments best interests.

     Under the Asia Properties Investments memorandum of association, Asia Properties Investments is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of Asia Properties Investments, provided such person acted honestly and in good faith and with a view to the best interests of Asia Properties Investments and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Asia Properties Investments memorandum of association also permits Asia Properties Investments to indemnify any director, officer or liquidator who is successful in any proceeding against expenses and judgments and fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the above standard of conduct. There also are provisions in the memorandum of association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of Asia Properties Investments.

ITEM  21.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

The  following  exhibits  are  furnished as part of this registration statement:

No.     Exhibit  Description
---     --------------------

2.1 Agreement and Plan of Merger between Asia Properties, Inc. and Asia Properties Investments, Inc. dated February 4, 2000.*

2.2 Amendment to Agreement and Plan of Merger between Asia Properties, Inc. and Asia Properties Investments, Inc. dated as of July 14, 2000.*

3.1 Memorandum of Association of Asia Properties Investments, Inc. as filed with the Registrar of Companies in the British Virgin Islands on December 7, 1999.*

3.2 Articles of Association of Asia Properties Investments, Inc. as filed with the Registrar of Companies in the British Virgin Islands on December 7, 1999.*

3.3  Certificate  of   Incorporation   of  Asia   Properties,   Inc.,  a  Nevada
     corporation.*

3.4  Bylaws of Asia Properties, Inc., a Nevada corporation.*

5.1 Opinion of O'Neal Webster O'Neal Myers Fletcher & Gordon regarding the validity of the shares.*

8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding U.S. federal income tax matters.*

8.2 Opinion of O'Neal Webster O'Neal Myers Fletcher & Gordon regarding British Virgin Islands tax matters (included in Exhibit 5.1 hereto).

10.1 Agreement on Acquisition of Right to Establish Property Fund dated July 18, 1998 between Asia Properties, Inc., Daniel S. McKinney, Simon J. Landy and Nicholas St. Johnston.*

10.2 Consultancy Contract dated August 25, 1998 between Asia Properties, Inc. and Coldway, Ltd.*

10.3 Consultancy Contract dated August 25, 1998 between Asia Properties, Inc. and Milliard Limited.*

10.4 Consulting Agreement dated October 8, 1998 between Asia Properties, Inc. and Camden Financial Group, Inc.*

10.5 Consulting Agreement dated October 8, 1998 between Asia Properties, Inc. and Jay C. Lanning.*

10.6 Agreement dated November 16, 1998 between Asia Properties, Inc. and Simon Landy.

10.7 Memorandum of Understanding between Asia Properties, Inc. and Northbridge Communities Limited dated June 11, 1999.*

10.8 Share Purchase and Sale Agreement dated February 4, 2000 between Asia Properties Investments, Inc., Asia Properties (Thailand) Limited, Northbridge Communities Limited and the shareholders of Northbridge Communities Limited.*

10.9 Amendment No. 1 dated July __, 2000 to Share Purchase and Sale Agreement dated February 4, 2000 between Asia Properties Investments Inc., Asia Properties (Thailand) Limited, Northbridge Communities Limited and the shareholders of Northbridge Communities Limited.* 10.10 Loan Agreement between Asia Properties, Inc. and Coldway Limited dated July 1, 2000*

10.11Loan Agreement  between Asia  Properties,  Inc. and Milliard  Limited dated
     July 1, 2000.*

10.12Loan Agreement  between Asia Properties,  Inc. and Daniel S. McKinney dated
     July 1, 2000.*

10.13Loan Agreement between Asia Properties, Inc. and Nicholas St. Johnston dated July 1, 2000.*

10.14Contract of Employment and Statement of Particulars of Terms of Employment of Daniel S. McKinney dated September 1, 1999.

10.15Contract of Employment and Statement of Particulars of Terms of Employment of Nicholas St. Johnston dated September 1, 1999.

10.16Letter from  Cambodian  Public Bank Limited  dated June 26, 2000  Regarding
     $1.7 Million Credit Facility for Northbridge Communities Limited

23.1 Consent  of  British  Virgin  Islands  counsel  (included  in  Exhibit  5.1 hereto).*

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 8.1 hereto).*

23.3 Consent of Dickson V. Lee, Certified Public Accountants, LLC.*

24.1 Power of Attorney (included in signature page hereof).*

99.1 Translation of letter dated July 16, 1998 from the Office of the Securities and Exchange Commission of Thailand.*

99.2 Translation of letter dated July 15, 1999 from the Office of the Securities and Exchange Commission of Thailand.*

99.3 Acknowledgement of Agreement to convert debt to Asian Frontier Holdings, Ltd. into 1,200,000 shares of Asia Properties Investments, dated August 14, 2000.*
____________

*    Filed  herewith.

ITEM  22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person or the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangkok, Thailand, and the City of Bellingham, Washington on September 14, 2000.

                             ASIA  PROPERTIES  INVESTMENTS,  INC.

                             By:  /s/  Daniel  S.  McKinney
                                ------------------------------------------------
                                  Daniel  S.  McKinney,  President

                             By:  /s/  NICHOLAS  ST.  JOHNSTON
                                ------------------------------------------------
                                  Nicholas St. Johnston, Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes, constitutes and appoints Nicholas St. Johnson and Daniel S. McKinney, or either of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this registration statement on Form F-4 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as he could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                        Date
-------------------------  ---------------------------------  ------------------


/s/  Daniel  S.  McKinney   President and Director            September 14, 2000
-------------------------
Daniel S. McKinney

/s/  NICHOLAS ST. JOHNSTON  Chief Executive Officer, Chief    September 14, 2000
-------------------------   Financial Officer, Principal
Nicholas St. Johnston       Accounting and Financial Officer,
                            and Director

        Signature                       Title                        Date
-------------------------  ---------------------------------  ------------------


                           Director                           September __, 2000
-------------------------
David  W.  Diehl


/s/  David Roberts         Director                           September 14, 2000
-------------------------
David Roberts